Exhibit 10.1

EXECUTION VERSION

SUBLEASE

THIS SUBLEASE (this “Sublease”) is made as of August 30, 2018 (the “Effective Date”) by and between SALESFORCE.COM, INC., a Delaware corporation (“Sublandlord”), and TWILIO INC., a Delaware corporation (“Subtenant”).

RECITALS

A.                                    Hudson Rincon Center, LLC, a Delaware limited liability company (“Master Landlord”), and Sublandlord are parties to that certain Office Lease, dated as of December 28, 2012 (the “Original Master Lease”), as amended by that certain First Amendment to Office Lease, dated as of April 20, 2016 (the “First Amendment” and, together with the Original Master Lease and as the same may be further amended from time to time in accordance herewith, the “Master Lease”) whereby Master Landlord has leased to Sublandlord approximately 259,416 rentable square feet of space (the “Premises”), comprised of a portion of the first (1st) floor (the “First Floor”) and the entirety of the second (2nd), third (3rd), fourth (4th) and fifth (5th) floors (the “Second Floor”, the “Third Floor”, the “Fourth Floor” and the “Fifth Floor”, respectively, and each of the foregoing and the First Floor, a “Floor”) of the office building located at 101 Spear Street, San Francisco, California 94105, commonly known as One Rincon (the “Building”).  Each Floor is referred to herein, individually or collectively with one or more other Floors, as a “Premises Component”.  For purposes hereof, the Deck Terrace shall be deemed part of the Fourth Floor.  The Premises and each Floor is more particularly described in the Master Lease.  A redacted copy of the Master Lease is attached hereto as Exhibit A.  Capitalized terms used in this Sublease but not defined herein shall have the meanings given to them in the Master Lease.

B.                                    Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, each Premises Component, all on the terms, covenants and conditions set forth in this Sublease.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and promises of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1.                                      SUBLEASE.

1.1                               Sublease.  Upon and subject to the terms, covenants and conditions hereinafter set forth, effective as of the Commencement Date (as defined below), Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Premises.

1.2                               Agreed Area of Premises.  The parties hereby stipulate that the Premises contain 259,416 rentable square feet, and that such square footage amount is not subject to adjustment or remeasurement by Subtenant or Sublandlord at any time during the Term (as defined below).

2.                                      TERM; POSSESSION.

2.1                               Term.  Subject to Section 3 below, the term of this Sublease with respect to each Premises Component shall commence on: (a) with respect to the First Floor, the Second Floor and the Third Floor (collectively, the “First Increment”), the date that is the later of December 1, 2018 and the date of Master Landlord’s Consent (as defined below) (the “First Increment Commencement Date”), and (b) with respect to the Fourth Floor and the Fifth Floor (collectively, the “Second Increment”),

April 1, 2020 (as the same may be extended as provided hereunder, the “Second Increment Commencement Date”; each such date, the applicable “Commencement Date”) and shall expire on (i) with respect to the First Floor and the Third Floor, June 30, 2028, (ii) with respect to the Second Floor, March 31, 2025, and (iii) with respect to the Fourth Floor and Fifth Floor, December 31, 2026 (each such date, the applicable “Expiration Date”), unless sooner terminated pursuant to any provision herein (each, the “Term”).  The following reflects the anticipated schedule for certain dates of this Sublease as of the Effective Date and is included for the convenience of the parties only; in the event of a conflict between the following and the terms of this Sublease, the terms of this Sublease shall prevail.

First Increment or Second Increment	Floor	Rentable Square Footage	Commencement Date	Rent Abatement	Expiration Date
First Increment	1st Floor	18,062	December 1, 2018	2 months	June 30, 2028
First Increment	2nd Floor	83,016	December 1, 2018	2 months	March 31, 2025
First Increment	3rd Floor	74,966	December 1, 2018	2 months	June 30, 2028
Second Increment	4th Floor	41,758	April 1, 2020	None	December 31, 2026
Second Increment	5th Floor	41,614	April 1, 2020	None	December 31, 2026

2.2                               Sublandlord’s Election to Delay Delivery.  Notwithstanding the foregoing, Sublandlord may in its sole and absolute discretion delay the Commencement Date applicable to the Fourth Floor and/or the Fifth Floor (in each case, in its entirety) by up to two (2) months in full month increments, exercisable by notice (the “Delay Notice”) thereof to Subtenant delivered at any time prior to the date that is one (1) year prior to the Second Increment Commencement Date (and, for the avoidance of doubt, the Commencement Date with respect to any such Premises Component shall be the Commencement Date as so delayed).  The Delay Notice shall state the Premises Component for which there will be a delay and the new Commencement Date for each such Premises Component.  For the avoidance of doubt, the “Premises” hereunder shall refer to each Premises Component for which the Commencement Date has occurred and the Expiration Date has not occurred as of the date of determination.  In the event that delivery of possession of the First Increment is delayed past the First Increment Commencement Date or delivery of the Second Increment is delayed past the Second Increment Commencement Date, then, except as set forth in Section 2.3 below, this Sublease shall not be void or voidable (or terminable by Subtenant), the Term shall not be extended, and Sublandlord shall not be liable to Subtenant for any loss or damage resulting from such delay or from the failure of the delivery of possession of the Premises to occur on any particular date.

2.3                               Delay in Delivery.  Notwithstanding anything to the contrary set forth in this Sublease, if Sublandlord has not tendered possession of a Premises Component to Subtenant on or before the Commencement Date therefor, then for the period commencing on the date following such Commencement Date and ending on the date immediately preceding the date on which Sublandlord

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tenders possession of such Premises Component to Subtenant, Subtenant shall be entitled to a credit against Base Rent for such Premises Component in the amount of (x) one (1) day’s Base Rent for such Premises Component for each day of such period and (y) except to the extent that such delay is caused, contributed to or exacerbated by Force Majeure, for each day of such period after the first thirty (30) days, an additional one (1) day’s Base Rent for such Premises Component for each day of such period after the first thirty (30) days.  Moreover, if Sublandlord has not tendered possession of a Premises Component to Subtenant by the date that is ninety (90) days following the Commencement Date therefor (each, a “Trigger Date”), then Subtenant shall have the right to terminate this Sublease with respect to such Premises Component by written notice thereof delivered to Sublandlord at any time within ten (10) Business Days after the applicable Trigger Date and prior to the date on which such Premises Component is delivered to Subtenant.

2.4                               Rent Commencement Date.  Subject to Section 4.2.1 below, Subtenant shall commence paying Rent (as defined below) for each Premises Component on the applicable Commencement Date.

3.                                      MASTER LANDLORD’S CONSENT.

This Sublease is not and shall not be effective unless and until Master Landlord provides its consent to this Sublease under Section 14.1 [Transfers] of the Master Lease and this Section 3 (“Master Landlord’s Consent”).  If Master Landlord’s Consent has not been received within sixty (60) days after the Effective Date despite Sublandlord’s commercially reasonable efforts to obtain same, Sublandlord or Subtenant may terminate this Sublease by written notice thereof delivered to the other party at any time prior to receipt of Master Landlord’s Consent and in such event neither party shall have any obligations to the other party under this Sublease, except that Sublandlord shall refund to Subtenant any Base Rent (as defined below) paid by Subtenant to Sublandlord and return the Letter of Credit delivered by Subtenant to Sublandlord.  Sublandlord shall request Master Landlord’s consent to this Sublease no later than the date that is two (2) Business Days following the full execution and delivery of this Sublease by Subtenant and Sublandlord.  Subtenant shall reasonably cooperate with Sublandlord to obtain Master Landlord’s Consent, including by providing Master Landlord with financial information and other information requested by Master Landlord and by executing the Master Landlord’s Consent as required.  Subtenant shall promptly (and in any event prior to the date due under the Master Lease) pay all administrative fees, costs and expenses (including those incurred prior to the Effective Date) charged by Master Landlord in connection with obtaining Master Landlord’s Consent, including fees charged by Master Landlord pursuant to Section 14.1 [Transfers] of the Master Lease.  Subtenant shall not request of Master Landlord any rights or terms in connection with Master Landlord’s Consent that could constitute an amendment to or modification or waiver of any term or provision of the Master Lease and it shall not be reasonable for Subtenant to fail to execute Master Landlord’s Consent on such basis.  Without limiting the generality of the foregoing, Subtenant shall not request of Master Landlord (and it shall not be reasonable for Subtenant to fail to execute Master Landlord’s Consent if the Master Landlord’s Consent does not provide) that: (i) Subtenant shall have the right to make Cosmetic Alterations to the Premises in accordance with Section 8.1 [Landlord’s Consent to Alterations] of the Master Lease; (ii) Subtenant shall have the benefits of Section 14.7 [Deemed Consent Transfers] of the Master Lease; (iii) Subtenant shall have the right to use the Storage Space pursuant to Section 29.47 [Storage] of the Master Lease; (iv) Subtenant shall have all exterior signage rights granted to Sublandlord pursuant to Article 23 [Signage] of the Master Lease; or (v) Subtenant have any other right hereunder that is expressly made subject to a contrary provision of the Master Landlord’s Consent (e.g., as provided in Section 7.1(v)).

4.                                      BASE RENT.

4.1                               Base Rent.  With respect to each Premises Component, commencing on the Commencement Date therefor and continuing through the Expiration Date therefor, Subtenant agrees to

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pay Sublandlord as base rent (“Base Rent”) for such Premises Component the sum of Eighty Four and No/100 Dollars ($84.00) per rentable square foot therein per annum.  The Base Rent shall increase by three percent (3.0%) of the prior amount per rentable square foot on the first (1st) anniversary of the Commencement Date of the first Premises Component delivered to Subtenant and each anniversary thereafter (and, for the avoidance of doubt, the Base Rent for each Premises Component, regardless of whether part of the First Increment or the Second Increment or the Commencement Date or Expiration Date therefor, shall at all times be the same, as increased pursuant to the foregoing, as of the applicable Commencement Date).  The parties acknowledge that the Base Rent payable under this Sublease is being paid by Subtenant for the use of the following by Subtenant throughout the Term: (i) the Premises; (ii) as an economic concession to Subtenant, Sublandlord’s improvements in the applicable Premises Component as of the Commencement Date therefor; and (iii) as an economic concession to Subtenant, the FF&E (as defined below) located in the applicable Premises Component as of the Commencement Date therefor.

4.2                               Base Rent Abatement and Credit.

4.2.1                                        Abatement Period.  Notwithstanding any provision to the contrary in this Sublease, so long as Subtenant is not then in default under this Sublease beyond any applicable notice and cure periods, Subtenant shall be entitled to abatement of Base Rent for the first two (2) months of the Term of each Premises Component within the First Increment (the “Abatement Period”).  If Subtenant is in default under this Sublease during the Abatement Period beyond any applicable notice and cure periods, Subtenant’s right to abatement in accordance with the foregoing shall be suspended until such default is cured, and following such cure Subtenant shall then be entitled to the benefit of such abatement for any then-remaining Abatement Period (but not for any abatement during the period of such default).  Beginning immediately following the expiration of the Abatement Period and continuing thereafter throughout the balance of the Term, Subtenant shall pay Sublandlord Base Rent in the amounts and at the times set forth herein (i.e., without abatement).  By way of example, if the Commencement Date for the First Increment (in its entirety) is December 1, 2018 and for the Second Increment (in its entirety) is April 1, 2020 and Subtenant is not in default under this Sublease beyond any applicable notice and cure periods during the Abatement Period, then Base Rent for the First Increment would abate in accordance with the foregoing for two (2) months and would be first due on February 1, 2019 at the rental rate of $84.00 per square foot of the First Increment per annum for the period from February 1, 2019 through November 30, 2019 and, thereafter, Base Rent would increase in accordance with the following schedule:

Sublease Months	Square Footage Then Under Sublease	Monthly Base Rental Rate Per Rentable Square Foot	Monthly Rent
12/01/2018 - 11/30/2019*	176,044	$7.00	$1,232,308.00
12/01/2019 - 3/31/2020*	176,044	$7.210	$1,269,277.24
4/01/2020 - 11/30/2020	259,416	$7.210	$1,870,389.36
12/01/2020 - 11/30/2021*	259,416	$7.426	$1,926,501.04
12/01/2021 - 11/30/2022*	259,416	$7.649	$1,984,296.07
12/01/2022 - 11/30/2023*	259,416	$7.879	$2,043,824.95
12/01/2023 - 11/30/2024*	259,416	$8.115	$2,105,139.70
12/01/2024 - 3/31/2025[1]*	259,416	$8.358	$2,168,293.89
4/01/2025 - 11/30/2025*	176,400	$8.358	$1,474,415.78

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12/01/2025 - 11/30/2026*	176,400	$8.609	$1,518,648.25
12/01/2026 - 12/31/2026[2]*	176,400	$8.867	$1,564,207.70
1/01/2027 - 11/30/2027*	93,028	$8.867	$824,915.61
12/01/2027 - 6/30/2028[3]	93,028	$9.133	$849,663.08

*                                         Each December 1 date above is subject to day for day delay if the First Increment is not delivered on December 1, 2018.  Subject to adjustment if the entirety of the First Increment is not delivered to Subtenant on December 1, 2018.

**                                  Base Rent is subject to abatement as provided in this Section 4.2.1.

***                           Subject to adjustment if the entirety of the Second Increment is not delivered to Subtenant on April 1, 2020.

1 Expiration of 2nd Floor of First Increment

2 Expiration of Second Increment

3 Expiration of 1st Floor and 3rd Floor of First Increment

The foregoing example is included for the convenience of the parties only; in the event of a conflict between such example and the terms of this Sublease, the terms of this Sublease shall prevail.

4.2.2                                        Base Rent Credit.  In addition to the abatement provided in Section 4.2.1, Subtenant shall receive a one-time credit of Two Hundred Sixty Thousand Dollars ($260,000) applied against the first (1st) installment of Base Rent due under this Sublease (for the avoidance of doubt, following the expiration of the initial Abatement Period).

4.3                               Process for Payment.  Each monthly installment of Base Rent shall be payable in advance on the first (1st) day of each calendar month during the Term, except that Base Rent for the First Increment for the first (1st) full month for which Base Rent is due therefor (i.e., the first full month following the Abatement Period) shall be paid upon Subtenant’s receipt of Master Landlord’s Consent and will be credited against the first (1st) installment(s) of Base Rent due under this Sublease (which, for the avoidance of doubt, will, after application of the $260,000 credit under Section 4.2.2, be in the aggregate amount of $972,308).  If the Term commences on a day other than the first (1st) day of a calendar month or ends on a day other than the last day of a calendar month, then the Base Rent for the month in which this Sublease commences or ends shall be prorated (and paid at the beginning of each such month) by the number of days this Sublease is in effect during such month based upon a thirty (30) day month, and such partial month’s installment shall be paid no later than the commencement of such month.  In addition to the Base Rent, Subtenant agrees to pay Additional Rent (as defined in Section 5) as and when the same is due.  All “Rent” (which shall include Base Rent, Additional Rent and other sums due to Sublandlord) shall be paid to Sublandlord, without prior demand and without any deduction, offset, counterclaim or abatement, in lawful money of the United States of America, via electronic funds transfer to:

Bank Name:
SWIFT:
ABA Routing Number:
Account Name:
Account Number:

or to such other person or at such other place as Sublandlord may from time to time designate in writing.  Subtenant’s covenant to pay Rent shall be independent of every other covenant in this Sublease.

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4.4                               Late Payments.  If Subtenant fails to pay any installment of Rent, then interest shall accrue on such installment at the Interest Rate from the date due until paid and Subtenant shall pay to Sublandlord late charges in accordance with Article 25 [Late Charges] of the Master Lease.  Subtenant acknowledges that late payments will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of which costs are extremely difficult and impracticable to calculate.  The parties hereto agree that the late charge described above represents a fair and reasonable estimate of the extra costs incurred by Sublandlord as a result of such late payment.

4.5                               No Waiver.  No payment by Subtenant or receipt and acceptance by Sublandlord of a lesser amount than the Rent shall be deemed to be other than part payment of the full amount then due and payable; nor shall any endorsement or statement on any check or any letter accompanying any check, payment of Rent or other payment, be deemed an accord and satisfaction; and Sublandlord may accept, but is not obligated to accept, such part payment without prejudice to Sublandlord’s right to recover the balance due and payable or to pursue any other remedy provided in this Sublease or by law.  If Sublandlord shall at any time or times accept Rent after it becomes due and payable, such acceptance shall not excuse a subsequent delay or constitute a waiver of Sublandlord’s rights hereunder.

5.                                      ADDITIONAL RENT.

5.1                               Building Office Pool Direct Expenses.  In addition to Base Rent, for each year subsequent to the calendar year 2019 (the “Sublease Base Year”) during the Term, Subtenant shall pay to Sublandlord, as Additional Rent, Subtenant’s Share of Tenant’s Share of the annual Building Office Pool Direct Expenses payable by Sublandlord under the Master Lease that are in excess of the amount of Building Office Pool Direct Expenses applicable to the Sublease Base Year, provided that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Sublease Base Year entitle Subtenant to any decrease in Base Rent or any credit against sums due under this Sublease.  Said sums (including any estimates of such sums) shall be paid to Sublandlord at the times required pursuant to the terms and conditions of the Master Lease, provided that the first monthly installment of Tenant’s Share of any Estimated Excess shall first be due and payable for the calendar month occurring immediately following the expiration of the Base Year.  For purposes of the foregoing, “Subtenant’s Share” shall be the percentage of the square footage of each Premises Component that is then part of the Premises divided by the aggregate square footage of all Premises Components.  The Subtenant’s Share of each Premises Component is as follows:

Premises Component	Square Footage of Premises Component	Subtenant’s Share
1st Floor	18,062	6.96%
2nd Floor	83,016	32%
3rd Floor	74,966	28.90%
4th Floor	41,758	16.10%
5th Floor	41,614	16.04%

5.2                               Other Expenses.

5.2.1                                        All Other Expenses.  Subtenant shall be responsible to pay all other sums (excluding Base Rent as defined in the Master Lease) that Sublandlord is obligated to pay under the Master Lease with respect to the Premises (but not other sums which result from a default by Sublandlord

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under the Master Lease unless caused in whole or in part by the acts or omissions of Subtenant) and shall also be responsible to pay for any additional charges and expenses imposed by Master Landlord pursuant to the terms of the Master Lease with respect to the Premises or this Sublease (including in connection with parking passes) or related exclusively to Subtenant’s use and occupancy of the Premises during the Term, said sums shall be paid to Sublandlord at the times required pursuant to the terms and conditions of the Master Lease.

5.2.2                                        Payment of Additional Rent.  Commencing with calendar year 2020, Sublandlord shall provide Subtenant with written notice of Sublandlord’s estimate of the amount of Building Office Pool Direct Expenses per month payable pursuant to this Section 5.2 for each calendar year during the Term following the Sublease Base Year promptly following the Sublandlord’s receipt of Master Landlord’s estimate of the Building Office Pool Direct Expenses payable under the Master Lease (“Master Landlord’s Statement”) in accordance with Section 5.3 below.  Thereafter, Subtenant’s Share of the Building Office Pool Direct Expenses payable pursuant to this Section 5.2 shall be determined and adjusted in accordance with the provisions of Section 5.2.3 below.

5.2.3                                        Procedure.  The determination and adjustment of Building Office Pool Direct Expenses payable hereunder shall be made in accordance with the following procedures:

(1)                                 Delivery of Estimate; Payment.  As soon as is practicable after Sublandlord’s receipt of Master Landlord’s Statement, Sublandlord shall give Subtenant written notice of its estimate of Subtenant’s Share of the Building Office Pool Direct Expenses payable under Section 5.2 for the ensuing calendar year, which estimate shall be prepared based on Master Landlord’s Statement (as Master Landlord’s Statement may change from time to time) (the “Estimated OpEx Statement”), together with a copy of Master Landlord’s Statement.  On or before the first day of each month during each calendar year during the Term following the Sublease Base Year, Subtenant shall pay to Sublandlord as Additional Rent Subtenant’s Share of one-twelfth (1/12th) of such estimated amount.

(2)                                 Sublandlord’s Failure to Deliver Estimate.  In the event the Estimated OpEx Statement is not given on or before December of the calendar year preceding the calendar year for which the Estimated OpEx Statement is applicable, then until the calendar month after the Estimated OpEx Statement is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended.  Upon receipt of any Estimated OpEx Statement delivered after the month of December, Subtenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of such calendar year, to pay to Sublandlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such Additional Rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such updated Estimated OpEx Statement an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such updated Estimated OpEx Statement.  In each case, Subtenant shall have no less than thirty (30) days to pay such newly estimated amount following receipt of an updated Estimated OpEx Statement.

(3)                                 Year End Reconciliation.  Within thirty (30) days following Sublandlord’s receipt of the final Statement delivered by Master Landlord to Sublandlord with respect to each calendar year following the Sublease Base Year in accordance with Article 4 [Additional Rent] of the Master Lease, Sublandlord shall deliver to Subtenant a statement of the adjustment to be made for the calendar year just ended, together with a copy of any corresponding statement received by Sublandlord from Master Landlord (the “Annual Operating Expense Statement”).  If on the basis of the Annual Operating Expense Statement Subtenant owes an amount that is less than the estimated payments actually

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made by Subtenant for the calendar year just ended, Sublandlord shall credit such excess to the next payments of Rent coming due or, if the final Expiration Date hereunder is less than thirty (30) days from the date of such determination, promptly refund such excess to Subtenant.  If on the basis of the Annual Operating Expense Statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the Annual Operating Expense Statement from Sublandlord to Subtenant.

(4)                                 Audit.  Following Sublandlord’s delivery to Subtenant of an Annual Operating Expense Statement, if Subtenant reasonably disputes any amount set forth in the Master Landlord’s Statement upon which Sublandlord’s Annual Operating Expense Statement is based, and provided that: (A) Sublandlord has not previously exercised its right under the Master Lease to inspect Master Landlord’s books and records with respect to Master Landlord’s Statement (and such right is otherwise available under the Master Lease); and (B) Subtenant notifies Sublandlord, within one hundred and eighty (180) days following Sublandlord’s delivery of Sublandlord’s Annual Operating Expense Statement to Subtenant (and in any event prior to the date that an inspection is permitted under Section 4.6 [Landlord’s Books and Records] of the Master Lease), of Subtenant’s desire to cause Sublandlord to exercise such inspection right, then Sublandlord will notify Master Landlord pursuant to the provisions of Section 4.6 [Landlord’s Books and Records] of the Master Lease that Sublandlord desires to cause Landlord’s records with respect to the Annual Operating Expense Statement to be inspected (with respect to such disputed amounts only).  The independent, certified public accounting firm for such inspection shall be designated by Subtenant (and approved by Sublandlord) and shall meet the requirements of Section 4.6 [Landlord’s Books and Records] of the Master Lease.  Sublandlord will promptly provide Subtenant with any report prepared by such accounting firm.  All costs associated with any such inspection (including any cost or charges imposed by Master Landlord) shall be solely borne by Subtenant as Additional Rent hereunder unless as the result of such audit, either: (x) Sublandlord is reimbursed for such costs by Master Landlord pursuant to Section 4.6 [Landlord’s Books and Records] of the Master Lease, or (y) Sublandlord also receives the benefit under the Master Lease of any cost savings revealed by such audit, in which case Sublandlord shall share equally in the cost of such audit (provided that in no event shall Sublandlord be required to pay any costs of such audit to the extent not reimbursed or otherwise benefitted from as provided in (x) and (y) above).  If, on the basis of any such inspection or on the basis of an inspection initiated solely by Sublandlord, Sublandlord receives a credit of Building Office Pool Direct Expenses previously paid by Sublandlord to Master Landlord that is attributable to an overpayment by Sublandlord of Building Office Pool Direct Expenses, then any such credit shall be applied (i) first, to Sublandlord, to the extent of any costs associated with such inspection that have been incurred by Sublandlord and that have not to date been reimbursed to Sublandlord by Subtenant, (ii) second, to Subtenant, to the extent of the costs incurred with respect to such inspection that Subtenant has previously paid (either directly or by reimbursing Sublandlord) and (iii) third, as between Sublandlord and Subtenant as may be equitably necessary to adjust for any overpayment of Building Office Pool Direct Expenses by either Sublandlord or Subtenant, in any case after deducting costs due to Sublandlord under this Section 5.2.3 (including, if pursuant to an inspection initiated solely by Sublandlord, the costs thereof shall be deducted from any amount that would otherwise be applied for the benefit of Subtenant).  For avoidance of doubt, if, as of the date that Subtenant notifies Sublandlord of Subtenant’s desire to require Sublandlord to review Master Landlord’s books and records, Sublandlord has already notified Landlord of Sublandlord’s exercise of the inspection right described in Section 4.6 [Landlord’s Books and Records] of the Master Lease, then Subtenant shall have no independent right to require any such inspection of Master Landlord’s books and records, but Sublandlord agrees to: (A) promptly provide Subtenant with any report prepared by Sublandlord’s accounting firm or accountant and, (B) equitably allocate to Subtenant any credit of Building Office Pool Direct Expenses attributable to an overpayment by Sublandlord of Building Office Pool Direct Expenses to the next payments of Rent and Building Office Pool Direct Expenses coming due, following Sublandlord’s recovery of all costs associated with

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such inspection, as may then be equitable given any corresponding overpayment of Building Office Pool Direct Expenses by Subtenant and in such event, Subtenant shall have no obligation to reimburse Sublandlord for the costs of the inspection initiated solely by Sublandlord.  If Sublandlord receives a credit of Building Office Pool Direct Expenses at any time that relates to the Premises during the Term, whether pursuant to an inspection conducted pursuant to Section 4.6 [Landlord’s Books and Records] of the Master Lease or otherwise, Subtenant shall be entitled to its proportionate share of such credit (subject to this Section 5.2.3).

5.3                               Landlord Statements.  Within a commercially reasonable period of time following Sublandlord’s actual receipt from Master Landlord of a Statement or Estimate Statement under the Master Lease, Sublandlord or its third party consultants or other agents shall revise such Statement or Estimate Statement, as applicable, to account for the difference between the Sublease Base Year hereunder and the Base Year as defined in Section 4.2.1 of the Master Lease (which difference the parties agree constitutes an economic concession to Subtenant) and deliver such revised version to Subtenant.

5.4                               Gross Receipts and Rental Tax.  Subtenant shall be liable to Sublandlord for any gross receipts and rental tax payable by Sublandlord to the City and County of San Francisco, California based upon the Rent payable hereunder.

5.5                               Additional Rent.  All sums payable pursuant to this Section 5 and all other costs and expenses that Subtenant assumes or agrees to pay pursuant to this Sublease (other than Base Rent) shall be considered “Additional Rent” payable under this Sublease, and Sublandlord shall have all rights and remedies available hereunder for the failure to pay such Additional Rent.

6.                                      SECURITY DEPOSIT; LETTER OF CREDIT.

6.1                               Security Deposit.  Subtenant shall, within ten (10) Business Days following Subtenant’s execution and delivery of this Sublease, deposit a security deposit (the “Security Deposit”) in the amount of Fourteen Million Six Hundred Sixty Seven Thousand Three Hundred Sixty Dollars ($14,667,360) as security for Subtenant’s faithful performance of Subtenant’s obligations under this Sublease.  If Subtenant is not in default of this Sublease as of the fourth (4th) anniversary of the earliest Commencement Date for the First Increment (or, if Subtenant is in default on such date, on the date after such anniversary that such default has been cured), the Security Deposit shall be reduced by fifty percent (50%) (i.e., from Fourteen Million Six Hundred Sixty Seven Thousand Three Hundred Sixty Dollars ($14,667,360) to Seven Million Three Hundred Thirty-Three Thousand Six Hundred Eighty Dollars ($7,333,680) (the “Burn Down Right”).  If Subtenant fails to pay Rent or otherwise defaults under this Sublease, Sublandlord may use the Security Deposit for the payment of any amount due Sublandlord or to reimburse or compensate Sublandlord for any liability, cost, expense, loss or damage (including attorneys’ fees) that Sublandlord may suffer or incur by reason thereof.  Subtenant shall on demand pay Sublandlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in this Section 6.1.  Sublandlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts.  Sublandlord shall, at the expiration or earlier termination of the Term and after Subtenant has vacated the Premises, return to Subtenant that portion of the Security Deposit not used or applied by Sublandlord.  No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Subtenant under this Sublease.  In the event of an assignment by Sublandlord of its interest under the Master Lease, Sublandlord shall have the right to transfer the Security Deposit to Sublandlord’s assignee, and Subtenant agrees to look to such assignee solely for the return of the Security Deposit and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new sublandlord.  Subtenant further covenants that it shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that

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neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

6.2                               Letter of Credit.

6.2.1                                        Notwithstanding Section 6.1 above, Subtenant shall, within ten (10) Business Days following Subtenant’s execution and delivery of this Sublease, deliver to Sublandlord in lieu of cash security deposits required pursuant to Section 6.1 an unconditional, clean, irrevocable letter of credit (the “Letter of Credit”), subject to the following terms and conditions.  If Subtenant fails to deliver the Letter of Credit to Sublandlord within ten (10) Business Days following Subtenant’s execution and delivery of this Sublease, Sublandlord may terminate this Sublease by written notice to Subtenant and in such event neither party shall have any obligations to the other party under this Sublease.  Delivery of such Letter of Credit shall satisfy the Security Deposit required in Section 6.1.  If Subtenant is entitled to the Burn Down Right as described in Section 6.1 above, then Subtenant may reduce the Letter of Credit to be in an aggregate amount equal to the Security Deposit resulting therefrom by issuance of an amendment to the existing Letter of Credit or replacement of the existing Letter of Credit with a new Letter of Credit meeting the requirements of this Section 6.2 (and, for the avoidance of doubt, any such replacement or amended letter of credit shall be deemed part of the Letter of Credit hereunder) and Sublandlord shall promptly following request of Subtenant complete all reasonable documentation reasonably required by the issuing bank to reduce the amount of the Letter of Credit in accordance with the foregoing.  Subtenant’s failure to deliver the Letter of Credit as provided above shall, notwithstanding anything in this Sublease or the Master Lease to the contrary, constitute a default by Subtenant hereunder for which there shall be no notice or grace or cure period applicable thereto and Subtenant shall not be entitled to possession hereunder until it has delivered the Letter of Credit as provided above.  Subtenant shall pay all expenses, points and/or fees incurred by Subtenant in obtaining the Letter of Credit.  Such Letter of Credit shall be: (i) in the form attached to and hereby made a part of this Sublease as Exhibit C; (ii) at all times in the amount of the Security Deposit and shall permit multiple draws without a corresponding reduction in the amount of the Letter of Credit required to be maintained by Subtenant hereunder; (iii) made payable to Sublandlord and expressly transferable and assignable; (iv) payable in the City of San Francisco, California or Santa Clara County, California and “callable” at sight upon presentment of a simple sight draft or certificate (including via delivery by overnight courier) stating only that Sublandlord is entitled to draw on the Letter of Credit pursuant to this Sublease; (v) for a term not less than one year; and (vi) contain an “evergreen” provision that provides that the Letter of Credit will be automatically renewed on an annual basis unless the issuer delivers at least thirty (30) days’ prior written notice of cancellation to Sublandlord and Subtenant, such that the Letter of Credit remains in existence through the date occurring ninety (90) days after the expiration of the Term.  At least thirty (30) days prior to the then current expiration date of the Letter of Credit, Subtenant shall cause the Letter of Credit to be renewed (or automatically and unconditionally extended), or replaced, from time to time for a period of one year with the final expiration date of the Letter of Credit being the ninetieth (90th) day after the final Expiration Date hereunder.  The final Expiration Date hereunder is June 30, 2028, and thus, the ninetieth (90th) day after the final Expiration Date of the Term is September 28, 2028.

6.2.2                                        Each Letter of Credit shall be issued by a federally chartered commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least A 3 (or equivalent) by Moody’s Investment Service, Inc., or at least AA (or equivalent) by Standard & Poor’s, a division of McGraw-Hill, and shall be otherwise acceptable to Sublandlord in its sole and absolute discretion.  If the issuer’s credit rating is reduced below A 3 (or equivalent) by Moody’s Investment Service, Inc. or below AA (or equivalent) by Standard & Poor’s, a division of McGraw-Hill, or if the financial condition of such issuer changes in any other materially adverse way as determined in Sublandlord’s sole and absolute discretion, then Subtenant shall obtain from a different issuer a substitute Letter of Credit that complies in all respects with the requirements of Section 6.2.1, and Subtenant’s

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failure to obtain such substitute Letter of Credit within ten (10) Business Days following its receipt of Sublandlord’s demand therefor (and Subtenant’s failure to do so shall, notwithstanding anything in this Sublease or the Master Lease to the contrary, constitute a default by Subtenant hereunder for which there shall be no notice or grace or cure period applicable thereto) and shall entitle Sublandlord to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Subtenant and to hold the proceeds thereof as the Security Deposit.  Sublandlord hereby approves of Silicon Valley Bank as the initial issuer of the Letter of Credit and approves of the financial standing of Silicon Valley Bank as of the Effective Date.  If the issuer of the Letter of Credit is insolvent or placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then Subtenant shall obtain from a different issuer a substitute Letter of Credit that complies in all respects with the requirements of this Section 6.2, and Subtenant’s failure to obtain such substitute Letter of Credit within ten (10) Business Days following its receipt of Sublandlord’s demand therefor (and Subtenant’s failure to do so shall, notwithstanding anything in this Sublease or the Master Lease to the contrary, constitute a default of Subtenant hereunder for which there shall be no notice or grace or cure periods applicable thereto) and shall entitle Sublandlord to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Subtenant and to hold the proceeds thereof as the Security Deposit.

6.2.3                                        Sublandlord shall have the right to assign its interest in any Letter of Credit delivered to it by Subtenant pursuant to this Section 6.2 to any assignee of Sublandlord so long as such assignee agrees to assume the obligations of Sublandlord under this Sublease and the obligations of Sublandlord, as tenant, under the Master Lease and Sublandlord shall give notice of any such assignment to Subtenant.  If requested by any such assignee, Subtenant shall obtain an amendment to such Letter of Credit that names such assignee as the beneficiary thereof in lieu of Sublandlord.  Any failure or refusal of the issuer to honor the Letter of Credit shall be at Subtenant’s sole risk and shall not relieve Subtenant of its obligations hereunder with respect to the Security Deposit.

6.2.4                                        Notwithstanding anything in this Sublease or the Master Lease to the contrary, any cure or grace period set forth in this Sublease or the Master Lease shall not apply to any of the foregoing, and, specifically, if Subtenant fails to timely comply with the foregoing terms of this Section 6.2, then Sublandlord shall have the right to draw upon the Letter of Credit without notice to Subtenant and hold the proceeds as the Security Deposit.  If any portion of the Letter of Credit is drawn upon, Subtenant shall, within ten (10) Business Days after written demand therefor, reinstate the Letter of Credit to the amount then required under this Sublease, and Subtenant’s failure to do so within ten (10) Business Days shall be a default under this Sublease.

7.                                      INCORPORATION OF MASTER LEASE BY REFERENCE; ASSUMPTION.

7.1                               Incorporation.  Subtenant acknowledges that it has read the Master Lease and is fully familiar with all terms and conditions of the Master Lease.  All of the Sections and Exhibits of the Master Lease are incorporated into this Sublease as if fully set forth in this Sublease except that (i) Paragraphs 1, 3, 4, 5, 8, 10, 12 and 13 of the Summary of Basic Lease Information and Sections 1.1.1 (except the second (2nd) and fourth (4th) sentences), 1.1.4, 1.3, 1.4, 1.5, 2, 3, 4.1 [General Terms], 4.2.1 [Base Year], 4.2.8.5, 4.2.10 [Tenant’s Payment of Certain Tax Expenses], 5.4 [Tenant’s Dogs], 8.1 (except the third (3rd) and fifth (5th) sentences), 8.2 (except the third (3rd), fifth (5th) and sixth (6th) sentences), 10.1 [Indemnification and Waiver], 10.4 [Landlord Insurance], 14.8 [Allowed Shared Occupancy Agreements], 16 [Holding Over], 18 [Subordination], 19.5.2 [Tenant Right to Self Help], 19.5.3 [Landlord Reimbursement], 21 [Letter of Credit], 23.1.2 [Top of Building Signage], 23.1.3, 23.1.4 (except the second (2nd), penultimate and ultimate sentences), 29.5 [Memorandum of Lease], 29.12 [Landlord Exculpation], 29.21 [Notices], 29.23 [Brokers], 29.27 [Confidentiality], 29.33 [Patriot Act and Executive Order 13224], 29.34 [Background Checks], 29.35 [Foreign Employment; Change], 29.44

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[Tenant Competitor], 29.45 [Landlord Representations and Warranties] and 29.46 [Anti-corruption] of the Master Lease and Exhibits B, C [Tenant Work Letter] (except Section 4.2.2.3 and Schedule 4 thereof), D [Notice of Lease Term Dates], H, I [Memorandum of Lease], L-1, L-2 and M [Tenant’s Signage] to the Master Lease are deleted in their entirety from the Master Lease as incorporated into this Sublease, (ii) Sections 3 [Expansion Term], 4 [Base Rent], 6 [Expansion Improvements], and 7 [Broker] of the First Amendment are deleted in their entirety from the Master Lease as incorporated into this Sublease, (iii) all representations and warranties made by Master Landlord in the Master Lease are made solely by Master Landlord and not by Sublandlord, (iv) any rights of Sublandlord to extend, expand, contract, cancel or terminate the Master Lease shall not apply to or benefit Subtenant in any manner whatsoever; provided, however, that nothing herein shall prevent Subtenant from exercising its right to terminate this Sublease in accordance with the terms of this Sublease, (v) any rights of Sublandlord under the Master Lease that are designated as personal to Original Tenant and its Permitted Transferees shall not apply to or benefit Subtenant in any manner whatsoever unless provided otherwise in the Master Landlord’s Consent, and (vi) any rights of Sublandlord to receive any remaining portion of the Tenant Improvement Allowance under the Master Lease or Tenant Work Letter shall not apply to or benefit Subtenant in any manner whatsoever.

7.2                               Usage of Terms.  Except as otherwise provided in or modified by this Sublease, the term “Landlord” as used in the Master Lease shall refer to “Sublandlord” hereunder, the term “Tenant” as used in the Master Lease shall refer to “Subtenant” hereunder, the term “Lease” as used in the Master Lease shall refer to this Sublease, the term “Commencement Date” as used in the Master Lease shall refer to the applicable “Commencement Date” hereunder, the term “ Lease Term” as used in the Master Lease shall refer to the “Term” hereunder, the term “Base Rent” as used in the Master Lease shall refer to “Base Rent” hereunder, the term “Additional Rent” as used in the Master Lease shall refer to “Additional Rent” hereunder, the term “Rent” as used in the Master Lease shall refer to “Rent” hereunder, the term “Lease Expiration Date” as used in the Master Lease shall refer to the applicable “Expiration Date” hereunder and the term “Permitted Use” as used in the Master Lease shall refer to the “Permitted Use”, the term “Base Year” as used in the Master Lease shall refer to the “Sublease Base Year” hereunder, and the term “Tenant Signage” as used in the Master Lease shall refer to “Subtenant’s Signage” hereunder.  Any reference to the consent or approval of “Landlord” being required under the Master Lease, as incorporated into this Sublease, shall require the consent or approval of both Master Landlord and Sublandlord (except with respect to Alterations (as defined below), which shall only require the approval of Master Landlord).  Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall not be required to (i) provide any of the insurance, services or construction to the Premises or the Project that Master Landlord may have agreed to provide pursuant to the Master Lease, (ii) provide any utilities (including electricity) to the Premises, or invoices or information related to such utilities, that Master Landlord may have agreed to furnish pursuant to the Master Lease (or as required by law), (iii) make any of the repairs that Master Landlord may have agreed to make pursuant to the Master Lease (or as required by law), including any repairs required following a casualty, (iv) take any other action relating to the operation, maintenance, repair, telecommunications capabilities, restoration, rebuilding, alteration, licensing or servicing of the Premises or the Project that Master Landlord may have agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made complied with or taken under the Master Lease, (v) provide any security or security system (including any Tenant’s Security System installed by or for the use of Sublandlord under the Master Lease) for the Premises or the Project or (vi) except as set forth in this Sublease, provide Subtenant with any abatement, rebate, credit, allowance or other concession required of Master Landlord pursuant to the Master Lease.  Subtenant shall not make any claim against Sublandlord for any damage that may arise by reason of (a) the failure of Master Landlord to keep, observe or perform any of its obligations under the Master Lease or (b) the acts or omissions of Master Landlord or its agents, contractors, employees, invitees or licensees so long as Sublandlord has used commercially reasonable efforts to enforce all of Sublandlord’s rights under the Master Lease to the extent necessary for Subtenant’s use and occupancy of the Premises.

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7.3                               Abatements Under Master Lease.  Subtenant shall be entitled to receive any abatement of Rent as to the Premises during the Term resulting from any casualty, condemnation or interruption of services that Sublandlord has actually received under the Master Lease, less any expenses incurred by Sublandlord in obtaining such abatement.  Sublandlord shall use commercially reasonable efforts to enforce its abatement rights under the Master Lease, including pursuant to Section 6.6 [Abatement Event] and Article 11 [Damage and Destruction] of the Master Lease, and shall keep Subtenant reasonably apprised of all such efforts on request of Subtenant.

7.4                               Conflicts with Master Lease.  If any provisions of this Sublease expressly conflict with any portion of the Master Lease as incorporated herein, the terms of this Sublease shall govern.  Subtenant shall assume and perform for the benefit of Sublandlord and Master Landlord all of Tenant’s obligations under the Master Lease provisions to the extent expressly incorporated herein.

7.5                               Services Under Master Lease.  Subtenant shall be entitled to receive all of the work, services, repairs, repainting, restoration, parking passes, the licenses granted, utilities provided, elevator or HVAC services, or the performance of any other obligations required of Master Landlord under the Master Lease with respect to the Premises (except to the extent any such obligations were not incorporated by reference above); provided, however, Sublandlord’s sole obligation with respect thereto shall be to request the same from Master Landlord, as requested in writing by Subtenant and at Subtenant’s sole cost and expense.  If Master Landlord shall default in any of its obligations to Sublandlord with respect to the Premises, Sublandlord will use commercially reasonable efforts to cause Master Landlord to perform and observe such obligations and in connection therewith (and in connection with enforcement of abatement rights as provided in the final sentence of Section 7.3), Sublandlord shall not be obligated to commence any legal, arbitration or audit proceedings against Master Landlord, or utilize any self-help rights, or make any payment of money or other consideration other than as expressly required of Sublandlord under the Master Lease and Sublandlord shall have no liability for failure to obtain the observance or performance of such obligations by Master Landlord or by reason of any default of Master Landlord under the Master Lease or any failure of Master Landlord to act or grant any consent or approval under the Master Lease, or from any misfeasance or non-feasance of Master Landlord, nor shall the obligations of Subtenant hereunder be excused or abated in any manner by reason thereof, except as expressly provided in this Sublease.

7.6                               Requests for Services From Master Landlord.  Subtenant shall cooperate with Sublandlord as may be required to obtain from Master Landlord any such work, services, repairs, repainting, restoration, the provision of utilities, elevator or HVAC services, or the performance of any of Master Landlord’s other obligations under the Master Lease, provided that in day-to-day issues, if Master Landlord so agrees, Subtenant shall first request Master Landlord provide the desired service or item and shall only request same from Sublandlord if Master Landlord fails to perform.  This Sublease shall at all times during the Term remain subject and subordinate to the Master Lease (and to all matters to which the Master Lease is subject and subordinate) and to all modifications and amendments to the Master Lease.

8.                                      MASTER LEASE.

8.1                               Actions under Master Lease.  At any time and on reasonable prior notice to Subtenant, Sublandlord can elect to require Subtenant to perform Subtenant’s obligations under this Sublease directly to Master Landlord if Master Landlord so consents to same to the extent such consent is required under the Master Lease.  Subtenant shall send to Sublandlord from time to time copies of all notices and other communications that Subtenant shall send to and receive from Master Landlord (which notices sent by Subtenant to Master Landlord shall be sent in accordance with Section 29.17 [Notices] of the Master Lease).  Subtenant shall not do or permit to be done anything which would constitute a violation or breach of any of the terms, conditions or provisions of the Master Lease or which would cause the Master Lease

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to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved by or vested in Master Landlord.  During the Term of this Sublease, Sublandlord shall not voluntarily terminate the Master Lease, subject to Sublandlord’s right to terminate the Master Lease in the event of a casualty, condemnation, force majeure, or default by Master Landlord under the Master Lease.  If the Master Lease terminates in whole or in part, this Sublease shall terminate with respect to the applicable portion of the Premises and the parties shall be relieved from all liabilities and obligations under this Sublease with respect to such portion (for the avoidance of doubt, other than as provided in Section 24.11).  Subtenant’s time to exercise its right to terminate this Sublease for Casualty (which right shall be subject to Master Landlord’s rights under the Master Lease to suspend such termination) shall not exceed eighty percent (80%) of the corresponding time under the Master Lease, and within such period of time Subtenant shall deliver to Sublandlord written notice of whether Subtenant elects to exercise such right.

8.2                               Sublandlord Representations.  Sublandlord hereby represents and warrants to Subtenant as of the Effective Date:

(a)                                 the Master Lease is in full force and effect;

(b)                                 the Master Lease attached hereto as Exhibit A is a full and complete copy of the agreement between Master Landlord and Sublandlord with respect to Sublandlord’s leasing of the Premises (however Subtenant acknowledges that the attached is redacted to delete all financial information);

(c)                                  to the actual knowledge of Sublandlord, the Master Lease constitutes the entire agreement between Master Landlord and Sublandlord relating to the lease of the Premises; and

(d)                                 no default or breach by Sublandlord or, to the actual knowledge of Sublandlord, by Master Landlord exists under the Master Lease as of the Effective Date.

As used in this Sublease, the phrase “actual knowledge of Sublandlord” shall be limited to the actual knowledge of George Kreitem (without personal liability therefor).

9.                                      ACCEPTANCE OF PREMISES “AS-IS”.

Other than Sublandlord’s obligation to deliver the FF&E and make the repairs (if any) described in the last sentence of this Section 9, the Premises shall be delivered to Subtenant in “AS-IS” and “WITH ALL FAULTS” condition without any representations and warranties with respect thereto by Sublandlord, its agents, officers, directors, employees, consultants or attorneys.  Subtenant acknowledges and agrees that Sublandlord and its agents, officers, directors, employees, consultants and attorneys have made no representations, warranties or promises of any nature whatsoever with respect to the Premises or any improvements located therein except as expressly set forth in this Sublease.  The taking of possession of any Premises Component by Subtenant shall be conclusive evidence that Subtenant accepts the same “AS-IS” and “WITH ALL FAULTS” and that the Premises are suited for the use intended by Subtenant and are in good and satisfactory condition at the time such possession was taken.  Subtenant represents and warrants to Sublandlord that (i) its sole intended use of the Premises is for general office use and related uses to the extent permitted in accordance with the Master Lease (the “Permitted Use”) and (ii) prior to executing this Sublease it has made such investigations as it deems appropriate with respect to the suitability of the Premises for its intended use and has determined that the Premises are suitable for such intended use.  Sublandlord shall have no obligation whatsoever to construct any improvements for Subtenant or to repair or refurbish the Premises other than any repairs necessary to repair any material damage caused by Sublandlord’s vacation of any Premises Component other than ordinary wear and tear.  Prior to the actual delivery of any Premises Component, within thirty (30) days following Sublandlord’s

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receipt of a written request by Subtenant to do so, Sublandlord and Subtenant shall conduct a joint walk-through of such Premises Component to determine if Sublandlord is required to perform any repairs prior to delivering such Premises Component to Subtenant.

10.                               USE; SIGNAGE, SUBLANDLORD’S TRADE NAMES; PARKING; ROOF TOP DECK.

10.1                        Use.  Subtenant agrees that the Premises shall be used by Subtenant (and its permitted assignees and subtenants) solely for the Permitted Use and for no other use, business or purpose whatsoever.

10.2                        Signage.  Subject to and in accordance with Article 23 [Signs] of the Master Lease and Master Landlord’s approval in its sole and absolute discretion, Subtenant shall have the rights to the signage granted to Tenant under the Master Lease (to the extent such rights are incorporated into this Sublease pursuant to Section 7.1 above and as otherwise granted in the Master Landlord’s Consent) (“Subtenant’s Signage”).  Subtenant acknowledges and agrees that the Building Top Signage and Exterior Building are personal to Sublandlord and are not transferred hereunder unless provided otherwise in the Master Landlord’s Consent, and Subtenant shall have no rights with respect thereto.  Subtenant shall be responsible, at its sole cost and expense, for all costs associated with the design, fabrication, permitting, installation, repair, maintenance and replacement of Subtenant’s Signage.  Subtenant’s rights to Subtenant’s Signage shall be subject to all applicable laws, including the requirement that Subtenant obtain all permits and approvals required by the City of San Francisco.  Subtenant acknowledges and agrees that neither Master Landlord nor Sublandlord has made any representations or warranties regarding the likelihood of Subtenant obtaining the required permits and approvals for Subtenant’s Signage and the failure of Subtenant to obtain such permits or approvals shall not delay the Commencement Date, release Subtenant of any of Subtenant’s obligations hereunder or entitle Subtenant to any abatement of amounts due hereunder.  Subtenant shall remove Subtenant’s Signage prior to the scheduled Expiration Date of the applicable Premises Component and/or as required by Master Landlord from time to time in accordance with the terms of the Master Lease, in any case at Subtenant’s sole cost and expense, including repairing any damage to the Building caused by such removal in accordance with the Master Lease.  Prior to the delivery of each Premises Component of the First Increment to Subtenant, Sublandlord shall remove its signage with respect to such Premises Component at its sole cost and expense and repair any damage caused by such removal.  Prior to delivery of the Second Increment to Subtenant, Sublandlord shall remove all of its signage with respect to such Premises Component and its Exterior Signage, all at its sole cost and expense and repair any damage caused by such removal.

10.3                        Trade Names.  The parties agree that they shall not, without the other party’s prior written consent, which consent may be withheld by such party in its sole and absolute discretion, use the names, characters, artwork, designs, trade names, copyrighted materials, trademarks or service marks of the other party or its parent, affiliated or subsidiary companies, employees, directors, shareholders, assigns, successors or licensees (i) in any advertising, publicity or promotion or (ii) in any manner other than expressly in accordance with this Sublease.

10.4                        Parking.  Subtenant shall have the right, but not the obligation, to sublease all of the parking passes that Sublandlord has the right to lease pursuant to and in accordance with the terms and conditions set forth in the Master Lease.  Subtenant shall pay to Sublandlord as Additional Rent any amounts charged by Master Landlord to Sublandlord in connection with the leasing of parking passes or use of the Parking Garage, which amounts are subject to change by Master Landlord from time to time in accordance with the terms and conditions of the Master Lease.  Subtenant shall notify Sublandlord on or before November 1 of each year during the Term stating the number of parking passes that Subtenant wishes to lease during the coming year in accordance with Article 28 [Tenant Parking] of the Master Lease and Sublandlord shall notify Master Landlord on or before November 15 of each year of

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Sublandlord’s election to lease such parking passes on Subtenant’s behalf (and, for the avoidance of doubt, such parking passes shall be subleased by Subtenant in accordance herewith).

10.5                        Roof Top Deck.  For the avoidance of doubt, commencing as of the Commencement Date with respect to the Fourth Floor, Subtenant shall be responsible for the Deck Terrace in accordance with provisions related thereto under the Master Lease.

11.                               CONFIDENTIALITY.

11.1                        Confidentiality Requirements.  Except as expressly permitted in this Section 11.1, neither party nor its agents, servants, employees, invitees and contractors will, without the prior written consent of the other party, disclose any Confidential Information of the other party to any third party.  Information will be considered “Confidential Information” of a party if: (i) it is disclosed by the party to the other party in tangible form and is conspicuously marked “Confidential”, “Proprietary” or the like; (ii) it is disclosed by the party to the other party in non-tangible form and is identified by such party as confidential, proprietary or the like at the time of disclosure; or (iii) would reasonably be understood, given the nature of the information or the circumstances surrounding its disclosure, to be confidential.  In addition, notwithstanding anything in this Sublease to the contrary, the terms of this Sublease (but not its mere existence) will be deemed Confidential Information of each party.  Other than the terms and conditions of this Sublease, information will not be deemed Confidential Information hereunder if such information: (a) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one known to have an obligation of confidentiality to the disclosing party; (b) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one known to have an obligation of confidentiality to the disclosing party; (c) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Sublease by the receiving party; or (d) is independently developed by the receiving party.  Each party will secure and protect the Confidential Information of the other party (including the terms of this Sublease) in a manner consistent with the steps taken to protect its own confidential information, but not less than a reasonable degree of care.  Each party may disclose the other party’s Confidential Information where: (1) the disclosure is required by law or by an order of a court or other governmental body having jurisdiction after giving reasonable notice to the other party with adequate time for such other party to seek a protective order, if reasonably possible; (2) if in the opinion of counsel for such party, disclosure is advisable under any applicable securities laws regarding public disclosure of business information; (3) the disclosure is reasonably necessary and is to that party’s or its affiliates’ or its actual or prospective lenders’ or investors’ employees, officers, directors, members, attorneys, accountants, consultants and advisors, or the disclosure is otherwise necessary for a party to exercise its rights and perform its obligations under this Sublease; (4) the disclosure is reasonably necessary for the party to conclude a business transaction; or (5) the disclosure is to Master Landlord, so long as in all cases the disclosure is no broader than reasonably necessary and the person who receives the disclosure agrees prior to receiving the disclosure to keep the information confidential.  Each party is responsible for ensuring that any Confidential Information of the other party that the first party discloses pursuant to this Section 11.1 is kept confidential by the person receiving the disclosure.  Without limiting the generality of this Section 11.1, neither Subtenant nor Sublandlord will, directly or indirectly, issue any press release regarding this Sublease or any matters set forth in this Sublease, or use either party’s name for any commercial purposes or use any of either party’s trademarks, in each case, without the express prior written consent of the other party to be granted or withheld in such party’s sole and absolute discretion.  Each party acknowledges that any breach of this Section 11.1 may cause irreparable harm for which monetary damages are an insufficient remedy and therefore that upon any breach of this Section 11.1 the non-breaching party shall be entitled to appropriate equitable relief without the posting of a bond in addition to whatever other remedies it might have at law or in equity.

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11.2                        Subtenant Security Requirements.  Sublandlord acknowledges the confidential nature of Subtenant’s business and shall comply with reasonable security requirements of Subtenant (except in the event of an emergency) when entering the Premises.  Sublandlord shall use commercially reasonable efforts to keep any knowledge gained through inspection by Sublandlord or access by Sublandlord to the Premises confidential (provided that Sublandlord shall be permitted to disclose such knowledge as described in clauses (1) — (5) of Section 11.1) and Sublandlord shall not use such knowledge for any other purpose than managing the Premises, and when entering the Premises, Sublandlord shall not unreasonably interfere with the operation of Subtenant’s business in the Premises.

12.                               ASSIGNMENT AND SUB-SUBLETTING.

12.1                        Consent Requirements.  Subject to Subtenant obtaining the consent of Master Landlord and Sublandlord, which consent by Sublandlord will not be unreasonably withheld, conditioned or delayed, Subtenant shall have the right to assign this Sublease or to sub-sublease the Premises (each, a “Transfer”) in accordance with the provisions of Article 14 [Assignment and Subletting] of the Master Lease (to the extent Article 14 of the Master Lease is incorporated into this Sublease pursuant to Section 7.1 above) and this Section 12.  Copies of all materials required by Section 14.1 [Transfers] of the Master Lease, and this Section 12 shall be delivered simultaneously to both Master Landlord and Sublandlord, together with Subtenant’s request for any such consent.  Without limiting the reasons upon which Sublandlord could reasonably withhold its consent to a Transfer, Sublandlord may reasonably withhold its consent if (i) it does not approve the proposed use of the Premises, (ii) it does not approve the creditworthiness or business reputation of the assignee or new sub-subtenant (each, a “Transferee”) or (iii) such Transfer could trigger Master Landlord’s recapture rights under Section 14.4 [Landlord’s Option as to Subject Space] of the Master Lease.  In connection with any Transfer, Sublandlord shall have the right to review and approve the current financial statements of any proposed Transferee subject to a commercially reasonable non-disclosure agreement.

12.2                        Fees; Sharing of Profits.  Subtenant shall pay Sublandlord’s reasonable fees and expenses incurred with respect to any proposed Transfer (regardless of whether such Transfer is actually consummated), including reasonable attorneys’ fees (at market rates) incurred in reviewing Transfer documentation and required Master Landlord consents thereto, any fees charged by Master Landlord to Sublandlord in connection with any such Transfer (including expenses under Section 14.1 [Transfers] of the Master Lease), and any architects’, engineers’ and other consultants’ fees required for such Transfer, within thirty (30) days following written demand therefor from Sublandlord accompanied by invoices reasonably substantiating such costs.  If Sublandlord consents to any Transfer, Subtenant shall pay to Sublandlord fifty percent (50%) of any Transfer Premium (as that term is defined in the Master Lease).  Subtenant shall provide Sublandlord with a detailed statement setting forth the calculation of any Transfer Premium Subtenant either has or will derive from such Transfer.  In addition, Sublandlord or its representative shall have the right at all reasonable times upon no less than ten (10) Business Days’ prior written notice to audit the books and records of Subtenant solely with respect to the calculation of the Transfer Premium.  If such inspection reveals that the amount of Transfer Premium paid to Sublandlord was understated by more than five percent (5%), then within thirty (30) days of Subtenant’s receipt of the results of such audit, Subtenant shall pay Sublandlord the deficiency and the cost of Sublandlord’s audit (not to exceed $5,000).

12.3                        Collection of Rent; Further Assignment/Subletting.  If this Sublease is assigned, or if the Premises or any part thereof is Transferred or occupied by anyone other than Subtenant, whether or not Subtenant shall have been granted any required consent, Sublandlord may, after default by Subtenant beyond applicable notice and cure periods, collect rent and other charges from such Transferee or other occupant, and apply the net amount collected to the Base Rent and Additional Rent herein reserved, but no such Transfer, occupancy or collection shall be deemed to be a waiver of the requirements of this

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Section 12 or an acceptance of the Transferee or other occupant as the subtenant under this Sublease.  The consent by Sublandlord or Master Landlord to a Transfer shall not in any way be construed to relieve Subtenant from obtaining the consent of Master Landlord and Sublandlord to any further Transfer.  Such Transfer shall be subject to all of the terms and conditions of the Master Lease and this Sublease, and Subtenant shall remain primarily liable under this Sublease notwithstanding any Transfer.

13.                               DEFAULTS AND REMEDIES.

13.1                        Defaults and Remedies.  Upon any default by Subtenant under this Sublease or under the Master Lease beyond applicable notice and cure periods, Sublandlord shall have all rights and remedies available at law or in equity, including all of the rights and remedies described in the Master Lease, including Article 19 [Defaults; Remedies] of the Master Lease.  Without limiting the generality of the foregoing, Sublandlord shall have the rights and remedies provided by California Civil Code Section 1951.2, including the right to terminate Subtenant’s right to possession of the Premises and to recover the worth at the time of award of the amount by which the unpaid Base Rent, Additional Rent and other charges for the balance of the Term after the time of award exceed the amount of rental loss for the same period that Subtenant proves could be reasonably avoided, as computed pursuant to subsection (b) of California Civil Code 1951.2; and the rights and remedies provided by California Civil Code Section 1951.4 that allow Sublandlord to continue this Sublease in effect and to enforce all of its rights and remedies under this Sublease, including the right to recover Base Rent, Additional Rent and other charges as they become due, for so long as Sublandlord does not terminate Subtenant’s right to possession.  Subtenant shall have no right to occupy the Premises or any portion thereof after the expiration or earlier termination of this Sublease.  Subtenant shall remove from each Premises Component all of its fixtures and equipment, including the FF&E (to the extent required to be removed under Section 28 below), and any Alterations (to the extent required to be removed under Section 14 below) upon the expiration or earlier termination of this Sublease as to such Premises Component.  If Subtenant or any party claiming by, through or under Subtenant holds over in any Premises Component (or any portion thereof) beyond the Expiration Date therefor, Sublandlord may exercise any and all remedies available to it at law or in equity to recover possession of such Premises Component and to recover damages.  Subtenant shall indemnify, defend and hold Sublandlord harmless from all actual liabilities, claims and damages suffered by Sublandlord (including attorneys’ fees) resulting from or occasioned by Subtenant’s holding over in any Premises Component (or any portion thereof) beyond the Expiration Date therefor, including consequential damages.  For each and every month or partial month that Subtenant or any party claiming by, through or under Subtenant remains in occupancy of all or any of any portion of any Premises Component after the expiration or earlier termination of this Sublease as to such Premises Component or after termination of Subtenant’s right to possession of such Premises Component, Subtenant shall pay, as minimum damages and not as a penalty, monthly Base Rent equal to one hundred fifty percent (150%) of the Base Rent applicable to such Premises Component on a per diem basis immediately prior to the date of such expiration or earlier termination of this Sublease or of Subtenant’s right of possession.  The acceptance by Sublandlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.  Within a commercially reasonable period of time following Sublandlord’s actual receipt from Master Landlord of an estimate of Holding Over Damages under Article 16 [Holding Over] of the Master Lease, Sublandlord or its third party consultants or other agents shall revise such estimate to account for Sublandlord’s Holding Over Damages and deliver such revised version to Subtenant.  Subtenant’s failure to remove any Alterations required to be removed under Section 14 below or the FF&E required to be removed under Section 28 below or any other items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions, cabling and other articles of personal property owned or installed by Subtenant from the Premises upon the expiration or earlier termination of this Sublease shall be deemed to be a holding over by Subtenant.  Any such property not so removed by Subtenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Sublandlord at Subtenant’s expense, and

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Subtenant waives all claims against Sublandlord for any damages resulting from Sublandlord’s retention and/or disposition of such property.

13.2                        Notice and Cure Periods.  Except as otherwise set forth herein, in the event of a non-monetary default by Subtenant under this Sublease, Subtenant shall have the same notice and cure rights provided for in the Master Lease as Sublandlord would have for a similar default under the Master Lease, except that Subtenant’s time to cure shall not exceed eighty percent (80%) of the corresponding time under the Master Lease.

14.                               ALTERATIONS.

Except as provided herein, Subtenant shall not make any improvements, alterations, additions or changes (collectively, “Alterations”) in or to the Premises or make changes to locks on doors or add, disturb or in any way change any plumbing, mechanical, electrical, HVAC, life safety or other Building systems without obtaining the prior written consent of Master Landlord.  Any Alterations must be done in full compliance with the provisions of the Master Lease and shall be made at Subtenant’s sole cost and expense (including any review fees charged by Master Landlord under the Master Lease) and by contractors or mechanics approved by Master Landlord (except as otherwise set forth in the Master Lease).  All work with respect to any Alterations shall be performed in a good and workmanlike manner, shall be of a quality equal to or exceeding the then existing construction standards for the Building and shall be constructed in compliance with all plans approved by Master Landlord.  Alterations shall be diligently prosecuted to completion to the end that the Premises shall be at all times a complete unit except during the period necessarily required for such work.  All Alterations shall be made strictly in accordance with all applicable laws relating thereto, including all building codes and regulations and the Americans with Disabilities Act (the “ADA”).  In furtherance of the foregoing Subtenant, at Subtenant’s sole cost and expense, shall make and complete any and all necessary alterations or upgrades to the Premises and/or the Building arising by reason of Subtenant’s Alterations in order to fully comply with the ADA and any life safety requirements applicable to the Premises and the Building.  Subtenant, at its sole cost and expense, shall obtain any and all permits and consents of applicable governmental authorities in connection with all Alterations.  Subtenant shall be liable to Sublandlord and Master Landlord for the reasonable costs of any improvements to the Building (whether or not on the Premises) which may be required as a consequence of Subtenant’s Alterations.  Sublandlord hereby reserves the right to require any contractor, subcontractor or materialsman working in or providing materials to the Premises to provide lien waivers and liability insurance covering the Alterations to the Premises in accordance with the terms of the Master Lease.  Subtenant shall give Master Landlord and Sublandlord ten (10) days’ written notice prior to the commencement of any Alterations and shall allow Master Landlord and Sublandlord to enter the Premises and post appropriate notices to avoid liability to contractors or material suppliers for payment for any Alterations.  All Alterations shall remain in and be surrendered with the applicable Premises Component as a part thereof at the applicable Expiration Date, without disturbance, molestation or injury, subject to Master Landlord’s rights under the Master Lease to require the removal of Subtenant’s Alterations that are Specialty Improvements and restoration of such Premises Component, which removal and restoration shall be performed by Subtenant in accordance with the Master Lease, at Subtenant’s sole cost and expense.  Subtenant shall request in accordance with Section 8.5 [Landlord’s Property] of the Master Lease, and deliver to Sublandlord notice of, Master Landlord’s decision with respect to all Subtenant’s Alterations that are Specialty Improvements in each Premises Component at least seven (7) months prior to the applicable Expiration Date.  Sublandlord in its sole and absolute discretion may deliver to Subtenant notice no less than six (6) months prior to each Expiration Date that Sublandlord elects to require Subtenant not to perform its removal and restoration obligations with respect to any Specialty Improvements within the applicable Premises Component, in which case Subtenant shall continue to maintain in accordance with this Sublease and the Master Lease such Specialty Improvements and surrender the same with the Premises Component as a part thereof as of

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the applicable Expiration Date, without disturbance, molestation or injury, and such Premises Component to be restored to its condition prior to performance of such Alterations.  In such event, all expenses to remove said Alterations and to so restore the Premises shall be paid by Subtenant.  Notwithstanding anything herein to the contrary, Subtenant shall not be required to restore any alterations or other improvements within any Premises Component that were installed or made therein prior to the Commencement Date thereof.

15.                               INDEMNIFICATION; LIMITATION OF DAMAGES.

15.1                        Subtenant’s Duty to Indemnify.  Except to the extent caused by Sublandlord’s gross negligence or willful misconduct, but subject in all events to the waiver of subrogation set forth in Section 17.2 below, Subtenant shall indemnify, defend and hold Sublandlord and Master Landlord and their respective directors, officers, agents, employees, licensees or invitees harmless from all claims, damages, losses, liabilities, costs and expenses, including any sums for which Sublandlord may be liable to Master Landlord under any indemnity or hold harmless provision in the Master Lease and reasonable attorneys’ fees and costs, arising from: (i) Subtenant’s use of the Premises or the conduct of its business or any activity, work, or thing done, permitted or suffered by Subtenant in or about the Premises, (ii) any breach or default in the performance of any obligation to be performed by Subtenant under the terms of this Sublease (or any consents thereto) and (iii) any act, neglect, fault or omission of Subtenant or of its directors, officers, agents, employees, licensees or invitees with respect to Subtenant’s use and occupancy of the Premises.  In case any action or proceeding shall be brought against Sublandlord or its directors, officers, agents, employees, licensees or invitees by reason of any such claim, Subtenant upon notice from Sublandlord shall defend the same at Subtenant’s expense by counsel reasonably approved in writing by Sublandlord.  Subtenant or its counsel shall keep Sublandlord fully apprised at all times of the status of such defense and shall not settle same without the written consent of Sublandlord.  To the fullest extent permitted by law, Subtenant, as a material part of the consideration to Sublandlord, hereby assumes all risk of and waives all claims against Sublandlord with respect to damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is caused by the failure of Sublandlord to observe any of the terms and conditions of this Sublease or Sublandlord’s failure to comply with local, state or federal law where such failure has persisted for an unreasonable period of time after written notice to Sublandlord of such failure.

15.2                        Limitation of Damages.  Under no circumstances shall either party to this Sublease be liable for any indirect, incidental, special or consequential damages arising out of this Sublease, including any damages arising from lost revenues, profits, use or business opportunity regardless of the cause of such damages and whether or not the other party was aware or should have been aware of the possibility of these damages; provided, however, that Subtenant will remain liable for any consequential damages arising out of any holdover of any Premises Component after the expiration of the Term with respect to such Premises Component or termination of this Sublease as to such Premises Component to the extent payable by Sublandlord under the Master Lease or under this Sublease.  If the Master Lease is terminated due to a default by Sublandlord hereunder and as a result of such default Master Landlord elects to terminate the Master Lease, then Sublandlord shall be liable to Subtenant (and shall reimburse Subtenant for) all reasonable costs and expenses incurred by Subtenant to relocate from the Premises to a new location.

16.                               DAMAGE TO SUBTENANT’S PROPERTY.

Master Landlord and Sublandlord and their respective directors, officers and agents shall not be liable for (i) any damage to any property entrusted to employees at the Building or its property managers, (ii) loss or damage to any property by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain that may leak from any

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part of the Building or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever, or (iv) any damage or loss to the business or occupation of Subtenant arising from the acts or neglect of other tenants or occupants of, or invitees to, the Building, except, in any case, with respect to Sublandlord, to the extent caused by the gross negligence or willful misconduct of Sublandlord.  Subtenant shall give prompt notice to Sublandlord and Master Landlord in case of fire or accident in the Premises or in the Building or of defects therein or in the fixtures or equipment.

17.                               SUBTENANT’S INSURANCE.

17.1                        Insurance Requirements.  Subtenant shall, at its sole cost and expense, maintain throughout the Term any insurance coverage required to be maintained by Sublandlord under the Master Lease, pursuant to the terms and conditions of the Master Lease, with a company authorized to transact business in the jurisdiction where the Premises is located and otherwise in accordance with the terms of the Master Lease.  Sublandlord acknowledges and agrees that Subtenant may provide property coverage required under the Master Lease on a “special form” rather than “all risk” basis.  Sublandlord and Master Landlord (and such other parties as required by the provisions of the Master Lease) shall be named as additional insureds under such insurance.  Subtenant shall provide Sublandlord and Master Landlord with certificates of insurance evidencing the insurance required to be maintained by Subtenant herein prior to the Commencement Date and, upon request, from time to time thereafter.  Subtenant further agrees to give not less than thirty (30) days’ advance written notice to Sublandlord and Master Landlord (and any other parties named as additional insureds thereon) of any cancellation or reduction of insurance under any such policy.

17.2                        Waiver of Subrogation.  Sublandlord and Subtenant intend that their respective property loss risks shall be borne by reasonable insurance carriers as provided herein, and Sublandlord and Subtenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder.  Subtenant hereby waives on behalf of itself and on behalf of its insurers any and all rights of recovery against Sublandlord, Master Landlord and the directors, officers, employees, agents and representatives of Sublandlord or Master Landlord, by way of subrogation or otherwise, on account of loss or damage occasioned to Subtenant or its property or the properties of others under its control caused by fire or any of the extended coverage risks described hereunder to the extent that such loss or damage is insured under any insurance policy in force at the time of such loss or damage or required to be carried hereunder.  If necessary for its effectiveness, Subtenant shall give notice to its insurance carrier of the foregoing waiver of subrogation.  Sublandlord hereby waives on behalf of itself and on behalf of its insurers any and all rights of recovery against Subtenant and its officers, employees, agents and representatives on account of damage to the Sublandlord or its property or the properties of others under its control caused by fire or any of the extended coverage risks described herein to the extent that such loss or damage is insured under any insurance policy in force at the time of such loss or damage or required to be carried hereunder.

18.                               SERVICES.

Except to the extent expressly provided in this Sublease, including Section 7.3 above, Sublandlord shall not be liable for, and Subtenant shall not be entitled to any abatement of Rent by reason of, (i) the failure to furnish or delay in furnishing any of the services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Sublandlord or Master Landlord or by the making of any repairs or improvements to the Premises or to the Building or (ii) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other utility servicing the Premises or the Building by any utility or governmental agency; provided, however, that any

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abatement of Rent provided to Sublandlord by Master Landlord related to the Premises shall be passed through to Subtenant as and when received by Sublandlord.  Subtenant shall not connect any electrical equipment to the Building’s electrical distribution system which may overload the electrical capacity of the Building or the Premises.

19.                               TIME; BUSINESS DAY.

Time is of the essence of this Sublease.  As used herein, the term “Business Day” means “business day” as defined in the Master Lease.

20.                               RIGHT TO PERFORM.

If Subtenant shall fail to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for five (5) Business Days after written notice thereof by Sublandlord (or with respect to any restoration, removal or repair obligations in connection with the surrender of a Premises Component, immediately upon the applicable Expiration Date), Sublandlord may, but shall not be obligated so to do, and without waiving or releasing Subtenant from any obligations of Subtenant, make any such payment or perform any such other act on Subtenant’s part to be made or performed as provided in this Sublease.  Subtenant shall reimburse Sublandlord for all reasonable costs incurred by Sublandlord in connection with such payment or performance within thirty (30) days following Subtenant’s receipt of written demand accompanied by a documented invoice therefor.

21.                               NON-WAIVER.

Neither the acceptance of Rent nor any other act or omission of Sublandlord or Subtenant at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Sublease shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof, or deprive either party of its right to cancel or forfeit this Sublease, upon the notice required by law, at any time that cause for cancellation or forfeiture may exist, or be construed so as to at any future time prevent either party from promptly exercising any other option, right or remedy that it may have under any term or provision of this Sublease.

22.                               NOTICES.

All notices under this Sublease shall be in writing and addressed to either Sublandlord or Subtenant as follows:

If to Sublandlord:	salesforce.com, inc. The Landmark at One Market, Third Floor San Francisco, California 94105 Attention: General Counsel

with a copy to:	salesforce.com, inc. The Landmark at One Market, Third Floor San Francisco, California 94105 Attention: Executive Vice President of Real Estate

and a copy to:	Paul Hastings LLP 101 California Street, 48th Floor San Francisco, California 94111

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If to Subtenant:	Twilio Inc. 375 Beale Street, Suite 300 San Francisco, CA 94105 Attention: General Counsel

or to such addresses as may hereafter be designated by either party in writing.  Notwithstanding the foregoing, Sublandlord may also always deliver any notice to Subtenant at the Premises.  Notices delivered personally or sent same-day courier will be effective immediately upon delivery to the addressee at the designated address; notices sent by overnight courier will be effective one (1) Business Day after acceptance by the service for delivery; notices sent by mail will be effective two (2) Business Days after mailing.

23.                               SURRENDER OF PREMISES.

The voluntary or other surrender of this Sublease by Subtenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Sublandlord, operate as an assignment to it of any sub-subleases or sub-subtenancies.

24.                               GENERAL PROVISIONS.

24.1                        Entire Agreement.  This Sublease and Exhibits A — C attached hereto contain all of the agreements of the parties with respect to the subject matter hereof, and there are no verbal or other agreements which modify or affect this Sublease.  This Sublease and Exhibits A — C attached hereto supersede any and all prior agreements made or executed by or on behalf of the parties hereto regarding the Premises.

24.2                        Terms and Headings.  The words “Sublandlord” and” Subtenant” include the plural as well as the singular, and words used in any gender include all genders.  The titles to sections of this Sublease are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part hereof.

24.3                        Successors and Assigns.  All of the covenants, agreements, terms and conditions contained in this Sublease shall inure to and be binding upon Sublandlord and Subtenant and their respective permitted successors and assigns.

24.4                        Brokers.  Subtenant represents and warrants to Sublandlord that, except with respect to CBRE, Inc. (“Subtenant’s Broker”), Subtenant has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Sublease, and Subtenant shall indemnify, defend and hold harmless Sublandlord against any loss, cost, liability or expense incurred by Sublandlord as a result of any claim asserted by any such broker, finder or other person (other than Subtenant’s Broker) on the basis of any arrangements or agreements made or asserted to have been made by or on behalf of Subtenant.  Sublandlord represents and warrants to Subtenant that, except with respect to CBRE, Inc. (“Sublandlord’s Broker”), Sublandlord has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Sublease, and Sublandlord shall indemnify, defend and hold harmless Subtenant against any loss, cost, liability or expense incurred by Subtenant as a result of any claim asserted by any such broker, finder or other person (other than Sublandlord’s Broker) on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Sublandlord.

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Sublandlord shall pay all commissions due to Subtenant’s Broker and Sublandlord’s Broker arising out of this Sublease pursuant to a separate written agreement.

24.5                        Liability of Sublandlord; Limitations on Subtenant’s Remedies.  No officer, director, employee or shareholder of Sublandlord, nor any parent, subsidiary or affiliate of Sublandlord shall have or incur any personal liability whatsoever with respect to this Sublease.  With respect to any provision of this Sublease that specifically requires that Sublandlord shall not unreasonably withhold, unreasonably condition or unreasonably delay its consent or approval, Subtenant in no event shall be entitled to make, nor shall Subtenant make, any claim, and Subtenant hereby waives any claim, for any sum of money whatsoever as damages, costs, expenses, attorneys’ fees or disbursements, whether affirmatively or by way of setoff, counterclaim or defense, based upon any claim or assertion by Subtenant that Sublandlord has unreasonably withheld, unreasonably conditioned or unreasonably delayed such consent or approval.  Subtenant’s sole remedy for claimed unreasonable withholding or unreasonably delaying by Sublandlord of its consent or approval shall be an action or proceeding brought and prosecuted solely at Subtenant’s own cost and expense to enforce such provision, for specific performance, injunction or declaratory judgment.

24.6                        Liability of Subtenant.  No officer, director, employee or shareholder of Subtenant, nor any parent, subsidiary or affiliate of Subtenant shall have or incur any personal liability whatsoever with respect to this Sublease.

24.7                        Severability.  Any provision of this Sublease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

24.8                        Examination of Sublease.  Submission of this instrument for examination or signature by Subtenant does not constitute a reservation of or option to sublease, and it is not effective as a sublease or otherwise unless and until (i) the execution by and delivery to both Sublandlord and Subtenant, and (ii) Master Landlord consents hereto as provided in Section 3 above.

24.9                        Recording.  Neither Sublandlord nor Subtenant shall record this Sublease or any memorandum hereof without the written consent of the other and any attempt by Subtenant to do the same shall constitute an immediate and uncurable default by Subtenant under this Sublease.

24.10                 Authorized Signatory.  Both parties hereby represent and warrant to the other party that the person executing this Sublease is a duly authorized representative of the signing party and has full authority to execute and deliver this Sublease.

24.11                 Survival of Obligations.  All provisions of this Sublease which require the payment of money or the delivery of property after the termination of this Sublease or require Subtenant to indemnify, defend or hold Sublandlord (and its associated parties) harmless or require Subtenant to indemnify, defend or hold Master Landlord (and its associated parties) harmless shall survive the expiration or earlier termination of this Sublease.

24.12                 Counterparts.  This Sublease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument.  The parties hereto consent and agree that this Sublease may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature.  The parties further consent and agree that (i) to the extent a party signs this Sublease using electronic signature

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technology, by clicking “sign”, such party is signing this Sublease electronically and (ii) the electronic signatures appearing on this Sublease shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.

24.13                 OFAC List.

24.13.1                          For purposes of this Sublease, the following terms shall have the following meanings:

(a)                                 “Sanctions Law” means any laws or regulations concerning economic and trade sanctions and restrictions, such as those administered by the United Nations, United States authorities (such as those enforced by the United States Department of the Treasury, the United States Department of Commerce, and/or the United States Department of State), Her Majesty’s Treasury, and the European Union.  These include but are not limited to laws or regulations governing anti-terrorism, and anti-money laundering activities, and include the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act (defined below), and any regulations promulgated under any of them, each as may be amended from time to time.

(b)                                 “Executive Order No. 13224” means Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Project and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism,” as may be amended from time to time.

(c)                                  “Prohibited Person” means (i) a person or entity that is listed in, or owned or controlled by a person or entity that is listed in, the Annex to Executive Order No. 13224 or has been subsequently sanctioned under that authority; (ii) a person or entity with whom Subtenant is prohibited from dealing or otherwise engaging in any transaction by any Sanctions Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control at its official website, http://sanctionssearch.ofac.treas.gov/, or at any replacement website or other official publication of such list, or a legal or natural person or entity owned or controlled by such a listed person.

(d)                                 “USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56).

24.13.2                          Subtenant is not, nor at any time during the Term will be: (i) in violation of any Sanctions Law; (ii) conducting any business or engaging in activities impermissible under Sanctions Law, including providing support for the proliferation of weapons of mass destruction, narcotics trafficking, the financing of terror, or organized crime, or any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person or any legal or natural person owned or controlled by a Prohibited Person; (iii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or other Sanctions Law; (iv) included on any other list whereby the provision of the services contemplated in this agreement would be in violation of Sanctions Law; or (v) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Sanctions Law.  Subtenant is not a Prohibited Person, has no reason to believe that it or any of its affiliated parties is the target of an investigation by authorities that could result in it becoming a Prohibited Person nor at any time during the Term will it be, a Prohibited Person.

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24.14                 Appendices and Riders.  The following appendices and riders are attached hereto and by this reference made a part of this Sublease:

EXHIBIT A                              Master Lease
EXHIBIT B                              FF&E
EXHIBIT C                              Form of Letter of Credit

25.                               INTENTIONALLY DELETED.

26.                               CERTIFIED ACCESS SPECIALIST.

For purposes of Section 1938 of the California Civil Code and to Sublandlord’s actual knowledge, Sublandlord hereby discloses to Subtenant, and Subtenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (“CASp”).  As required by Section 1938(e) of the California Civil Code, Sublandlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Sublandlord and Subtenant hereby agree as follows: (i) any CASp inspection requested by Subtenant shall be conducted, at Subtenant’s sole cost and expense, by a CASp reasonably approved in advance by Sublandlord; and (ii) the parties’ rights and obligations with respect to making any repairs within the Premises to correct violations of construction-related accessibility standards shall be in accordance with the Master Lease (to the extent incorporated herein) and Section 14 above.  The foregoing verification is included in this Sublease solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Sublandlord’s and Subtenant’s respective responsibilities for compliance with construction-related accessibility standards as provided under this Sublease.

27.                               ANTI-CORRUPTION.

In accordance with the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. seq.), Subtenant affirms that it has not and agrees that it will not, in connection with this Sublease (and any services provided thereunder) offer, promise, agree to make or authorize any corrupt or improper payment or transfer of anything of value, any benefit, or any advantage, directly or indirectly to: (i) any Government Official (as hereinafter defined); (ii) any person while knowing or having reason to know that all or a portion of the value will be given, offered, or promised, directly or indirectly to a Government Official; (iii) any director, officer, employee, representative or agent of Sublandlord or any of its affiliates; or (iv) any other person or entity if such payment or transfer would violate the laws of any relevant jurisdiction.  It is the intent of the parties that no payments or transfers of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business or any improper advantage.  Subtenant shall promptly inform Sublandlord upon becoming aware of any possible violations of this provision in connection with this Sublease.  Subtenant must require that any third parties used in the performance of this Sublease will also fully comply with all applicable laws.  Subtenant is fully responsible for the activities of any third parties which Subtenant uses in the performance of Subtenant’s obligations under this Sublease.  For purposes of this Sublease, “Government Official” means anyone that is, works for, or on the behalf of (a) a national, regional, municipal, or local

26

government; (b) a department, agency, subsidiary, or branch of a national, regional, municipal, or local government; (c) a government-owned or government-controlled company (for example, a state-owned oil company, bank, airline, hospital, university, etc.); (d) a subsidiary of a government-owned or government-controlled company; (e) a public international organization (for example, the International Monetary Fund, the United Nations, the World Bank, the World Trade Organization, etc.); (f) a member of a royal family; or (g) a political party, political party official, or candidate for political office.

28.                               FURNITURE, FIXTURES AND EQUIPMENT.

As an economic concession to Subtenant, Subtenant shall be allowed to use all of Sublandlord’s furniture, fixtures and equipment located within the Premises as of the applicable Commencement Date as more particularly set forth on Exhibit B attached hereto (collectively, the “FF&E”).  The FF&E shall be delivered to Subtenant “AS-IS, WHERE-IS” and Sublandlord shall have no obligation to maintain, repair or replace any of the FF&E; provided, however, that Sublandlord hereby represents and warrants that it currently holds title to the FF&E free and clear of any liens or encumbrances and provided, further that in the event there are any liens or encumbrances against the FF&E, Sublandlord shall be responsible, at its sole cost, for satisfying such liens or encumbrances and Subtenant shall have no obligation with respect thereto.  During the Term, Subtenant shall keep the FF&E in good condition and repair and shall not remove the FF&E from the Premises; provided, however, that Subtenant shall be permitted to remove the FF&E from the Premises during any period when Subtenant is renovating or remodeling the Premises.  At the expiration of the Term or earlier termination of this Sublease as to each Premises Component, Subtenant shall purchase the FF&E located within such Premises Component from Sublandlord for the sum of One Dollar ($1.00).  Except as set forth in the previous sentence, Subtenant shall surrender each Premises Component with all FF&E removed in accordance with Section 13.1 above.

29.                               FINANCIAL STATEMENTS.

Subtenant represents and warrants that the financial information provided by Subtenant to Sublandlord regarding Subtenant’s financial condition is true, complete and correct in all respects.  Subtenant acknowledges that Sublandlord has relied upon the financial information provided by Subtenant in Sublandlord’s determination to enter into and execute this Sublease.

30.                               STORAGE SPACE.

Subtenant acknowledges and agrees that the Premises do not include any Storage Space and to the extent that Sublandlord has leased or licensed any Storage Space under the Master Lease or otherwise Sublandlord anticipates that it will terminate such lease or license on or prior to the Commencement Date of the Second Increment.  Upon the reasonable request of Subtenant, Sublandlord shall use good faith efforts to assist Subtenant in connection with any lease or license of storage space in the Building.

[Remainder of page intentionally blank; signatures follow on next page]

27

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the Effective Date.

SUBLANDLORD:	SALESFORCE.COM, INC., a Delaware corporation

	By:	/s/ George Kreitem
	Name:	George Kreitem
	Its:	SVP Real Estate

SUBTENANT:	TWILIO INC., a Delaware corporation

	By:	/s/ Jeff Lawson
	Name:	Jeff Lawson
	Its:	Chief Executive Officer

[Signature Page to Sublease]

EXHIBIT A

MASTER LEASE

(See Attached)

A-1

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date (the “Effective Date”) set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between HUDSON RINCON CENTER, LLC, a Delaware limited liability company (“Landlord”), and salesforce.com, inc., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Effective Date:	December 28, 2012

2. Premises (Article 1).

2.1 Building:

101 Spear Street, San Francisco, California 94105, commonly known as One Rincon. Landlord and Tenant hereby agree that the Building contains a total rentable area of 264,718 rentable square feet of office space, as well as additional retail space.

2.2 Tranche I Premises:

A total of approximately 93,028 rentable square feet of space, consisting of (i) approximately 74,966 rentable square feet of space located on the third (3rd) floor of the Building (the “3rd Floor Premises”), and (ii) approximately 18,062 rentable square feet of space located on the ground floor of the Building (the “Ground Floor Premises”) (collectively, the “Tranche I Premises”), as further set forth in Exhibit A-1 to this Lease.

2.3 Tranche II Premises:

A total of approximately 59,689 rentable square feet of space, consisting of (i) approximately 41,614 rentable square feet of space located on the fifth (5th) floor of the Building (the “5th Floor Premises”), and (ii) approximately 18,075 rentable square feet of space located on the fourth (4th) floor of the Building and commonly known as Suite 450 (the “4th Floor Premises”) (collectively, the “Tranche II Premises”), as further set forth in Exhibit A-2 to this Lease.

2.4 Tranche III Premises:

A total of approximately 83,016 rentable square feet of space, consisting of (i) approximately 76,004 rentable square feet of space located on the second (2nd) floor of the Building (the “2nd Floor Premises”), (ii) approximately 2,868 rentable square feet of space located on the second (2nd) floor of the Building and commonly known as Suite 250 (the “Suite 250 Premises”), and (iii) approximately 4,144 rentable square feet of space located on the second (2nd) floor of the Building and commonly known as Suite 255 (the “Suite 255 Premises”) (collectively, the “Tranche III Premises”), as further set forth in Exhibit A-3 to the Office Lease.

The term “Portion of the Premises” as used in this Lease shall mean either the Ground Floor Premises, the 2nd Floor Premises, the Suite 250 Premises, the Suite 255 Premises, the 3rd Floor Premises or the 5th Floor Premises, as applicable.

The term “Tranche” as used in this Lease shall mean the Tranche I Premises, the Tranche II Premises, or the Tranches III Premises, as applicable.

Landlord and Tenant hereby agree that the Tranche I Premises, the Tranche II Premises, and the Tranche III Premises (collectively, the “Premises”) contains a total rentable area of 235,733 rentable square feet.

3. Lease Term (Article 2).

3.1 Length of Term:	With respect to the Tranche I Premises, fifteen (15) years from the Tranche I Commencement Date (as defined below).

With respect to the Tranche II Premises, thirteen (13) years from the Tranche II Commencement Date (as defined below).

With respect to the Tranche III Premises, eleven (11) years from the 2nd Floor Commencement Date (as defined below).

3.2 Commencement Date:

With respect to the Tranche I Premises, the lease commencement date shall be the later of (A) November 1, 2013 (the “Tranche I Anticipated Delivery Date”) and (B) the date Landlord delivers the Tranche I Premises to Tenant in the “Delivery Condition,” as that term is defined in the Tenant Work Letter (as defined below) (the “Tranche I Commencement Date”). Tenant shall be permitted to conduct business in the Tranche I Premises on and after the Tranche I Commencement Date without payment of Base Rent until the Rent Commencement Date with respect to the Tranche I Premises.

With respect to the Tranche II Premises, the lease commencement date shall be the later of (A) May 1, 2014 (the “Tranche III Anticipated Delivery Date”) and (B) the date Landlord delivers the Tranche II Premises to Tenant in the Delivery Condition (the “Tranche II Commencement Date”). Tenant shall be permitted to conduct business in the Tranche II Premises on and after the Tranche II Commencement Date without payment of Base Rent until the Rent Commencement Date with respect to the Tranche II Premises.

With respect to the 2nd Floor Premises, the lease commencement date shall be the later of (A) August 1, 2014 (the “2nd Floor Premises Anticipated Delivery Date”) and (B) the date Landlord delivers the 2nd Floor Premises to Tenant in the Delivery Condition (the “2nd Floor Premises Commencement Date”). Tenant shall be permitted to conduct business in the 2nd Floor Premises on and after the 2nd Floor Premises Commencement Date without payment of Base Rent until the Rent Commencement Date with respect to the 2nd Floor Premises.

With respect to the Suite 250 Premises, subject to the terms of Section 1.1.4 below, the lease commencement date shall be the later of (A) August 1, 2015 (the “Suite 250 Anticipated Delivery Date”) and (B) the date Landlord delivers the Suite 250 Premises to Tenant in the Delivery Condition (the “Suite 250 Commencement Date”). Tenant shall be permitted to conduct business in the Suite 250 Premises on and after the Suite 250 Commencement Date without payment of Base Rent until the Rent Commencement Date with respect to the Suite 250 Premises.

With respect to the Suite 255 Premises, subject to the terms of Section 1.1.4 below, the lease commencement date shall be the later of (A) May 1, 2017 (the “Suite 255 Anticipated Delivery Date”) and (B) the date Landlord delivers the Suite 255 Premises to Tenant in the Delivery Condition (the “Suite 255 Commencement Date”). Tenant shall be permitted to conduct business in the Suite 255 Premises on and after the Suite 255 Commencement Date without payment of Base Rent until the Rent Commencement Date with respect to the Suite 255 Premises.

With respect to each Portion of the Premises, all references in this Lease to the “Anticipated Delivery Date” shall mean and refer to the “Tranche I Anticipated Delivery Date,” the “Tranche II Anticipated Delivery Date,” the “2nd Floor Premises Anticipated Delivery Date,” the “Suite 250 Anticipated Delivery Date,” or the “Suite 255 Anticipated Delivery Date,” as applicable.

With respect to each Portion of the Premises, the term “Commencement Date” shall mean the lease commencement date applicable to such Portion of the Premises as set forth above.

3.3 Rent Commencement Date:	With respect to each Portion of the Premises, the date that is nine (9) months after the applicable Commencement Date with respect to such Portion of the Premises.

3.4 Lease Expiration Date:

With respect to the Tranche I Premises, if the Tranche I Commencement Date shall be the first day of a calendar month, then the day immediately preceding the fifteenth (15th) anniversary of the Tranche I Commencement Date; or if the Tranche I Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the fifteenth (15th) anniversary of the Tranche I Commencement Date occurs (the “Tranche I Lease Expiration Date”).

With respect to the Tranche II Premises, if the Tranche II Commencement Date shall be the first day of a calendar month, then the day immediately preceding the thirteenth (13th) anniversary of the Tranche II Commencement Date; or if the Tranche II Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the thirteenth (13th) anniversary of the Tranche II Commencement Date occurs (the “Tranche II Lease Expiration Date”).

With respect to the 2nd Floor Premises, if the Tranche III Commencement Date shall be the first day of a calendar month, then the day immediately preceding the eleventh (11th) anniversary of the Tranche III Commencement Date; or if the Tranche III Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the eleventh (11th) anniversary of the Tranche III Commencement Date occurs (the “Tranche III Lease Expiration Date”).

With respect to each of the Suite 250 Premises and the Suite 255 Premises, the Tranche III Lease Expiration Date.

With respect to each Portion of the Premises, the term “Lease Expiration Date” shall mean the lease expiration date applicable to such Portion of the Premises as set forth above.

3.5 Option Terms:	With respect to each Tranche, two (2) options to renew for a period of five (5) years each, as more particularly set forth in Section 2.2 of this Lease.

4.                                      Base Rent (Article 3):

4.1                               Tranche I Premises:

Monthly
	Installment	Annual Rental Rate per
Lease Year*	of Base Rent	Rentable Square Foot
Redacted
1

2

3

4

5

6

7

8

9

10

11

12

13

14

15

4.2                               Tranche II Premises:

Monthly
	Installment	Annual Rental Rate per
Lease Year*	of Base Rent	Rentable Square Foot
Redacted
1

2

3

4

Redacted
5

6

7

8

9

10

11

12

13

4.3                               2nd Floor Premises:

Monthly
	Installment	Annual Rental Rate per
Lease Year*	of Base Rent	Rentable Square Foot
Redacted
1

2

3

4

5

6

7

8

9

10

11

*Subject to the terms of Section 2.1, the first (1st) Lease Year shall commence upon the applicable Commencement Date for the applicable Portion of the Premises (i.e., on the Tranche I Commencement Date for the Tranche I Premises, on the Tranche II Commencement Date for the Tranche II Premises, etc.).

**Subject to the terms of Section 1.1.4 below, notwithstanding the Lease Year, on the Rent Commencement Date for the Suite 250 Premises or the Suite 255 Premises, as the case may be, the Annual Rental Rate per Rentable Square Foot for the Suite 250 Premises or the Suite 255 Premises, as applicable, shall be the then-scheduled Annual Rental Rate per Rentable Square Foot for the 2nd Floor Premises.

Exhibit B attached hereto sets forth the Monthly Installment of Base Rent for each month of the Lease Term assuming that each Portion of the Premises is delivered on the Anticipated Delivery Date.

5. Base Year (Article 4):	Calendar year 2014.

6. Tenant’s Share (Article 4):	Tranche I Premises: Approximately 35.14%

Tranche II Premises: Approximately 22.55%.

Tranche III Premises: Approximately 31.36%, comprised of the following.

• 2nd Floor Premises: Approximately 28.71%.

• Suite 250 Premises: Approximately 1.08%.

• Suite 255 Premises: Approximately 1.57%.

7. Permitted Use (Article 5):

General office use and training and any other legally permitted use consistent with a first-class office building. Subject to Landlord review and approval of the specific location and installation details in accordance with the terms of the Tenant Work Letter or Article 8 of this Lease, Tenant shall be permitted to have a fully developed private corporate food facility for its employees and provide childcare in the Building.

8. Letter of Credit (Article 21):	Redacted
subject to the terms and conditions of Article 21 of this Lease.

9. Parking Pass Ratio (Article 28):	One (1) unreserved parking pass for every 5,000 rentable square feet of the Premises.

10. Address of Tenant (Section 29.17):	salesforce.com, inc.
The Landmark@One Market, 3rd Floor
San Francisco, California 94105
Attention: General Counsel

With a copy to:

salesforce.com, inc.
The Landmark@One Market, Third Floor
San Francisco, California 94105
Attention: Vice President of Real Estate

With a copy to:

Paul Hastings LLP
55 2nd Street, 24th Floor
San Francisco, California 94105

11. Address of Landlord (Section 29.17):	Hudson Rincon Center, LLC
11601 Wilshire Boulevard, Suite 1600
Los Angeles, California 90025

With a copy to:

Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067

12. Brokers (Section 29.23):	Tenant’s Broker:
Cushman & Wakefield
One Maritime Plaza, Suite 900
San Francisco, California 94111

Landlord’s Broker:
The CAC Group
255 California Street, 2nd Floor
San Francisco, California 94111

13. Landlord’s Wiring Instructions (Article 3):	See Schedule 1 attached to this Lease.

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1                               Premises, Building, Project and Common Areas.

1.1.1                     The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has approximately the number of rentable square feet as set forth in Section 2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Landlord and Tenant each covenant as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit C (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter.

1.1.2                     The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of a mixed use office, retail, and residential project currently known as “Rincon Center” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, including the underground parking facility (the “Parking Garage”), (ii) the building located adjacent to the Building at 121 Spear Street, San Francisco, California 94105 (“Two Rincon”), and (iii) the land (which is improved with landscaping, the Parking Garage and other improvements) upon which the Building, Two Rincon, and the Common Areas are located.

1.1.3                     Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the Rules and Regulations (as defined below) and Landlord’s reasonable access control procedures and systems, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project such as entrances, lobbies, fire vestibules, restrooms, mechanical areas, ground floor corridors, elevators and elevator foyers, the Parking Garage, electrical and janitorial closets, telephone and equipment rooms, loading and unloading areas, the Project’s plaza areas, if any, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord (but shall at least be consistent with the manner in which the common areas of Comparable Buildings (as defined below) are operated and maintained). Landlord agrees that, if Tenant so elects and appoints a representative, then, upon Tenant’s written request made not more often than on a quarterly basis, Landlord shall meet and confer with Tenant’s representative regarding the manner in which the Common Areas are operated and maintained. Landlord reserves the right to temporarily close the Common Areas, or make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided, that, Landlord may not modify the Building Common Areas in a manner that would materially affect Tenant’s use of or access to the Premises, without Tenant’s consent not to be unreasonably withheld, conditioned or delayed. Except when and where Tenant’s right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, the Parking Garage, and the Common Areas twenty-four (24) hours per day, seven (7) days per week during the “Lease Term,” as that term is defined in Section 2.1, below.

1.1.4                     Delivery of Premises. Landlord shall deliver each Portion of the Premises to Tenant in Delivery Condition on the applicable Anticipated Delivery Date set forth in Section 3.2 of the Summary for such Portion of the Premises. If Landlord does not deliver any Portion of the Premises in Delivery Condition within thirty (30) days after the applicable Anticipated Delivery Date for such Portion of the Premises (each, an “Outside Delivery Date”), then Tenant shall receive an abatement of Base Rent with respect to such Portion of the Premises for the period of time equal to (x) for the first sixty (60) days after the applicable Outside Delivery Date, one (1) day of Base Rent abatement for every one (1) full day after the Outside Delivery Date until Landlord delivers such Portion of the Premises to Tenant in Delivery Condition, and (y) after the first sixty (60) days after the applicable Outside Delivery Date (each, a “Second Outside Delivery Date”), two (2) days of Base Rent for every one (1) full day after the Second Outside Delivery Date until Landlord deliver such Portion of the Premises to Tenant in Delivery Condition (the “Base Rent Abatement Credits”). Tenant may immediately apply any accrued Base Rent Abatements Credits against payments of Rent as they become due. The Outside Delivery Date, the Second Outside Delivery Date and the “Blow Out Date” (as that term is defined in this Section 1.1.4 below) shall be extended to the extent of any delay or delays caused by Force Majeure Delays (as defined in Section 29.15, below, provided that neither Landlord’s failure to cause the prior tenant of the Tranche I Premises to vacate the same, nor Landlord’s failure to obtain any required permits or approvals, unless as a result of a general failure of the applicable governmental agencies in the granting of permits or approvals, shall be deemed to be a Force Majeure Delay for the purposes of this Section 1.1.4). If Landlord does not deliver the Tranche I Premises on or before March 31, 2014 (the “Blow Out Date”), then Tenant shall have the right to deliver a notice to Landlord (a “Blow Out Notice”) at any time thereafter electing to terminate this Lease, in which event, (x) this Lease shall terminate, and (y) Landlord shall return any prepaid rent and the L-C (as defined below) to Tenant with five (5) business days. The Blow Out Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Blow Out Date (as the same may be extended pursuant to the terms of this Section 1.1.4). Notwithstanding anything to the contrary set forth in this Section 1.1.4 or elsewhere in this Lease, Tenant hereby acknowledges and agrees that if Landlord delivers the Tranche I Premises to Tenant in Delivery Condition any time after the Blow Out Date, but prior to Tenant’s delivery of any Blow Out Notice, then Tenant’s right to terminate this Lease pursuant to this Section 1.1.4 shall automatically terminate and be of no further force or effect. Additionally, notwithstanding anything to the contrary set forth in this Section 1.1.4 or elsewhere in this Lease, to the extent Landlord is able to deliver the Suite 250 Premises and/or the Suite 255 Premises to Tenant earlier than the applicable Anticipated Delivery Date set forth in Section 3.2 of the Summary, such applicable Anticipated Delivery Date(s) shall be accelerated accordingly; provided, however, (i) in no event shall the Commencement Date for the Suite 250 Premises and/or the Suite 255 Premises occur prior to the 2nd Floor Premises Commencement Date; and (ii) Landlord shall provide Tenant with at least six (6) months prior notice of the new Anticipated Delivery Date for the Suite 250 Premises and/or the Suite 255 Premises, as the case may be, which date as set forth in Landlord’s notice shall then be the “Anticipated Delivery Date” for the Suite 250 Premises and/or the Suite 255 Premises, as applicable, for all purposes of this Lease (e.g. the remedies set forth in this Section 1.1.4 shall apply as if the date set forth in Landlord’s notice were the Anticipated Delivery Date).

1.2                               Rentable Square Feet of Premises and Building. Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant hereby stipulate and agree that the rentable area of the Building and the Premises is as set forth in Section 2 of the Summary.

1.3                               Right of First Refusal to Lease Space in Building. Subject to the terms and conditions of this Section 1.3, below, Landlord hereby grants to the Tenant originally named in this Lease (the “Original Tenant”) and its Permitted Transferees (as defined below) an ongoing right of first refusal with respect to any vacant space in the Building, not including any ground floor retail space (the “First Refusal Space”). Notwithstanding the foregoing, such first refusal right of Tenant shall commence only following the expiration or earlier termination of the existing leases (including renewals and extensions pursuant to rights currently existing in such existing leases and exercised strictly in accordance with the terms and conditions set forth in such existing leases) of the First Refusal Space, and such right of first refusal shall also be subordinate to all expansion, first offer, first negotiation and other similar rights which relate to the First Refusal Space and which rights are set forth in leases of space in the Project existing as of the Effective Date and which are exercised strictly in accordance with the terms and conditions set forth in such existing leases (all such tenants under existing leases of the First Offer Space and other tenants of the Project, collectively, the “Building One Superior Right Holders”).

1.3.1                     Procedure for Offer. Landlord shall notify Tenant (the “First Refusal Notice”) from time-to-time when and if Landlord has agreed or is willing to agree to the fundamental economic terms (including term, rent and other material economic terms and conditions) for lease of the First Refusal Space to a third party (other than a Building One Superior Right Holder) (the “Refusal Terms”). Pursuant to such First Refusal Notice, Landlord shall offer to lease to Tenant the applicable First Refusal Space on the Refusal Terms. The First Refusal Notice shall describe the applicable First Refusal Space, and the applicable Refusal Terms.

1.3.2                     Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first refusal with respect to the First Refusal Space described in the First Refusal Notice, then within ten (10) business days of delivery of the First Refusal Notice to Tenant, Tenant shall deliver notice (a “First Refusal Acceptance Notice”) to Landlord of Tenant’s exercise of its right of first refusal with respect to all of the First Refusal Space described in the First Refusal Notice on all of the Refusal Terms.

1.3.3                     Construction in First Refusal Space. Subject to any concessions granted to Tenant in accordance with the Refusal Terms, Tenant shall take such First Refusal Space in its “as is” condition, and the construction of improvements in such First Refusal Space shall comply with the terms of Article 8 of this Lease. The terms of the Tenant Work Letter attached to this Lease as Exhibit C shall not apply to the construction of any improvements in such First Refusal Space.

1.3.4                     Amendment to Lease. If Tenant timely exercises Tenant’s right of first refusal to lease First Refusal Space as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to this Lease (a “First Refusal Space Amendment”) for such First Refusal Space pursuant to this Section 1.3. Tenant’s lease of such First Refusal Space shall be upon the express terms set forth in the First Refusal Notice, but otherwise upon the terms and conditions set forth in this Lease and this Section 1.3. Tenant shall commence payment of Rent for such First Refusal Space, and the term of such First Refusal Space shall commence upon such commencement date as is set forth in the Refusal Terms (the “First Refusal Commencement Date”), and shall terminate on the Tranche II Lease Expiration Date; provided, however, notwithstanding the foregoing or anything set forth in this Lease to the contrary, the minimum lease term for Tenant’s lease of any First Refusal Space shall be five (5) years, and accordingly, if the Tranche II Lease Expiration Date is less than five (5) years from the First Refusal Commencement Date, Tenant’s lease of the First Refusal Space will extend beyond Tenant’s lease of the Tranche II Premises under this Lease. Any economic concessions set forth in the Refusal Terms shall be equitably adjusted to account for any difference in term set forth in the Refusal Terms and the actual term of Tenant’s leasing of such First Refusal Space as determined in accordance with this Section 1.3.4. The First Refusal Space Amendment, if applicable, shall be executed by Landlord and Tenant within thirty (30) days following Tenant’s exercise of its right to lease the First Refusal Space; provided, however, an otherwise valid exercise of Tenant’s right of first refusal shall be of full force and effect irrespective of whether the First Refusal Space Amendment is timely signed by Landlord and Tenant.

1.3.5                     Termination of First Refusal Right. The rights contained in this Section 1.3 shall be personal to the Original Tenant and its “Permitted Transferees” as defined in Section 14.7, below (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease). The right to lease First Refusal Space as provided in this Section 1.3 may not be exercised if, as of the date of the attempted exercise of the expansion option by Tenant, or, at Landlord’s option, as of the scheduled date of delivery of such First Refusal Space to Tenant, Tenant is in default under this Lease (beyond any applicable notice and cure periods).

1.3.6                     Rejection; Right to Lease. If Tenant fails to timely deliver to Landlord a First Refusal Acceptance Notice, then Landlord shall be free for one hundred twenty (120) days thereafter (for purposes of this Section 1.3.6, the “One Hundred Twenty Day Period”) to lease the First Refusal Space identified in the applicable First Refusal Notice on economic terms and conditions that are not more favorable than the Refusal Terms. If Tenant fails to timely deliver to Landlord a First Refusal Acceptance Notice and Landlord either (i) desires to lease the First Refusal Space identified in such First Refusal Notice on terms and conditions more favorable than the Refusal Terms (for purposes of this Section 1.3.6, the “Updated Terms and Conditions”) and/or (ii) fails to lease the First Refusal Space within the One Hundred Twenty Day Period, then before entering into a lease for such First

Refusal Space on the Updated Terms and Conditions or after the expiration of the One Hundred Twenty Day Period, Landlord shall again offer the First Refusal Space to Tenant for lease (on the Updated Terms and Conditions (if applicable)) (for purposes of this Section 1.3.6, the “Updated Availability Notice”). Tenant shall have ten (10) business days after receipt of the Updated Availability Notice to deliver to Landlord notice of Tenant’s acceptance of such First Refusal Space on the Updated Terms and Conditions (if applicable) (for purposes of this Section 1.3.6, the “Updated Offer Acceptance Notice”). If Landlord does not receive an Updated Offer Acceptance Notice from Tenant within such ten (10) business day period (or Landlord receives a notice of rejection), then for a period of one hundred twenty (120) days thereafter Landlord shall be free to lease the First Refusal Space on economic terms and conditions that are not more favorable than the Updated Terms and Conditions (if applicable), otherwise Landlord shall again deliver an Updated Availability Notice to Tenant and the terms and conditions of this Section 1.3.6 shall apply thereto.

1.4                               Right of First Offer to Lease Space in Two Rincon. Subject to the terms and conditions of this Section 1.4, below, Landlord hereby grants to the Original Tenant and its Permitted Transferees an ongoing right of first offer with respect to any space that becomes available for lease at Two Rincon (the “First Offer Space”). Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of the existing leases (including renewals and extensions pursuant to rights currently existing in such existing leases and exercised strictly in accordance with the terms and conditions set forth in such existing lease) of the First Offer Space, if any, and such right of first refusal shall also be subordinate to all expansion, first offer, first negotiation and other similar rights which relate to the First Offer Space and which rights are set forth in leases of space in Two Rincon existing as of the Effective Date and which are exercised strictly in accordance with the terms and conditions set forth in such existing leases (all such tenants under existing leases of the First Offer Space and other tenants of the Project, collectively, the “Building Two Superior Right Holders”). Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.4.

1.4.1                     Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) from time to time when the First Offer Space, or any portion thereof, becomes available for lease to third parties, provided that no Building Two Superior Right Holder wishes to lease such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth the “First Offer Rent,” as that term is defined in Section 1.4.3, below, and the other economic terms upon which Landlord is willing to lease such space to Tenant (the “First Offer Terms”).

1.4.2                     Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within ten (10) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver written notice to Landlord (the “First Offer Exercise Notice”) irrevocably exercising its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice, except that, if Tenant wishes to dispute Landlord’s determination of First Offer Rent (as defined below) set forth in the First Offer Notice, then Tenant’s First Offer Exercise Notice shall so notify Landlord of such dispute (and in such event the First Offer Rent shall be determined in accordance with Section 2.2.3 of the Lease, as if the term “Option Rent” was “First Offer Rent”). Subject to Section 1.4.7 below, if Landlord does not receive the First Offer Exercise Notice within such ten (10) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires (an “Intervening Lease”); provided, however, that Tenant’s ongoing right of first offer for such First Offer Space shall thereafter arise only following the expiration or earlier termination of such Intervening Lease (including renewals and extensions pursuant to rights in such leases and exercised strictly in accordance with the terms and conditions set forth in such leases). If Tenant timely exercises its right of first offer but fails to timely object to the First Offer Rent set forth in the First Offer Notice, then Tenant shall be deemed to have disputed Landlord’s determination of First Offer Rent set forth in the First Offer Notice. Notwithstanding any provision to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

1.4.3                     First Offer Rent. The rent payable by Tenant for the applicable First Offer Space (the “First Offer Rent”) shall be “Fair Market Rent” for such First Offer Space, as determined in accordance with the terms of Section 2.2.3 of this Lease as if (i) the term “Option Term” was “First Offer Term” (as defined below), (ii) the term “Option Rent” was “First Offer Rent,” (iii) the term “Option Rent Notice” was “First Offer Notice,” and (iv) the terms “Premises,” “Tranche” or “floor” was “First Offer Space.”

1.4.4                     Construction in First Offer Space. Subject to any concessions granted to Tenant in accordance with the determination of the First Offer Rent for the applicable First Offer Space in accordance with Section 1.4.3 above, Tenant shall take such First Offer Space in its “as is” condition, and the construction of improvements in such First Offer Space shall comply with the terms of Article 8 of this Lease. The terms of the Tenant Work Letter attached to this Lease as Exhibit C shall not apply to the construction of any improvements in such First Offer Space.

1.4.5                     Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the applicable First Offer Space as set forth herein, Landlord and Tenant shall promptly thereafter execute a lease amendment for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 1.4; provided, however, that an otherwise valid exercise of the such right of first offer shall be fully effective whether or not a lease amendment is executed. Tenant shall commence payment of Rent for such First Offer Space, and the term (the “First Offer Term”) of such First Offer Space shall commence upon such commencement date (the “First Offer Commencement Date”) as is determined as a part of the determination of the First Offer Rent in accordance with Section 1.4.3 above, and shall terminate on the Tranche II Lease Expiration Date; provided, however, notwithstanding the foregoing or anything set forth in this Lease to the contrary, the minimum lease term for Tenant’s lease of any First Offer Space shall be five (5) years, and accordingly, if the Tranche II Lease Expiration Date is less than five (5) years from the First Offer Commencement Date, Tenant’s lease of the First Offer Space will extend beyond Tenant’s lease of the Tranche II Premises under this Lease.

1.4.6                     Termination of Right of First Offer. The rights contained in this Section 1.4 shall be personal to the Original Tenant and its Permitted Transferees, and may only be exercised by the Original Tenant or a Permitted Transferee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if not more than fifteen percent (15%) of the rentable area of the Premises (which shall be calculated as if the Premises includes all of the Tranche I Premises, the Tranche II Premises and the Tranches III Premises irrespective of whether the Commencement Date with respect to the Tranche I Premises, the Tranche II Premises and the Tranches III Premises has occurred) has been subleased (except to Permitted Transferees). Tenant shall not have the right to lease any First Offer Space, as provided in this Section 1.4, if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of the applicable First Offer Space to Tenant, Tenant is in default under this Lease, beyond any applicable notice and cure period set forth in this Lease.

1.4.7                     Rejection; Right to Lease. If Tenant fails to timely deliver to Landlord a First Offer Exercise Notice, then Landlord shall be free for one-hundred eighty (180) days thereafter (for purposes of this Section 1.4.7, the “One Hundred Eighty Day Period”) to lease the First Offer Space identified in the applicable First Offer Notice, on material economic terms that, on a net effective basis, are not more than five percent (5%) more favorable to the tenant than the terms offered Tenant in the applicable First Offer Notice (“Materially Equivalent Terms”). If Tenant fails to timely deliver to Landlord a First Offer Exercise Notice and Landlord either fails to lease the First Offer Space within the One Hundred Eighty Day Period or desires to lease the First Offer Space on less than Materially Equivalent Terms, then before entering into a lease for such First Offer Space after the expiration of the One Hundred Eighty Day Period or on such less than Materially Equivalent Terms, Landlord shall again offer the First Offer Space to Tenant for lease (for purposes of this Section 1.4.7, the “Updated Availability Notice”), at such less than Materially Equivalent Terms, if applicable. Tenant shall have ten (10) business days after receipt of the Updated Availability Notice to deliver to Landlord notice of Tenant’s acceptance of such First Offer Space (for purposes of this Section 1.4.7, the “Updated Offer Acceptance Notice”). If Landlord does not receive an Updated Offer Acceptance Notice from Tenant within such ten (10) business day period (or Landlord receives a notice of rejection), then for a period of one hundred eighty (180) days thereafter Landlord shall be free to lease the First Offer Space otherwise Landlord shall again deliver an Updated Availability Notice to Tenant and the terms and conditions of this Section 1.4.7 shall apply thereto.

1.4.8                     Tenant’s Share; Operating Expenses; Management Fees. Operating Expenses (as defined below) with respect to Two Rincon shall include (i) all Direct Expenses (as defined below) attributable solely to the office portions of Two Rincon, (ii) an equitable portion of the Direct Expenses attributable to Two Rincon as a whole, and (iii) an equitable portion of the Direct Expenses attributable to the Project as a whole (“Building Two Operating Expenses”). If Tenant leases space in Two Rincon, then Tenant’s Share with respect to Building Two Operating Expenses shall equal the rentable square foot of Tenant’s premises in Two Rincon divided by the total rentable square footage of Two Rincon. If Tenant leases space in Two Rincon, then Building Two Operating Expenses include fees payable by Landlord for management of the Project not in excess of three percent (3%) of gross revenues for the office portions of the Two Rincon only.

1.5                               Right of First Offer to Purchase Building.

1.5.1                     Right of First Offer. If Landlord intends to Sell (as defined below) the Building or Project, as applicable, Landlord shall first deliver written notice to Tenant (a “Sale Notice”), which notice shall set forth all material economic terms of the Sale (including, without limitation, transaction structure (e.g., ground lease, sale of fee interest or sale of equity interests), price, deposit(s), due diligence period (not to be less than thirty (30) days), closing date, seller financing (if any) and assumption of Landlord’s debt (if any) or sale free and clear of such debt) along with a proposed purchase agreement. For the purposes hereof, “Sale,” “Sell” or “Selling” shall mean to sell, transfer, assign or exchange the Building or Project, or grant an option to dispose of or otherwise transfer or convey the membership or other direct or indirect controlling ownership interests in the Landlord or ground lease the Building or Project. Concurrently with Landlord’s delivery to Tenant of a Sale Notice, Landlord shall, deliver to Tenant (i) project operating statements (including rentals and other revenues, and Project expenses, including Operating Expenses and Taxes) for the prior two (2) calendar years, and for the most recently completed calendar quarter, and (ii) current rent roll for all leases, licenses or occupancy agreements of the Project (the “Other Leases”) (such items in (i) and (ii), above, the “Initial Review Materials”). If, within ten (10) business days following the date of such notification, Tenant notifies Landlord that Tenant is interested in purchasing the Project from Landlord (the “Interest Notice”), then Landlord and Tenant shall diligently negotiate in good faith for thirty (30) days (the “Negotiation Period”) from the date upon which Tenant delivers its Interest Notice to agree upon the terms of, and to execute, a purchase agreement with respect to the Building or the Project, as applicable, on the terms and conditions set forth in the Sale Notice. Upon the agreement on the terms of the purchase agreement, and subject to the terms of such purchase agreement, Landlord will provide Tenant with other customary materials and information regarding the Project, including, without limitation, (a) copies of any Other Leases, (b) a copy of Landlord’s most recent title policy and property survey, if any, (c) a copy of Landlord’s most recent Phase 1 (and Phase 2) environmental reports, if any, (d) such plans and specifications for the Property as Landlord has in its possession and control, and (e) such other information within Landlord’s possession and control related to the operation of the Property that Buyer may from time to time reasonably request and which is not proprietary or subject to confidentiality obligations of Seller (the “Due Diligence Materials”). At Tenant’s option, prior to the end of the Negotiation Period, Tenant may deliver to Landlord a notice setting forth Tenant’s final offer on the price and other material terms at which Tenant would be willing to purchase the Project (the “Final Offer Notice”). Notwithstanding the foregoing, the foregoing terms of this Section 1.5 shall not be applicable to (1) the Sale of the Building or Project to an entity which is Controlled (as defined below) by, Controls or is under common Control with Landlord (any such entity, an “Landlord Affiliate”), or (2) the Sale of the Building or Project together with one or more other commercial office building properties owned by Landlord or any Landlord Affiliate (which shall not include a sale of only the Project (i.e. the Building and Two Rincon)) (any such Sale, a “Portfolio Sale”), or (3) an entity in which Landlord maintains a “Managing Member Interest,” as defined below, or an “Investor Member Interest” as defined below (in either case, a “Joint Venture Entity”) (any such sale as set forth in items (1), (2) or (3), an “Exempt Sale”). To the extent Landlord enters into an Exempt Sale, and the new owner subsequently elects to Sell the Building or Project, then such new owner shall first deliver a Sale Notice to Tenant, and the parties (i.e., the new owner and Tenant) shall proceed pursuant to the terms of this Section 1.5, provided that for purposes of the foregoing, all references to “Landlord” in this Section 1.5 shall mean the new owner. As used herein a “Managing Member Interest” shall mean an equity interest of not less than ten percent (10%) of the ownership entity, coupled with the right to direct the day to day operations of the Project in a manner consistent with the rights of managing members in real estate joint ventures between sophisticated institutional parties, and an “Investor Member Interest” shall mean an equity interest of not less than twenty-five percent (25%) of the ownership entity, coupled with the right to approve major decisions regarding the ownership of the Project (e.g., decisions to sell or finance) in a manner consistent with the rights of a joint venture capital partner in real estate joint ventures between sophisticated institutional parties. For purposes of this Lease, the term “control” shall mean the ownership of at least fifty percent (50%) of the equity interests in an entity and the right to vote such equity interests in the ordinary course of business.

1.5.2                     Rejection; Re-Offer. If Tenant fails to timely deliver to Landlord an Interest Notice, or Landlord and Tenant fail to reach agreement on a purchase agreement prior to expiration of the Negotiation Period, then, unless Tenant has delivered a Final Offer Notice, Landlord shall be free for one-hundred eighty (180) days thereafter (for purposes of this Section 1.5.2, the “One Hundred Eighty Day Period”) on any terms Landlord desires. In the event that Tenant has delivered the Final Offer Notice, then, prior to Landlord entering into an agreement to sell the Project to any third party for a purchase price which is less than ninety-five percent (95%) of the purchase price set forth in the Final Offer Notice, Landlord shall first offer to Sell the Project to Tenant for such lower purchase price (the “Sale Offer Notice”). Concurrently with Landlord’s delivery of a Sale Offer Notice, Landlord shall deliver to Tenant any updates to the Due Diligence Materials to reflect material changes in the same. Tenant shall accept or reject such offer within five (5) business days after delivery of the Sale Offer Notice. If Tenant fails to accept the offer to purchase the Project on the terms of the Sale Offer Notice within five (5) business days after receipt thereof, then Landlord shall be free to Sell the Project to any entity it desires, for a purchase price which is less than ninety-five percent (95%) of the purchase price set forth in the Sale Offer Notice, during the One Hundred Eight Day Period, provided that a new One Hundred Eighty Day period shall commence on the date of Tenant’s rejection or failure to accept the Sale Offer Notice.

1.5.3                     Participation. If Tenant fails to timely deliver an Interest Notice, then Landlord shall nevertheless allow Tenant to participate in any “bid process” or other open call for offers to purchase the Building or the Project, as applicable, from the market at large, conducted by Landlord, and in connection therewith shall permit Tenant to submit an offer to purchase the Building or the Project, as applicable, like any other third party; provided, however, nothing herein shall require or obligate Landlord to accept any offer submitted by Tenant, and Landlord may reject such offer in its sole and absolute discretion. If a particular Sale does not involve a “bid process” or open call for offers to purchase, then the terms of this Section 1.5.3 shall not apply.

1.5.4                     Termination of Right of First Offer to Purchase. The rights contained in this Section 1.5 shall be personal to the Original Tenant and its Permitted Transferees. Tenant shall not have the right of first offer to purchase the Building or Project, as applicable, as provided in this Section 1.5, if, as of the date of the attempted exercise of any right of first offer to purchase by Tenant, Tenant is in default under this Lease, beyond any applicable notice and cure period set forth in this Lease. The terms of this Section 1.5.4 shall terminate upon any Sale that is not an Exempt Sale.

ARTICLE 2

LEASE TERM; OPTION TERM(S)

2.1                               Initial Lease Term; Beneficial Occupancy. The terms and provisions of this Lease shall be effective as of the Effective Date. With respect to each Portion of the Premises, the term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the applicable Commencement Date set forth in Section 3.2 of the Summary, and shall terminate on the applicable Lease Expiration Date set forth in Section 3.4 of the Summary (as the same may be extended by Tenant in accordance with this Lease), unless this Lease is sooner terminated as hereinafter provided. If Landlord uses commercially reasonable efforts to deliver each Portion of the Premises to Tenant in Delivery Condition on or before the Anticipated Delivery Date with respect to such Portion of the Premises, then except as expressly set forth in Section 1.1.4 above, Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder. For purposes of this Lease, with respect to each Portion of the Premises, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the applicable Commencement Date with respect to such portion of the Premises and end on the last day of the eleventh month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year with respect to each Portion of the Premises shall end on the applicable Lease Expiration Date with respect to such Portion of the Premises. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit D, attached hereto (“Commencement Letters”), as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within thirty (30) days of receipt thereof. If Landlord fails to deliver a Commencement Letter as to a Portion of the Premises, then Tenant shall be permitted to prepare and send to Landlord a Commencement Letter for such Portion of the Premises. If Landlord fails to sign and return a particular Commencement Letter to Tenant within thirty (30) days of its receipt from Tenant, the Commencement Letter as sent by Tenant shall be deemed to have correctly set forth the matters addressed in it. Notwithstanding any provision to the contrary set forth in this Lease, Tenant shall have the right to occupy each Portion of the Premises during the period between the applicable Lease Commencement Date and the applicable Rent Commencement Date (the “Beneficial Occupancy Period”), provided that (i) Tenant shall have delivered to Landlord satisfactory evidence of the insurance coverage required to be carried by Tenant in accordance with Article 10, below, (ii) Tenant has delivered to Landlord the L-C (as defined below) as required by Article 21 below and the first month’s Base Rent for the Tranche I Premises pursuant to Article 3 below, and (iii) all of the terms and conditions of this Lease shall apply during the Beneficial Occupancy Period, other than Tenant’s obligation to pay “Base Rent” (as that term is defined in Article 3 below) or any Excess (as defined below) with respect to such Portion of the Premises.

2.2                               Option Terms.

2.2.1                     Option Right. Landlord hereby grants to the Original Tenant and its Permitted Transferees two (2) successive options to extend the Lease Term with respect to one or more floors (or all of the space leased on any particular floor by Tenant) of any Tranche of Premises, each by a period of five (5) years (each, an “Option Term”). Each option to extend shall be exercisable only by “Notice” (as that term is defined in Section 29.17 of this Lease) delivered by Tenant to Landlord as provided below, provided that, (“Option Term Exercise Notice”), not earlier than fifteen (15) and not less than twelve (12), months prior to the applicable Lease Expiration Date (or the expiration of the first Option Term, as applicable), provided that as of the date of delivery of such Notice, Tenant is not then in default under this Lease (after receipt of all required notices from Landlord and the expiration of all applicable cure period set forth in this Lease). Tenant shall specify in the Option Term Exercise Notice the floor(s) of the Premises (or portions thereof) that Tenant desires to extend. Upon the proper exercise of such option to extend, and provided that, at Landlord’s election, as of the end of the then applicable Lease Term, Tenant is not then in default under this Lease (after receipt of all required notices from Landlord and the expiration of all applicable cure period set forth in this Lease), then the Lease Term shall be extended independently for the applicable floor(s) of the Premises (or portions thereof) for a period of five (5) years.

2.2.2                     Option Rent. The annual Rent payable during the Option Term shall be equal to the annual Fair Market Value (as hereinafter defined) determined for each Portion of the Premises as of commencement of the applicable Option Term (the “Calculation Date”). “Fair Market Value” for a particular Portion of the Premises shall mean the fair market annual rent (including additional rent and considering any “base year” or “expense stop” applicable thereto) for such Portion of the Premises, taking into account all escalations, at which, as of the Calculation Date, tenants are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the applicable floor of the Premises (or portion thereof) for a term of five (5) years, in an arm’s-length transaction, which comparable space is located in the Building or in Two Rincon, or in other first-class commercial office buildings (“Comparable Buildings”) in the North and South San Francisco Financial Districts and the San Francisco SOMA Area (collectively, the “Market Area”), and which comparable transactions (collectively, the “Comparable Transactions”) are entered into within the six (6) month period immediately preceding Landlord’s delivery of the “Option Rent Notice” (defined below) to Tenant, taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the applicable portion of the Premises, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a Tenant based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant; (c) other monetary concessions being granted such tenants in connection with such comparable space, (d) the rental rate and escalations for the Comparable Transactions, (e) the amount of parking rent per parking permit paid in the Comparable Transactions, if any, (f) operating expense and tax protection granted in such Comparable Transactions such as a base year or expense stop; (g) the size of the floor(s) of the Premises as compared to the size the premises leased in the Comparable Transaction; (h) views, and (i) the brokerage commissions payable in connection with the Comparable Transaction compared to the fact that no broker commissions are payable under this Lease in connection with the Option Term (unless Landlord is paying a brokerage commission in connection with such Option Term). If Tenant timely disputes Landlord’s determination of Fair Market Value in accordance with Section 2.2.3 below, then the dispute shall be resolved by arbitration as provided in Section 2.2.3 below.

2.2.3                     Determination of Market Rent. In the event Tenant timely and appropriately exercises an option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent at least six (6) months before the applicable Lease Expiration Date. If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives written notice containing Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, or if Tenant irrevocably exercises its right of first offer with respect to the entire space described in such First Offer Notice but objects to Landlord’s determination of First Offer Rent, then in either event Landlord and Tenant shall attempt to agree upon the Option Rent (or First Offer Rent, as applicable) using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s objection to the Option Rent (or Tenant’s object to Landlord’s determination of First Offer Rent, as applicable) (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent, or First Offer Rent, as applicable, as the case may be, within five (5) business days following the Outside Agreement Date, and such determinations shall be binding and be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.3, below.

2.2.3.1           Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing, of first-class, high-rise commercial office properties in the Market Area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent (or First Offer Rent, as applicable) is the closest to the actual Option Rent (or First Offer Rent, as applicable), taking into account the requirements of Section 2.2.2 of this Lease. Each such arbitrator shall be appointed within thirty (30) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable). The arbitrators so selected by Landlord and Tenant pursuant to this Section 2.2.3.1 shall be deemed “Advocate Arbitrators” for purposes of this Section 2.2. If either party fails to timely appoint an Advocate Arbitrator, then the other party may deliver written notice of such failure to the party that failed to timely appoint an Advocate Arbitrator, and if such failure is not cured within five (5) business days following receipt of such written notice, then the Advocate Arbitrator timely appointed by the other party shall determine the Option Rent and such determination shall be binding upon the parties. If either party fails to timely submit its determination of the Option Rent, then the other party shall have the right to deliver a notice to the failed party expressly referencing this Section 2.2.3.1 and the time period for performance hereunder, and if the failed party does not deliver its determination of the Option Rent within three (3) business days following its receipt of such notice, then the determination of the other party timely submitted shall be deemed to be the Option Rent.

2.2.3.2           The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (for purposes of this Section 2.2, the “Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that (i) neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant or any of their affiliates during the five (5) year period prior to such appointment, and prior to the appointment of the Neutral Arbitrator, the Neutral Arbitrator shall be required to disclose any conflicts to Landlord and Tenant. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel. If the two (2) Advocate Arbitrators cannot timely agree upon and appoint a Neutral Arbitrator, then Landlord and Tenant shall each apply to the Presiding Judge of the Superior Court of the County of San Francisco to appoint the Neutral Arbitrator. The cost of the arbitration shall be paid by Landlord and Tenant equally.

2.2.3.3           Within ten (10) days following the appointment of the Arbitrator, Landlord and Tenant shall enter into an arbitration agreement (for purposes of this Section 2.2, the “Arbitration Agreement”) which shall set forth the following:

(a)                                 Each of Landlord’s and Tenant’s best and final and binding determination of the Option Rent exchanged by the parties pursuant to Section 2.2.3, above;

(b)                                 An agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an Exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the

Arbitration Agreement, and shall require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant or any of their affiliates;

(c)                                  Instructions to be followed by the Neutral Arbitrator when conducting such arbitration;

(d)                                 That Landlord and Tenant shall each have the right to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs fifteen (15) days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or Tenant, as the case may be, in support of Landlord’s or Tenant’s respective determination of Option Rent or First Offer Rent, as applicable (the “Briefs”);

(e)                                  That within five (5) business days following the exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s Brief (the “First Rebuttals”); provided, however, such First Rebuttals shall be limited to the facts and arguments raised in the other party’s Brief and shall identify clearly which argument or fact of the other party’s Brief is intended to be rebutted;

(f)                                   That within five (5) business days following the parties’ receipt of each other’s First Rebuttal, Landlord and Tenant, as applicable, shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s First Rebuttal (the “Second Rebuttals”); provided, however, such Second Rebuttals shall be limited to the facts and arguments raised in the other party’s First Rebuttal and shall identify clearly which argument or fact of the other party’s First Rebuttal is intended to be rebutted;

(g)                                  The date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the Neutral Arbitrator, the Advocate Arbitrators, Landlord and Tenant, and each party’s applicable consultants, which date shall in any event be within forty-five (45) days following the appointment of the Neutral Arbitrator;

(h)                                 That no discovery shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant;

(i)                                     That the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant, except that the Neutral Arbitrator shall be permitted to visit the Project and the buildings containing the Comparable Transactions;

(j)                                    Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours (for purposes of this Section 2.2, the “Tenant’s Initial Statement”);

(k)                                 Following Tenant’s Initial Statement, Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours (for purposes of this Section 2.2, the “Landlord’s Initial Statement”);

(l)                                     Following Landlord’s Initial Statement, Tenant shall have up to two (2) additional hours to present additional arguments and/or to rebut the arguments of Tenant (for purposes of this Section 2.2, the “Tenant’s Rebuttal Statement”);

(m)                             Following Tenant’s Rebuttal Statement, Landlord shall have up to two (2) additional hours to present additional arguments and/or to rebut the arguments of Tenant;

(n)                                 That, not later than ten (10) business days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the “Ruling”) indicating whether Landlord’s or Tenant’s submitted Option Rent is closer to the Neutral Arbitrator’s determination of what the Fair Market Rent should be for the applicable floor(s) of the Premises or First Offer Space, as applicable, which Ruling shall set forth the facts and reasons for the decision of the Neutral Arbitrator;

(o)                                 That following notification of the Ruling, Landlord’s or Tenant’s submitted Option Rent determination, whichever is selected by the Neutral Arbitrator as being closer to the Option Rent shall become the then applicable Option Rent; and

(p)                                 That the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant.

(q)                                 If a date by which an event described in Section 2.2.3.3, above, is to occur falls on a weekend or a holiday, the date shall be deemed to be the next business day. If the parties fail to enter into an Arbitration Agreement within ten (10) days following the appointment of the Neutral Arbitrator, then the arbitration shall nonetheless proceed in accordance with this Section 2.2.3 notwithstanding such failure.

2.2.3.4           In the event that the Option Rent (or First Offer Rent, as applicable) shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term for a Tranche of the Premises (or prior to the First Offer Commencement Date, as the case may be), Tenant shall be required to pay Base Rent then in effect with respect to such Tranche of the Premises the Option Rent (or First Offer Rent, as applicable) initially provided by Landlord to Tenant, and upon the final determination of the Option Rent (or First Offer Rent, as applicable), the payments made by Tenant shall be reconciled with the actual amounts of Option Rent (or First Offer Rent, as applicable) due, and the appropriate party shall make any corresponding payment to the other party within thirty (30) calendar days after the Option Rent for such Tranche of the Premises (or First Offer Rent, as applicable) has finally been determined.

2.2.3.5           Upon final determination of the Option Rent for each Tranche of the Premises, Landlord and Tenant shall execute an amendment reflecting Tenant’s exercise of the applicable extension option and the extension of the Lease Term and the Option Rent for such Tranche of the Premises as finally determined.

2.3                               Early Termination Right.

2.3.1                     Termination Right. Notwithstanding any provision to the contrary set forth in this Lease, but subject to the terms of this Section 2.3 below, the Original Tenant and its Permitted Transferees shall have a one-time right (the “Termination Right”) to terminate this Lease with respect to only the entire 3rd Floor Premises, effective as of a date selected by Tenant within sixty (60) days following the seventh (7th) anniversary of the Tranche III Commencement Date (the “Termination Date”) by delivering to Landlord prior written notice irrevocably exercising the Termination Right (the “Termination Notice”), which Termination Notice shall be delivered no later than twelve (12) months prior to the Termination Date.

2.3.2                     Termination Fee. As consideration for and as a condition precedent to such early termination, Tenant shall pay to Landlord the “Termination Fee” (as that term is defined below) concurrently with Tenant’s delivery of the Termination Notice. Time is of the essence with respect to Tenant’s delivery of the Termination Notice and payment of the Termination Fee. The “Termination Fee” shall equal the sum of (i) the unamortized portion, as of the Termination Date, of the “Tenant Improvement Allowance” (as that term is defined in the Tenant Work Letter) for the 3rd Floor Premises, (ii) the unamortized portion, as of the Termination Date, of leasing commissions to be paid by Landlord in connection with the 3rd Floor Premises (it being acknowledged and agreed to by Landlord and Tenant that the Tenant Improvement Allowance and leasing commissions paid by Landlord in connection with this Lease shall be amortized in the same manner as a fully-amortized loan, using an interest rate of Redacted per annum, over the initial Lease Term with respect to the 3rd Floor Premises), (iii) Base Rent for the 3rd Floor Premises for four (4) months, based on an annual Base Rent rate per rentable square foot of Redacted       Redacted       and (iv) Base Rent for the 3rd Floor Premises for six (6) months, based on the annual Base Rent rate per rentable square foot for the 3rd Floor Premises during the seventh (7th) Lease Year. Upon request, Landlord shall promptly deliver a written notice to Tenant setting forth Landlord’s calculation of the Termination Fee.

2.3.3                     Exercise of Termination Right. Provided Tenant properly exercises the Termination Right in accordance with the terms of this Section 2.3, then, effective as of the Termination Date, Tenant’s lease of the 3rd Floor Premises shall automatically terminate and be of no further force or effect, and Landlord and Tenant shall be relieved of their respective obligations under this Lease with respect to the 3rd Floor Premises, except for those obligations set forth in this Lease with respect to the period of Tenant’s tenancy prior to the Termination Date and such obligations which specifically survive the expiration or earlier termination of this Lease, including, without limitation, the payment by Tenant of all amounts owed by Tenant under this Lease up to and including the Termination Date. Without limiting the generality of the foregoing, Tenant shall vacate and surrender possession of the 3rd Floor Premises to Landlord on such Termination Date in the condition otherwise required to be vacated and surrendered at the end of the Lease Term. In the event Tenant fails to so surrender the 3rd Floor Premises to Landlord on or before the Termination Date, the holdover provisions of Article 16 of this Lease shall apply to such space. The Termination Right shall be personal to the Original Tenant and its Permitted Transferees, and may not be exercised by any assignee, sublessee or other Transferee of the Original Tenant’s interest in this Lease (other than a Permitted Transferee). Upon the Termination Date, the amount of the Letter of Credit may be reduced by the sum of Redacted so that the L-C deposited with Landlord thereafter shall be in the sum of Redacted . Landlord agrees to authorize such reduction in writing to the issuer of the L-C. With respect to the increases and decreases to the L-C amount as set forth herein, Landlord shall return the original L-C deposited hereunder to Tenant within five (5) business days following Tenant’s delivery of any new L-C. If Tenant has not previously delivered the Termination Notice as of the date that Landlord elects to terminate this Lease pursuant to the terms of Section 19.2.1, below, or as of the date that this Lease is rejected or deemed rejected in any bankruptcy, Tenant shall have no right to exercise the Termination Right, and Landlord’s claim for damages in such instances shall be calculated as if such Termination Right had not been exercised, and was of no force or effect.

ARTICLE 3

BASE RENT

Commencing on the Rent Commencement Date with respect to each Portion of the Premises, Tenant shall commence paying with respect to such Portion of the Premises (and will thereafter continue to pay with respect to such Portion of the Premises through the Expiration Date applicable to such Portion of the Premises), without prior notice or demand, to Landlord at the address or pursuant to the wiring instructions set forth in Section 13 of the Summary, or, at Landlord’s option, at such other address or wiring instructions as Landlord may from time to time designate in writing, by a check or wire transfer for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, the base rent (“Base Rent”) as set forth in Section 4 of the Summary with respect to such Portion of the Premises, payable in equal monthly installments in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term with respect to the Tranche I Premises following the Rent Commencement Date for the Tranche I Premises shall be paid within ten (10) business days after Tenant’s execution of this Lease. If any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable monthly installment of Base Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4

ADDITIONAL RENT

4.1                               General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, for each Portion of the Premises Tenant shall pay “Tenant’s Share” of the annual “Building Office Pool Direct Expenses,” as those terms are defined in Sections 4.2.9, and 4.3.1 of this Lease, as applicable, which are in excess of the amount of Building Office Pool Direct Expenses or Building Retail Pool Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent; provided, however, the parties hereby acknowledge that the first monthly installment of Tenant’s Share of any “Estimated Excess,” as that term is set forth in, and pursuant to the terms and conditions of, Section 4.4.2 of this Lease, shall first be due and payable for the calendar month occurring immediately following the expiration of the Base Year. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2                               Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1                     “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2                     “Building Office Pool Direct Expenses” shall mean those amounts of “Operating Expenses” and “Tax Expenses,” as those terms are defined below, allocated to the “office” portion of the Building as provided in Section 4.3.1, below.

4.2.3                     Intentionally Omitted

4.2.4                     Intentionally Omitted

4.2.5                     “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.6                     “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.7                     “Operating Expenses” shall mean all costs and amounts of every kind and nature which Landlord pays during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities (but excluding the cost of electricity consumed in the Premises and the premises of other tenants of the Building and any other buildings in the Project (since Tenant is separately paying for the cost of electricity pursuant to Section 6.1.3 below)), the cost of operating, repairing and maintaining the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project, and the commercially reasonable deductible portion of any insured loss otherwise covered by such insurance; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of the “Property Manager” and persons generally considered to be lower in rank than the position of “Property Manager” engaged in the operation, maintenance and security of the Project; (ix) operation, repair and maintenance of all systems and equipment and components thereof of the Building; (x) the cost of janitorial, alarm, security and other services, repair of wall and floor coverings, ceiling tiles and fixtures in Common Areas, and maintenance and repair of curbs and walkways, and repair to roofs; (xi) amortization of the cost of acquiring personal property used in the maintenance, operation and repair of the Project, or any portion thereof; provided, however, that any capital expenditure shall be amortized with commercially reasonable interest (as determined in accordance with sound real estate management and accounting practices at the time of the expenditure) over its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices; (xii) the cost of capital improvements (A) that are acquired to cause, in Landlord’s good faith judgment, an immediate (i.e., commencing within the first year in which costs for such capital improvements are included in Operating Expenses) reduction in other Operating Expenses, amortized over the useful life of such improvements at an annual rate not to exceed the amount of Operating Expenses to be saved in each calendar year throughout the Lease Term (as determined at the time Landlord elected to proceed with the capital improvement or acquisition of the capital equipment to reduce Operating Expenses); or (B) that are incurred due to any Laws first enacted or made applicable to any Portion of the Project or the Common Areas after the applicable Commencement Date; provided, however, that any capital expenditure shall be amortized with commercially reasonable interest (as determined in accordance with sound real estate management and accounting practices at the time of the expenditure) over its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices (costs under items (A) and (B), above, “Allowed Capital Costs”); (xiii) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.8.1, below; and (xiv) payments under the following covenants, conditions and restrictions (or any other covenants, conditions or restrictions entered into after the Effective Date in accordance with the terms and conditions of this Lease) (collectively, the “REA”): Rincon Center Associates Declaration Establishing Reciprocal Easements and Covenants Running With the Land recorded in the Recorder’s Office of San Francisco, California, on June 27, 1988 as Document No. E196829; Declaration Establishing Reciprocal Easements and Covenants Running With the Land recorded in the Recorder’s Office of San Francisco, California, on March 30, 1999 as Document No. 99-G541539-00 (“First Amendment”); Second Amendment to Declaration Establishing Reciprocal Easements and Covenants Running With the Land recorded in the Recorder’s Office of San Francisco, California, on June 28,2006 as Document No. 2006-1201148-00 (“Second Amendment”); and Third Amendment to Declaration Establishing Reciprocal Easements and Covenants Running With the Land recorded in the Recorder’s Office of San Francisco, California, on June 11,2007 as Document No. 2007-1400751-00 (“Third Amendment”). Costs under the REA that are allocable to the residential portion of the project governed by the REA are not included in Operating Expenses. As Tenant is responsible to pay directly for all electricity used by Tenant in the Premises, Operating Expenses shall not include any electrical charges attributable to other rentable tenant spaces in the Building (but shall include electrical charges for Common Areas). In addition, for purposes of this Lease, Operating Expenses shall also not include:

4.2.7.1           costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project (including, without limitation, the cost of construction of the Base Building (as defined in the Tenant Work Letter)), and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for tenants or other occupants of the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Project and costs incurred in removing property and improvements of former tenants or other occupants of the Project;

4.2.7.2           except as set forth in items (xi) and (xii) above, depreciation or amortization of the Project and interest, principal payments, debt service, points, fees, penalties or other debt costs on mortgages or other debt instruments;

4.2.7.3           costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier (or which would have been reimbursed by Landlord’s insurance carrier if Landlord had maintained the insurance required to be carried by Landlord under this Lease) or any tenant’s carrier or by anyone else, including, any warrantor (except to the extent of commercially reasonable deductibles);

4.2.7.4           any reserves for bad debts, rent loss, capital items, future Operating Expenses or any other purpose;

4.2.7.5           costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

4.2.7.6           the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include the items described in Section 4.2.7.24 below;

4.2.7.7           amount paid as ground rental for the Project by the Landlord;

4.2.7.8           overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

4.2.7.9           any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord;

4.2.7.10 rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

4.2.7.11 all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

4.2.7.12 costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

4.2.7.13 any costs expressly excluded from Operating Expenses elsewhere in this Lease;

4.2.7.14 costs to the extent arising from the negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

4.2.7.15 expenses and costs relating in any way whatsoever to the identification, testing, monitoring and control, encapsulation, removal, replacement, repair, or abatement of any Hazardous Substances (as defined below) or mold within the Building or Project;

4.2.7.16 fees payable by Landlord for management of the Project in excess of three percent (3%) of base rent for the office portions of the Building only and Building Office Pool Direct Expenses;

4.2.7.17 costs, fines, penalties, or interest incurred due to a violation of Laws or the terms and conditions of any lease by Landlord or any other tenant in the Project;

4.2.7.18 costs incurred by Landlord for alterations, additions, and replacements which are considered capital expenditures under generally accepted accounting principles, consistently applied, except for Allowed Capital Costs;

4.2.7.19 to the extent the Common Areas are not in compliance with Laws as of the applicable Commencement Date, then costs of bringing such Common Areas into compliance with building codes, laws, rules, regulations, ordinances, or any other governmental rules or requirements, including, without limitation, the Americans With Disabilities Act of 1990 and Title 24 of the California Code of Regulations (or its successor);

4.2.7.20 any costs required to be expended by Landlord in order to cause the Premises to be in the applicable Delivery Condition;

4.2.7.21 repairs or other work paid for through condemnation proceeds;

4.2.7.22 repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials, or workmanship of the Project;

4.2.7.23 costs incurred by Landlord, including penalties and interest, due to violation by Landlord or any other tenant or occupant of the Building of applicable Laws, the terms and conditions of any lease, ground lease, mortgage or deed of trust, or other covenants, conditions or restrictions encumbering the Building or the Land;

4.2.7.24 salaries, wages, bonuses, and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, parking privileges, life insurance, including group life insurance, welfare, and other fringe benefits, and vacation, holidays, and other paid absence benefits) relating to asset managers, leasing agents, promotional directors, officers, directors, or executives of Landlord that are above the rank of “Property Manager”;

4.2.7.25 costs incurred in the operation, maintenance and repair of any concession serving the Project (not including parking operations);

4.2.7.26 brokerage commissions, attorneys’ and accountants’ fees related thereto, loan brokerage fees, closing costs, interest charges and other similar costs incurred in connection with the sale, refinancing, mortgaging, or selling, or change of ownership of the Project;

4.2.7.27 all costs incurred by Landlord in connection with any dispute relating to the Landlord’s title to or ownership of the Project or any portion thereof;

4.2.7.28 interest and penalties due to late payments of taxes and utility bills or any other obligations;

4.2.7.29 any damage and repairs covered under any insurance policy carried by, or required to be carried by, Landlord;

4.2.7.30 costs for which Landlord has been compensated by a management fee to the extent that the inclusion of such costs in Operating Expenses would result in a double charge;

4.2.7.31 costs incurred in installing, operating and maintaining any specialty improvement not normally installed, operated and maintained in projects comparable to the Building, including, without limitation, an observatory, luncheon club, or athletic or recreational facilities;

4.2.7.32 costs and expenses of providing after-hours HVAC service to other tenant spaces in the Building;

4.2.7.33 costs and expenses to provide janitorial service, water, gas, fuel, steam, lights, sewer service and other utilities to other tenants or occupants of the Building materially in excess of amounts typically used in connection with ordinary office use;

4.2.7.34 costs for janitorial services for any rentable area in the Premises to the extent Tenant provides such services to the Premises at its own cost;

4.2.7.35 expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building;

4.2.7.36 advertising or promotional expenditures, and the costs of acquiring and installing signs in or on any of the Building identifying the owner of the Building or any other tenant or occupant of the Building;

4.2.7.37 costs of repairs or other work resulting from a casualty or occurrence with regard to which either Landlord or Tenant elects to terminate this Lease;

4.2.7.38 costs, expenses, fees or payments under any REA other than as expressly set forth in item (xiv) above; and

4.2.7.39 costs of operation, repair, maintenance and other expenses relating to the portions of the Project used for retail, restaurant and residential use;

4.2.7.40 costs arising from Landlord’s charitable or political contributions;

4.2.7.41 any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

4.2.7.42 the cost of any magazine, newspaper, trade or other subscriptions;

4.2.7.43 rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

4.2.7.44 costs of repairs or other work occasioned by fire, windstorm, or other casualty, whether or not Landlord carries such insurance, in excess of $250,000.00 per Expense Year for the Project (except for any commercially reasonable insurance deductible which such deductibles shall be included in the definition of Operating Expenses);

4.2.7.45 costs relating to the repair of structural portions of the roof, foundations, floors and exterior walls and all structural seismic upgrading costs, in excess of $250,000.00 per Expense Year for the Project; and

4.2.7.46 cost of any repairs to the Premises, the Building or the Project made necessary by any negligence or willful misconduct of Landlord or any of its assignees, or employees, or their respective agents, representatives, or contractors.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. In no event shall any adjustments to Operating Expenses in any calendar year result in Landlord receiving from Tenant and other tenants more than one hundred percent (100%) of the cost of the actual Operating Expenses paid by Landlord in any such calendar year. Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord’s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses. In the event and to the extent any portion of the Project is covered by a warranty or service agreement which provides warranty-type protection at any time during the Base Year and is not covered by such warranty or such warranty-type protection under such service agreement in a subsequent Expense Year to the same extent, Operating Expenses for the Base Year shall be deemed increased by the amount Landlord would have incurred during the Base Year with respect to the items or matters covered by the subject warranty or warranty-type protection, had such warranty or such service agreement not been in effect during the entire Base Year. Any insurance premium resulting from any new type of insurance that was not carried by Landlord during the Base Year, shall be deemed to be included in Operating Expenses for the Base Year in the amount of such insurance premium in the first Expense Year in which such new type of insurance is carried by Landlord, so that Tenant shall only be required to pay subsequent increases in such premiums. If a new category of expense is incurred after the Base Year, of a type that is not a category of expense then generally included in operating expenses by a majority of landlords of Comparable Buildings, the first full year’s expense for such item shall be added to Operating Expenses for the Base Year, so that Tenant shall only be required to pay subsequent increases in such expense. Operating Expenses for the Base Year shall include market-wide cost increases (including utility rate increases) due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages (the “Temporarily Increased Costs”), provided that, at such time as such Temporarily Increased Costs are no longer being incurred, the Base Year shall be appropriately adjusted to remove such Temporarily Increased Costs; provided, that such adjustment to the Base Year shall not result in re-adjustment of Operating Expenses payable for Expense Years which occurred after the Base Year and prior to the Expense Year in which such adjustment is made. If Landlord eliminates from any subsequent year’s Operating Expenses a recurring category of expenses previously included in the Base Year, Landlord may subtract such category from the Base Year commencing with such subsequent year. Landlord agrees that, if Tenant so elects and appoints a representative (the “Tenant Facility Coordinator”), Landlord shall permit the Tenant Facility Coordinator to meet with Landlord on a mutually agreeable regular basis (not more than one (1) time per calendar quarter) to discuss the operations of the Building and Operating Expenses (including the most recent Statement and/or Estimate Statement). Landlord shall operate and manage the Building consistent with the practices and customs of institutional owners of Comparable Buildings.

4.2.8                     Taxes.

4.2.8.1           “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. If, for any tax fiscal year, the Project is not separately assessed, but is assessed jointly with other property, then Landlord shall equitably apportion such Taxes Expenses for such tax fiscal year based upon allocable tax basis among the properties jointly assessed.

4.2.8.2           If, by Law, any Taxes may be paid in installments (whether or not interest accrues on the unpaid balance), then, for any calendar year, Landlord shall include in the calculation of such Taxes only the amount of the installments (with any interest) due and payable during such year had Landlord selected the longest permissible period of payment.

4.2.8.3           Tax Expenses shall include, without limitation: (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) all of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project.

4.2.8.4           Refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Tax Expenses under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.8, there shall be excluded from Tax Expenses (i) any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, documentary transfer taxes, federal or state income, corporate or capital gains taxes, penalties incurred as a result of Landlord’s failure to pay taxes or to file any tax or informational returns and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.8.5           Upon written request by Tenant on no more than an annual basis, Landlord agrees to notify Tenant in writing on or before ninety (90) days prior to the final date in which any appeal of Tax Expenses must be filed whether or not it will appeal property taxes for the Project for the tax bill in question. If Landlord elects not to appeal property taxes for the Project which relate to any portion of the Lease Term, then Landlord agrees to cooperate with Tenant should Tenant desire to appeal such property taxes for the Project. If Tenant elects to exercise the option to appeal pursuant to this Section, then Tenant is required to provide Landlord with written notice (“Appeals Notice”) at least thirty (30) days prior to the final date in which the appeal must be filed. Upon receipt of the Appeals Notice, Landlord shall retain a third party reasonably approved by Tenant in order to file and prosecute such appeal and thereafter Landlord shall diligently prosecute such appeal. Tenant may at any time in its sole discretion direct Landlord to terminate an appeal it previously elected pursuant to an Appeals Notice. In the event Tenant provides an Appeals Notice to Landlord and the resulting appeal reduces the property taxes for the calendar year in question as compared to the original bill received for such calendar year, then the costs for such appeal (up to the amount of the reduction in Tax Expenses) shall be included as an Operating Expense and passed through to the tenants of the Building. In turn, if the appeal is not successful, or if the cost of such appeal is in excess of the amount of such reduction, then Tenant shall reimburse Landlord, within thirty (30) days after written demand, for any and all costs reasonably incurred by Landlord in connection with such appeal in excess of the amount of the reduction in Tax Expenses. Tenant’s failure to timely deliver an Appeals Notice shall waive Tenant’s rights to request an appeal of such tax increase or assessment for such calendar year. In addition, Tenant’s obligations to reimburse Landlord for the costs of the appeal pursuant to this Section, and Tenant’s right to benefit from any reduction in the Tax Expenses, shall survive the expiration or earlier termination of this Lease in the event the appeal is not concluded until after the expiration or earlier termination of the Lease. Landlord agrees to keep Tenant apprised of all tax protest filings and proceedings undertaken by Landlord to obtain a reduction or refund of Tax Expenses.

4.2.8.6           Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 4.2.8.6 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.8.1 through 4.2.8.5, above.

4.2.9                     “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.2.10              Tenant’s Payment of Certain Tax Expenses. Notwithstanding anything set forth in this Lease to the contrary (including, without limitation, Section 4.2.8.1 above), in the event that, at any time prior to the thirtieth (30th) month following the Tranche I Commencement Date (the “Prop 13 Protection Period”), any sale, refinancing, or change in ownership of the Building or Project is consummated (specifically excluding, however, a change in ownership to a lender resulting from a foreclosure or a deed-in-lieu of foreclosure), and as a result thereof, and to the extent that in connection therewith, the Building or Project is reassessed (the “Reassessment”) for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the terms and conditions of this Section 4.2.10 shall apply to such Reassessment of the Building or Project.

4.2.10.1 The Tax Increase. For purposes of this Section 4.2.10, the term “Tax Increase” shall mean that portion of the Tax Expenses, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Tax Expenses, as calculated immediately following the Reassessment, which is attributable to (i) the initial assessment of the value of the Project, the base, shall and core of the Building or the tenant improvements located in the Building; (ii) assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment; of (iii) the annual inflationary increase of real estate taxes, but not in excess of two percent (2.0%) per annum. The Tax Increase shall also not include any increase in taxes payable with respect to the Building as a result of any modification of the tax code, including, without limitation, and modification or revocation of Proposition 13.

4.2.10.2 Protection. During the Prop 13 Protection Period, Tenant shall not be obligated to pay any portion of the Tax Increase relating to any Reassessment of the Building or Project. After the Prop 13 Protection Period, any portion of the Tax Increase relating to any Reassessment of the Building or Project shall be included in Direct Expenses.

4.3                               Allocation of Direct Expenses.

4.3.1                     Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared between certain of the tenants of the Building and the tenants of the other buildings in the Project. In addition, within each building of the Project, certain of the Direct Expenses are allocated among the “office” and “retail” portions of the particular building. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the office tenants of the Building (as opposed to the tenants of any other buildings in the Project, and as opposed to the retail tenants of the Building), and such portion shall be the “Building Office Pool Direct Expenses” for purposes of this Lease. Such Building Office Pool Direct Expenses shall include (i) all Direct Expenses attributable solely to the office portions of the Building, (ii) an equitable portion of the Direct Expenses attributable to the Building as a whole, and (iii) an equitable portion of the Direct Expenses attributable to the Project as a whole. As of the Effective Date, the allocations referenced in clause (iii) above are made in the following percentages (which are subject to change during the Lease Term in accordance with Landlord’s reasonable and equitable determinations):

Office Pool of the Building: 46.69%

Retail Pool of the Building: 7.91%

Office Pool of Two Rincon: 40.19%

Retail Pool of Two Rincon: 5.20%

As of the Effective Date, the costs incurred by Landlord in connection with Landlord’s obligations under the REA that are to be shared between the residential areas and the commercial areas are allocated as follows: 29.60% of such costs to the residential pool, and 70.40% to the commercial pool. Tenant acknowledges that certain costs are allocated or shared in different amounts, as reasonably and equitably determined by Landlord.

4.4                               Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Building Office Pool Direct Expenses for such Expense Year exceeds Tenant’s Share of Building Office Pool Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Sections 4.4.1 and 4.4.2, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.4.1                     Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant on or before June 1 following the end of each Expense Year, a statement (the “Statement”) which shall state in reasonably detailed categories the Direct Expenses incurred or accrued for the Base Year and each Expense Year thereafter, as applicable, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below (a “Shortfall”), and if Tenant paid more as Estimated Excess than the actual Excess (an “Overpayment”), Tenant shall receive a credit in the amount of such Overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if an Overpayment occurred, then Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of such Overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the terms of this Section 4.4.1, Tenant shall not be responsible for any Excess attributable to any Expense Year which is first billed to Tenant more than two (2) years after the end of the applicable Expense Year, or, after the applicable Lease Expiration Date; provided that Tenant shall be responsible for any Excess attributable to Direct Expenses for which Landlord had not previously received an invoice therefor and which are currently due and owing (i.e., costs invoiced for the first time regardless of the date when the work or service relating to this Lease was performed), for a period of not more than two (2) years after the date Landlord first receives such invoice.

4.4.2                     Statement of Estimated Direct Expenses. In addition, prior to May 1 of each calendar year of the Lease Term, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth in reasonably detailed categories Landlord’s good faith reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year and the estimated Excess (the “Estimated Excess”) as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary; provided that Landlord may not revise the Estimate Statement or Estimated Excess more than once in any Expense Year. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Building Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

4.5                               Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1                     Tenant shall be liable for and shall pay before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on

Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2                     Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, or (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Parking Garage.

4.6                               Landlord’s Books and Records. Landlord shall maintain for a period of at least three (3) years following the end of the calendar year to which they pertain complete and accurate books and records of all Direct Expenses. Within one (1) year after receipt of a Statement by Tenant (the “Review Period”), if Tenant disputes the amount of Direct Expenses or Excess set forth in the Statement, an officer of Tenant or an independent, certified public accounting firm, designated and paid for by Tenant on a non-contingency fee basis, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s offices (an “Audit”), provided that Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be (provided that Tenant may pay such amounts under protest). In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. The inspection shall be completed within sixty (60) days following the date Landlord makes such records available for review. Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant who has not represented Landlord or Tenant or any of their affiliates in the preceding five (5) years (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval, and such determination by the Accountant (a “Certification”) shall be binding on Landlord and Tenant. If no Certification is performed, and Tenant’s audit shows that Direct Expenses was overstated by more than three percent (3%), then the cost of Tenant’s accountant shall be paid for by Landlord. If such final determination reflects that Tenant has overpaid Tenant’s Share of Direct Expenses for the period in question, then Landlord shall credit such excess to Tenant’s next payment of Base Rent and Direct Expenses (and if a Certification was performed, then the cost of the Certification and the Audit shall be paid by Landlord). If such final determination reflects that Tenant has underpaid Tenant’s Share of Operating Expenses, Tenant shall promptly pay such additional Direct Expenses to Landlord within thirty (30) days after such determination (and if a Certification was performed, then the cost of the Certification and the Audit shall be paid by Tenant). Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable Law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES

5.1                               Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord.

5.2                               Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; or (ii) offices or agencies of any foreign governmental or political subdivision thereof. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any Environmental Laws (as defined below) (collectively, “Laws”). Notwithstanding the foregoing provisions of this Section 5.2 to the contrary, Tenant need not comply with any Laws so long as Tenant is contesting the validity thereof or the applicability thereof in accordance with the remainder of this Section 5.2. Tenant, at its expense, after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any Laws with which Tenant is responsible for compliance hereunder, provided that (a) the condition which is the subject of such contest does not pose a danger to persons or property, (b) the certificate of occupancy or other occupancy permit for the Premises or the Project is neither subject to being suspended nor threatened to be suspended by reason of non-compliance or otherwise by reason of such contest, and (c) Landlord is not subject to criminal penalty or to prosecution for a crime by reason of Tenant’s non-compliance or otherwise by reason of such contest. Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with the REA; provided, that, Landlord shall not enter into any new REA after the Effective Date which would affect Tenant’s use of or access to the Premises, or which would increase Tenant’s obligations or decrease Tenant’s rights under this Lease, without the approval of Tenant, such approval, not to be unreasonably withheld, conditioned or delayed. Tenant shall not cause or permit any “Hazardous Substance,” as that term is defined below, to be kept, maintained, used, stored, produced, generated or disposed of (into the sewage or waste disposal system or otherwise) on or in the Premises by Tenant or Tenant’s agents, employees, contractors, invitees, assignees or sublessees, without first obtaining Landlord’s written consent. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner) and UPS batteries. Tenant shall promptly notify, and shall direct Tenant’s agents, employees contractors, invitees, assignees and sublessees to promptly notify, Landlord of any incident in, on or about the Premises, the Building or the Project that would require the filing of a notice under any federal, state, local or quasi-governmental law (whether under common law, statute or otherwise), ordinance, decree, code, ruling, award, rule, regulation or guidance document now or hereafter enacted or promulgated, as amended from time to time, in any way relating to or regulating any Hazardous Substance. As used herein, “Hazardous Substance” means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the State of California, or the United States government. “Hazardous Substance” includes any and all material or substances which are defined as “hazardous waste,” “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local governmental law. “Hazardous Substance” also includes asbestos, polychlorobiphenyls (i.e., PCB’s) and petroleum.

5.3                               Roof Top Deck. Tenant shall have the exclusive right to use one or more portion(s) of the roof top of the 3rd floor of the Building (i.e., on the level of the 4th floor), which shall contain not more than 3,000 square feet of space in the aggregate within the area shown on Exhibit E attached hereto (the “Deck Terrace”) as a roof top deck, free of charge throughout the Lease Term. Tenant acknowledges that the set-backs applicable to the Deck Terrace are 5 feet on the north, west and east sides, and 32 feet on the south side. Subject to the foregoing, Landlord shall approve the location of the portion(s) of the area shown on Exhibit E attached hereto to be used as the Deck Terrace (such approval not to be unreasonably withheld, conditioned or delayed). Tenant may, at Tenant’s sole cost and expense and at Tenant’s election in its sole and absolute discretion, design, engineer and install any necessary improvements to allow for the use of the Deck Terrace by Tenant, subject to the terms of this Section 5.3, and such improvements shall be deemed “Alterations” additionally subject to the terms of Article 8 below. In particular, and without limitation, Landlord may disapprove any aspect of the Deck Terrace that (i) adversely affects any Building systems or Building structure, (ii) adversely affects the exterior appearance of the Building, (iii) interferes with code compliance, occupancy requirements, or the certificate of occupancy issued for the Building or Premises, or (iv) violates any applicable Laws. Tenant acknowledges that Landlord may require Tenant to install reasonable screening as a condition to Tenant’s use of the Deck Terrace. Subject to the requirements of Article 27 below, Landlord shall have the right to enter the Deck Terrace. Tenant shall keep, maintain and repair the Deck Terrace, at Tenant’s sole cost and expense, in a clean and safe condition, and consistent with the appearance of decks or patios of Comparable Buildings. Subject to the terms of this Section 5.3 and the load requirements of the roof top, Tenant shall have the right to install decking and railings, and to place and maintain shrubbery and bushes (collectively, the “Plants”) and furniture (“Deck Terrace Furniture”) on the Deck Terrace, subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, and which approval shall be deemed given if Landlord fails to respond within ten (10) days after Tenant’s request for such approval from Landlord. Any Deck Terrace Furniture and/or Plants must be reasonably secured to the Deck Terrace. The method by which any such items are secured to the Deck Terrace shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, and which approval shall be deemed given if Landlord fails to respond within ten (10) days after Tenant’s request for such approval from Landlord. Tenant shall remain solely liable for any liability arising from Tenant’s placement of such items on the Deck Terrace, and Landlord shall have no liability in connection therewith, except to the extent attributable to the negligence or willful misconduct of Landlord or its employees. Tenant shall remove any Deck Terrace Furniture and/or Plants upon the expiration or earlier termination of the Lease, and shall return the affected portion of the Deck Terrace to the condition the roof top would have been in had no such Deck Terrace Furniture and/or Plants been installed. Except as expressly set forth herein, all of the provisions of this Lease, including, without limitation, Article 10 of this Lease shall be applicable to Tenant’s use of the Deck Terrace as if the Deck Terrace were part of the Premises. Tenant acknowledges that the use of the Deck Terrace is subject to all applicable Laws and the REA, including, but not limited to, all requirements of the City and County of San Francisco, and the Landmarks Historical Preservation Committee. Landlord agrees to use commercially reasonable efforts, at no cost to Landlord, to assist and support Tenant in obtaining any such required approvals. However, Tenant’s failure to obtain such approvals, and resultant failure to be allowed to install all or any portion of the Deck Terrace shall not be a default by Landlord under this Lease, or entitle Tenant to any compensation or damages whatsoever.

5.4                               Tenant’s Dogs.

5.4.1                     In General. Subject to the provisions of this Section 5.4, and such additional reasonable rules and regulations as may be promulgated by Landlord from time to time with respect to the bringing of Dogs into the Project, Tenant shall be permitted to bring non-aggressive, fully domesticated, fully-vaccinated dogs (which dogs are owned by the Tenant or its employees) (“Tenant’s Dogs”), into one (1) floor of the Premises designated by Tenant in a written notice delivered to Landlord from time to time (the “Dog Floor”). Tenant’s Dogs shall be strictly controlled and supervised at all times by Tenant’s employees. No more than twenty five (25) Tenant’s Dogs will be allowed in the Premises at any one time. Tenant’s Dogs must be on leashes while in any area of the Project outside of the Premises. Tenant’s Dogs will not be allowed on the Deck Terrace, or on any interior decks or balconies. Within three (3) business days following Tenant’s receipt of Landlord’s request, Tenant shall provide Landlord with reasonably satisfactory evidence showing that all current vaccinations have been received by the Tenant’s Dogs. Tenant’s Dogs shall not be brought to the Project if such dog is ill or contracts a disease that could potentially threaten the health or wellbeing of any tenant or occupant of the Building (which diseases may include, but shall not be limited to, rabies, leptospirosis and lyme disease). Tenant shall not permit any objectionable dog related noises or odors to emanate from the Premises, and in no event shall Tenant’s Dogs be at the Project overnight or for any extended period of time. All bodily waste generated by Tenant’s Dogs in or about the Project shall be promptly removed and disposed of in trash receptacles designated by Landlord, and any areas of the Project affected by such waste shall be cleaned and otherwise sanitized. Landlord shall have the right to permanently ban any of Tenant’s Dogs from the Project if any such dog previously exhibited dangerously aggressive behavior, damages or destroys property in the Project, or violates the specific provisions of this Section 5.4. Notwithstanding any provision to the contrary contained in this Amendment, if Tenant’s Dogs are collectively found to be a substantial, repeated nuisance to the Project (and such substantial, repeated nuisance persists after multiple written notices to Tenant from Landlord in any twelve (12) month period), then Landlord shall have the right to terminate Tenant’s right to bring Tenant’s Dogs into the Project, and to terminate the provisions of this Section 5.4.

5.4.2                     Dog Access. Except as expressly set forth in this Section 5.4.2, Tenant’s Dogs shall not be allowed in any Common Areas of the Building or Project. No Tenant’s Dogs shall be allowed in any Building elevators at any time. Tenant may use Stairwell #9 on the P-1 level of the Parking Garage for the purposes of moving Tenant’s Dogs from a car in the Parking Garage to such stairwell and from such stairwell to the courtyard and sidewalks of the Project. Tenant’s Dogs shall be permitted in the courtyards and on the sidewalks of the Project while in transit to the Premises. From the courtyard and sidewalks of the Project, Tenant’s Dogs may enter the Ground Floor Premises. If the Ground Floor Premises is not the Dog Floor, then Tenant’s Dogs shall promptly be conveyed from the Ground Floor Premises into Stairwell #2 and from such stairwell to the Dog Floor.

5.4.3                     Costs and Expenses. Tenant shall pay to Landlord, within thirty (30) after demand, all reasonable maintenance and repair costs incurred by Landlord that directly result from Tenant’s Dogs presence in the

Building, Premises or Project, including, but not limited to, janitorial, waste disposal and landscaping costs and expenses. The indemnification provisions of Article 10 of this Lease shall apply to any claims relating to any of Tenant’s Dogs.

5.4.4                     Rights Personal. The right to bring Tenant’s Dogs into the Premises pursuant to this Section 5.4 is personal to the Original Tenant and its Permitted Transferees, and may not be exercised by any subtenant or other Transferee.

ARTICLE 6

SERVICES AND UTILITIES

6.1                               Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1                     Subject to limitations imposed by applicable Laws, Landlord shall provide heating and air conditioning (“HVAC”) between sixty eight (68) degrees and seventy six (76) degrees Fahrenheit during Building Hours. The “Building Hours” shall be from 7:00 A.M. to 6:00 P.M. Monday through Friday, except for the date of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, President’s Day, and Martin Luther King Day (collectively, the “Holidays”). Landlord may add other Holidays to the extent such Holidays are observed by a majority of the Comparable Buildings. Tenant shall reasonably cooperate with Landlord at all times and abide by all reasonable regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.1.2                     Landlord shall furnish electricity (subject to Tenant’s obligations to pay for the use thereof as provided in this Lease) to each floor of the Premises for the operation of Tenant’s electrical systems as follows: (i) for plug load at a demand load of not less than 4.0 watts per usable square foot per floor of the Premises (excluding electrical wiring and facilities for connection to Tenant’s lighting fixtures); and (ii) for the operation of Tenant’s lighting at a demand load of not less than 1.0 watts per usable square foot per floor of the Premises.

6.1.3                     Tenant shall be responsible to pay directly, and not as a part of Operating Expenses, for the cost of all electricity consumed in the Premises (not including electricity associated with the Building HVAC system). Such payments shall be made directly to the applicable utility, or if Tenant is not able to contract directly with such utility, Tenant shall reimburse Landlord for all costs (without mark-up) of electricity consumed in the Premises (not including electricity associated with the Building HVAC system) based on a separate submeter (the “Submetering Equipment”) installed in the Premises by Tenant (the cost of such installation shall be split equally between Landlord and Tenant). Tenant may audit Landlord’s readings of the Submetering Equipment and Landlord shall deliver reasonably detailed invoices to Tenant reflecting Landlord’s reading of the Submetering Equipment and resulting electricity costs.

6.1.4                     Landlord shall replace Building standard lamps, starters and ballasts for Building standard lighting fixtures within the Premises as part of Operating Expenses. At Tenant’s request, if Tenant installs lighting fixtures that are not the same as the current Building standard, Landlord will stock lamps, starters and ballasts for Tenant’s fixtures, provided that to the extent such non-Building standard items are more expensive than Building standard, Tenant shall be responsible to pay any incremental additional cost.

6.1.5                     Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.6                     Landlord shall provide janitorial services to the Premises and window washing services in accordance with the specification set forth on Exhibit F attached hereto, except the dates of the Holidays. Tenant acknowledges that the specification set forth on Exhibit F is subject to modification during the Lease Term, provided that in any event the janitorial services provided shall be consistent with those provided in Comparable Buildings.

6.1.7                     Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, and shall have at least one elevator available at all other times. Landlord shall provide nonexclusive freight elevator service subject to reasonable prior scheduling, and provided that Tenant will be responsible for any incremental additional cost of providing any such freight elevator services during non-Building Hours (e.g., any additional security or personnel costs).

6.1.8                     Landlord shall provide access control services for the Project in a manner commensurate with Comparable Buildings.

6.1.9                     Landlord shall provide tepid water for use in the Premises at points of supply, in amounts reasonably appropriate for a general office use.

6.2                               Overstandard Tenant Use. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation. If Tenant desires to use HVAC or fan service during hours other than Building Hours, then Tenant shall give Landlord reasonable prior notice of Tenant’s desired use and Landlord shall provide such after-hours HVAC to Tenant at an hourly rate reasonably determined by Landlord based on Landlord’s actual costs of electricity, engineering costs and incremental depreciation for reduction in the useful life of the Building’s HVAC system resulting from such after-hours use. Such service is available on a “zone by zone” basis, with each floor of the Building containing four (4) separate zones. Landlord’s current hourly rate for after-hours HVAC is Redacted per zone, and Landlord’s current hourly rate for after-hours fan service is Redacted per zone. If Tenant uses water in excess of amounts reasonably appropriate for general office use, or if Tenant desires to use other utilities not required to be supplied by Landlord under this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices.

6.3                               Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as otherwise provided in Section 6.6) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by Force Majeure (as defined below); and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise provided in Section 6.6 or elsewhere in the Lease.

6.4                               Fire Stairs. Landlord hereby agrees that Landlord shall not prohibit Tenant from using the fire stairs between floors of the Premises for the regular travel of employees between such floors, except to the extent Landlord is otherwise ordered by a governmental entity having jurisdiction over the Premises to so prohibit Tenant from such use. Tenant shall have the right to have access to such fire stairs, provided that Tenant shall cause the door(s) on each floor of the Premises from such fire stairs to be monitored and accessed by means of a security system installed by Tenant pursuant to Section 6.7 of this Lease, which security system shall comply with all applicable Laws. Landlord hereby makes no representation to Tenant as to whether or not the use of the fire stairs between floors of the Premises for the regular travel of employees between such floors is allowed under applicable Laws.

6.5                               Rooftop Rights. In accordance with, and subject to, the terms and conditions set forth in Article 8, below, and this Section 6.5, Tenant shall have the non-exclusive right to use the Building’s roof for the installation and maintenance, at Tenant’s sole cost and expense, satellite dishes/antennae or other telecommunications devices on the roof of the Building (and reasonable equipment and cabling related thereto), for receiving of signals or broadcasts (as opposed to the generation or transmission of any such signals or broadcasts) (all such equipment is defined collectively as the “Telecommunications Equipment”), as well as the installation, use and maintenance of conduit and other related equipment (the “Ancillary Equipment”). The manner of installation and the particular specifications of the Telecommunications Equipment and Ancillary Equipment shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Landlord makes no representations or warranties whatsoever with respect to the condition of the roof of the Building, or the fitness or suitability of the roof of the Building for the installation, maintenance and operation of the Telecommunications Equipment or the Ancillary Equipment, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Telecommunications Equipment and the presence of any interference with such signals whether emanating from the Building or otherwise. Tenant shall maintain such Telecommunications Equipment and Ancillary Equipment in good condition and repair, at Tenant’s sole cost and expense. Tenant shall remove such Telecommunications Equipment and Ancillary Equipment upon the expiration or earlier termination of the Lease, and shall return the affected portion of the rooftop and the Premises to the condition the rooftop and the Premises would have been in had no such Telecommunications Equipment and/or Ancillary Equipment been installed (reasonable wear and tear excepted). The roof shall be used by Tenant only in connection with Tenant’s use of the Premises, and Tenant shall not have the right to sublease or license the use of the roof to any third party (except to Permitted Transferees and other Transferees to whom the lease is assigned or portions of the Premises are subleased in accordance with Article 14 below). Notwithstanding any such review or approval by Landlord, Tenant shall remain solely liable for any damage to any portion of the roof or roof membrane, specifically including any penetrations, in connection with Tenant’s installation, use, maintenance and/or repair of such Telecommunications Equipment and/or Ancillary Equipment, and Landlord shall have no liability therewith. Such Telecommunications Equipment and Ancillary Equipment shall, in all instances, comply with applicable Laws. Tenant acknowledges that Landlord has engaged a roof-top management company to coordinate the use of the roof, and that Tenant’s rights as set forth above shall be subject to compliance with the reasonable and customary procedures instituted by such company, including payment of commercially reasonable installation and use fees. Notwithstanding the foregoing, subject to the other terms and conditions of this Section 6.5, Tenant shall be permitted to install one (1) non-commercial, 2’ maximum diameter satellite dish on the Building’s roof without payment of any additional fee or charge.

6.6                               Abatement Event. If (i) Landlord fails to perform the obligations required of Landlord under the terms, covenants and conditions of this Lease, and (ii) such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant (the “Abatement Event”) and Landlord has not cured such Abatement Event within five (5) days after the receipt of written notice from Tenant or the day Landlord otherwise becoming aware of such Abatement Event, then Rent payable under this Lease for that portion of the Premises rendered untenantable and unusable and not used by Tenant shall be abated for the period from the commencement of such Abatement Event to the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises; provided that if the entire Premises has not been rendered untenantable and unusable by the Abatement Event, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises (which shall be based on a ratio of the square feet of rentable area rendered untenantable and unusable to all of the rentable area leased by Tenant) so rendered untenantable and unusable. Notwithstanding the foregoing, in the event there is a disruption of services to the Premises, Landlord agrees to promptly use commercially reasonable efforts to resolve such failure of such services.

6.7                               Tenant’s Security System. Tenant shall be entitled to install a separate security system for the Premises and may include, without limitation, key-card systems, security lighting and video monitoring equipment in the Premises (which may also include card readers in the Common Areas adjacent to the entrances to the Premises, subject to Landlord’s reasonable approval of the locations thereof) (“Tenant’s Security System”), either as an Alteration (pursuant to the terms and conditions of Article 8) or as a part of the initial Tenant Improvements being constructed pursuant to the terms and conditions of the Tenant Work Letter; provided, however, (i) Tenant shall ensure that Tenant’s Security System is compatible with any security system installed by Landlord, (ii) the plans and specifications for Tenant’s Security System shall be subject to Landlord’s reasonable approval, and (iii) the installation of Tenant’s Security System shall otherwise be subject to the terms and conditions of Article 8 of this Lease and/or the Tenant Work Letter, as applicable. At Tenant’s sole cost, Tenant shall be permitted to tie Tenant’s Security Equipment into the Building Systems if requested by Tenant provided that (a) Tenant’s Security Equipment is compatible with the Building Systems and (b) Tenant’s Security System does not interfere with the Building Systems. In addition, Tenant shall have the right to contract directly with Landlord’s security contractor as well as utilize its own employees or third parties to perform security services within the Premises. Tenant shall at all times provide Landlord with a contact person who can disarm the security system and who is familiar with the functions of Tenant’s Security System in the event of a malfunction. Tenant shall remove such Tenant’s Security System upon the expiration or earlier termination of the Lease, and shall return the affected portion of the Premises and Building to the condition the Premises and Building would have been in had no such Tenant’s Security System had been installed (reasonable wear and tear excepted).

6.8                               Supplemental HVAC Units. Notwithstanding anything to the contrary contained in this Lease, at any time during the Lease Term, Tenant shall have the right but not the obligation to install in the Premises, at Tenant’s sole cost and expense, subject to the application of the Tenant Improvement Allowance, as applicable, one (1) or more Supplemental HVAC Units (defined below) in order to provide Tenant’s computer rooms, NOC, data center and/or other area(s) in the Premises with additional heating and cooling capacity. As used herein, the term “Supplemental HVAC Unit” shall mean a self-enclosed electric heating and cooling unit of the size and tonnage, and having the specifications, approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall have access to and use of the Building’s condenser water up to and not to exceed 20 tons maximum per floor (non-aggregated) for such facilities. If Tenant connects to the Building condenser water system, Tenant shall pay Landlord’s standard cost for condenser water use (currently Redacted per ton per month). Tenant acknowledges that such charge varies based on monthly variation in the cost of electricity. Notwithstanding anything to the contrary set forth herein, at the end of the Lease Term, at Landlord’s option, Tenant shall either: (1) remove, at Tenant’s sole cost and expense, any Supplemental HVAC Unit and restore all portions of the Premises and the Building affected by such removal to their condition immediately prior to the installation of such equipment, ordinary wear and tear excepted; or (2) leave any such Supplemental HVAC Unit in place, in which event the Supplemental HVAC Unit shall be the property of Landlord.

6.9                               Interior Decks. For purposes of this Lease, the “Interior Decks” shall mean the decks accessible from and forming a part of the Premises which extend into the interior Common Areas of the Building. Tenant may, at Tenant’s cost and expense (but subject to applicable of the Tenant Improvement Allowance), modify or replace the plants and furniture on the Interior Decks; provided, that, Landlord shall approve any such modification or replacement of the plants and furniture (such approval not to be unreasonably withheld, conditioned or delayed). If Tenant elects to replace any such furniture, then Landlord, at Landlord’s cost and expense, shall remove such existing furniture from the Interior Decks.

ARTICLE 7

REPAIRS

Landlord shall maintain in good condition and operating order and keep in good repair and condition, in a manner commensurate with first-class office buildings in the Financial District of San Francisco, California and in a clean, safe and neat condition, the structural portions of the Building, including the foundation, floor/ceiling slabs, roof structure (as opposed to roof membrane), curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, stairwells, elevator cab, men’s and women’s washrooms, Building mechanical, electrical and telephone closets, and all common and public areas servicing the Building, including the parking areas, landscaping and exterior Project signage (collectively, “Building Structure”) and the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant Parties (collectively, the “Building Systems”) and the Common Areas. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business in making any repairs or replacements to the Building or the Premises. Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures, equipment, interior window coverings, and furnishings therein, and the floor or floors of the Building on which the Premises is located, in good order, repair and condition at all times during the Lease Term, but such obligation shall not extend to the Building Structure and the Building Systems. Excluding Tenant’s self-help rights expressly set forth in this Lease, Tenant hereby waives any and all rights under and benefits of subSection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar Law.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1                               Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. If Landlord disapproves of any proposed Alterations, Landlord shall respond, in writing, stating the grounds for such disapproval, within ten (10) days after receipt of Tenant’s request for approval of the proposed Alterations, provided that, if Landlord fails to respond, Landlord shall be deemed to have approved the proposed Alterations. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not (i) adversely affect the Building Systems, exterior appearance of the Building, structural integrity or roof of the Building, (ii) require the issuance of a building permit or other governmental approvals, or (iii) cost more than One Hundred Thousand and 00/100 Dollars ($100,000.00) for a particular job of work (the “Cosmetic Alterations”). The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8. Any Alterations shall comply with any reasonable Landlord’s requirements relating to maintaining the current environmental certification of the Building (e.g., any LEED requirements).

8.2                               Manner of Construction. Landlord shall approve the contractor who will perform any Alterations (other than Cosmetic Alterations). If Landlord disapproves of any proposed contractor, Landlord shall respond, in writing, stating the grounds for such disapproval, within ten (10) business days after receipt of Tenant’s request for approval of the proposed contractor, provided that, if Landlord fails to respond, Landlord shall be deemed to have approved the proposed contractor. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in material conformance with any and all applicable Laws, all in conformance with the Construction Rules (as defined in the Tenant Work Letter). In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the Base Building, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to eliminate access to the Project or any portion thereof, by any other tenant of the Project, and use commercially reasonable efforts to minimize interference with the business of other tenants in the Project. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Francisco in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the “as built” drawings of the Alterations, to the extent applicable, as well as copies of all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3                               Payment for Tenant Improvements. If payment is made directly to contractors, Tenant shall comply with Landlord’s reasonable requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors. Landlord shall not be entitled to receive an administrative or supervision fee with regard to repairs, Alterations or any other work arising from or related to this Lease except as expressly set forth herein. Tenant shall pay to Landlord, as additional rent, the reasonable costs of Landlord’s third party engineers and other third party consultants (but not Landlord’s on-site management personnel) which are reasonably required to be engaged by Landlord for review of all plans, specifications and working drawings for the Alterations, within thirty (30) days after Tenant’s receipt of invoices from Landlord together with reasonable supporting evidence.

8.4                               Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries insurance in accordance with Section 4.2.2.3 of the Tenant Work Letter attached hereto.

8.5                               Landlord’s Property. Except as expressly set forth in this Lease, Landlord and Tenant hereby acknowledge and agree that (i) all Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises (excluding Tenant’s removable trade fixtures, furniture or non-affixed office equipment), from time to time, shall be at the sole cost of Tenant and shall be and become part of the Premises and the property of Landlord, and (ii) the “Tenant Improvements” (as that term is defined in Section 2 of the Tenant Work Letter) to be constructed in the Premises pursuant to the terms and conditions of the Tenant Work Letter shall, upon completion of the same, be and become a part of the Premises and the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Specialty Improvements to the

Premises, and to repair any damage to the Premises and Building caused by such removal; provided, however, if, in connection with its notice to Landlord with respect to any such Specialty Improvements, (x) Tenant requests Landlord’s decision with regard to the removal of such Specialty Improvements, and (y) Landlord thereafter agrees in writing to waive the removal requirement with regard to such Specialty Improvements, then Tenant shall not be required to so remove such Specialty Improvements; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, within ten (10) days following Landlord’s receipt of such request from Tenant with respect to Specialty Improvements, fails to address the removal requirement with regard to such Specialty Improvements, Landlord shall be deemed to have agreed to waive the removal requirement with regard to such Specialty Improvements. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Specialty Improvements, then at Landlord’s option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, and/or (B) Landlord may do so and may charge the actual, reasonable out-of-pocket costs thereof to Tenant, which costs shall be paid to Landlord within thirty (30) days after receipt of invoice together with reasonable supporting evidence. “Specialty Improvements” means any improvement that are not of a customary general office nature, and shall include, without limitation, the following: (i) rolling files and structural supports, (ii) built-in or high-density file systems, (iii) any supplemental HVAC system installed by Tenant, (iv) any improvements which affect the Building Structure, including, without limitation, any slab openings, stairwells, internal staircases or vaults, and any improvements which affect the Building Systems, including, without limitation, any cooking kitchens (i.e., with gas ovens/stoves), any fitness or exercise facility, showers, or core drills, and (v) any security or information technology systems installed by or on behalf of Tenant in the Premises, including, without limitation, any data center. Notwithstanding the foregoing, “Specialty Improvements” shall not include conference rooms or training rooms except to the extent aspects thereof are specifically set forth above. Landlord shall not unreasonably withhold or delay its approval with respect to what improvements or Alterations Landlord may require Tenant to remove at the expiration of the Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1                        Indemnification and Waiver. Except to the extent arising from the negligence or willful misconduct of the Landlord or the “Landlord Parties” (as that term is defined below), Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about any Portion of the Premises which has been delivered to Tenant from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Except to the extent arising from the negligence or willful misconduct of Landlord or the Landlord Parties, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from and against any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from: (a) any causes in, on or about any Portion of the Premises which has been delivered to Tenant; (b) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (c) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises; (d) any negligence or willful misconduct of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person, in, on or about the Project (collectively, “Tenant Parties”); (e) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the express or implied invitation of Tenant; or (f) the placement of any personal property or other items within the Premises. Except to the extent arising from the negligence or willful misconduct of the Tenant or the Tenant Indemnitees (as defined below), Landlord shall indemnify, protect and hold Tenant and its officers, directors, employees, agents, shareholders and affiliates (“Tenant Indemnitees”) harmless from and against any and all liabilities, claims and/or losses of any kind arising, directly or indirectly, entirely or in part, out of the negligence or willful misconduct of Landlord, the Landlord Parties or breach of Landlord’s representations and warranties set forth herein or any violation by Landlord of any Law. Each party’s agreement to indemnify the other party pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by such party pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to such party’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2                        Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. If Tenant’s conduct or use of the Premises for other than general office use causes any increase in the premium for Landlord’s insurance policies then Tenant shall reimburse Landlord for any such increase.

10.3                        Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1              Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities for limits of liability not less than:

Bodily Injury and                                                                                                                                       $5,000,000 each occurrence

Property Damage Liability                                                                                         $5,000,000 annual aggregate

Personal Injury Liability                                                                                                     $5,000,000 each occurrence

$5,000,000 annual aggregate 0% Insured’s participation

10.3.2              Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in Section 2.1 of the Tenant Work Letter, and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.3.3              Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.3.4              Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.4                        Landlord Insurance. Throughout the Lease Term, Landlord agrees to maintain (i) fire and extended coverage insurance, and, at Landlord’s option, earthquake damage coverage, terrorism coverage, wind and hurricane coverage, and such additional property insurance coverage as Landlord deems appropriate and is customarily carried by other prudent landlords who own similar buildings to the Building in the Financial District of San Francisco, on the insurable portions of Building in an amount not less than the fair replacement value thereof, subject to reasonable deductibles (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for similar buildings to the Building in the Financial District in the Financial District of San Francisco, and (iii) commercial general liability insurance with a combined single limit coverage of at least $3,000,000.00 per occurrence. All such insurance shall be obtained from insurers which meet the requirements of Section 10.5 below. Duly executed certificates showing the material terms for the same, shall be deposited with Tenant on the date Tenant first occupies the Premises and upon renewals of such policies upon written request. Any failure of Landlord to obtain and maintain the insurance policies and coverages required hereunder or failure by Landlord to meet any of the insurance requirements of this Lease beyond applicable notice and cure periods shall constitute a material default hereunder, and Landlord shall be solely responsible for any loss suffered by Tenant as a result of such failure.

10.5                        Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies, as an additional insured, including Landlord’s managing agent, if any (for liability policies only); (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A- VII in A.M. Best’s Insurance Guide or which is otherwise reasonably acceptable to Landlord and licensed to do business in the State of California; and (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant. Tenant shall endeavor to cause such policies to provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice (or ten (10) days in the event of non-payment of premium) shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Tranche I Commencement Date and prior to the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, and such failure continues for more than five (5) business days after written notice, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.

10.6                        Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.7                        Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of the Comparable Buildings. Landlord may change the amounts and/or types of insurance required to be carried by Tenant in accordance with the preceding sentence only one time during the initial Lease Term of the Tranche I Premises and only one time during each and every five (5)-year period (if any) following the expiration of the initial Lease Term of the Tranche I Premises.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1                        Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by a fire or any other casualty (collectively, a “Casualty”), Landlord shall promptly and diligently, subject to Force Majeure delays and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the Casualty, except for modifications required by Laws. Within sixty (60) days after the occurrence of any Casualty, Landlord shall cause to be delivered to Tenant an estimate (the “Estimate”), prepared by a qualified, independent, experienced and reputable architect and/or general contractor and addressed to Tenant, of the number of days (assuming no Force Majeure delay), measured from the date of the Casualty, that will be required for Landlord to substantially complete the repair and restoration of the Base Building and the Common Areas (when such repairs are made without the payment of overtime or other premiums). Tenant shall promptly notify Landlord upon the occurrence of any damage to the Premises resulting from a Casualty, and Tenant shall promptly inform its insurance carrier of any such damage. Tenant shall be responsible to repair any injury or damage to the Tenant Improvements and Alterations installed in the Premises, which repairs shall be made in compliance with the terms of Article 8, above. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided that Landlord uses commercially reasonable efforts to minimize interference with Tenant’s business during any such repairs. If such Casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises is not occupied by Tenant as a result thereof, then during the time and to the extent the Premises is unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which are unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. If a portion of a floor of the Premises is unfit for occupancy, it shall be reasonable for Tenant to terminate all business operations on such floor and therefore the entire floor shall be deemed unfit for occupancy. Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which Tenant reasonably should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2                        Termination Rights. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if one or more of the following conditions is present: (i) according to the Estimate, repairs to the Base Building and Common Areas cannot be completed within twelve (12) months after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) more than $1,000,000 of the damage (including any earthquake insurance deductible, but not including any other deductibles) is not covered by Landlord’s insurance policies other than as a result of Landlord’s failure to maintain insurance required by Section 10.4 above (the “Insurance Shortfall”), provided that if Landlord elects to terminate the Lease based on such Insurance Shortfall, Tenant may elect to pay such Insurance Shortfall itself, in which case Landlord shall not have the right to terminate the Lease on such basis, or (iii) the damage occurs during the last twelve (12) months of the Lease Term and, according to the Estimate, restoration and repair of the Base Building and Common Areas cannot be completed within sixty (60) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums). Notwithstanding the terms of Section 11.1 of this Lease, Tenant may elect to terminate this Lease by notifying Landlord in writing of such termination within sixty (60) days after receipt of the Estimate, such notice to include a termination date giving Tenant up to sixty (60) days to vacate the Premises, but Tenant may so elect only if one or more of the following conditions is present: (A) according to the Estimate, repairs to the Base Building and Common Areas cannot be completed within twelve (12) months after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums) or (B) the damage occurs during the last twelve (12) months of the Lease Term and according to the Estimate restoration and repair of the Base Building and Common Areas cannot be completed within sixty (60) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums). Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed by the later of (i) the date that is sixty (60) days after the period of time set forth in the Estimate, and

(ii) the date that is twelve (12) months after the date of discovery of the damage, Tenant shall have the right to terminate this Lease, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date may be up to sixty (60) days after delivery of the Damage Termination Notice. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.

11.3                        Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

11.4                        Date of Casualty. The terms and provisions of this Article 11 shall apply to any damage to the Building or the Project caused as a result of fire or other casualty, regardless of whether such damage occurs during, or prior to the commencement of, the initial Lease Term.

11.5                        Parking Garage. If Tenant is prevented from using, and does not use the Parking Garage as a result of any damage by fire or other casualty, and Tenant is then still occupying and using the Premises for the Permitted Use, then Landlord shall, upon written request from Tenant, use commercially reasonable efforts to provide Tenant with reasonable alternate parking (based on the rentable square footage of the Premises that Tenant is then occupying and using for the Permitted Use), which alternate parking shall include, if outside the Project, a commercially reasonable shuttle service from such alternate parking location to the Project, until such time as the damage to the Parking Garage is substantially completed.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. No payment of Rent by Tenant after a breach by Landlord shall be deemed a waiver of any breach by Landlord.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority if more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, any Tenant Improvements and Alterations paid for by Tenant without reimbursement, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1                        Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person or entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than fifteen (15) business days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) a calculation of the “Transfer Premium,” as that term is defined in Section 14.3 below, in connection with such Transfer and the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) if Tenant proposes to assign the Lease other than to a Permitted Transferee Assignee, current financial statements of the proposed Transferee certified by an officer, partner or owner thereof. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, not to exceed Redacted for a particular Transfer, within thirty (30) days after written request by Landlord.

14.2                        Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. If Landlord disapproves of any proposed assignment or sublease, Landlord’s response shall explain the grounds for such disapproval. If Landlord fails to make such election within seven (7) business days after Landlord’s receipt of the notice from Tenant, Tenant may deliver a written “reminder notice” requesting Landlord’s election. Landlord’s failure to make such election within three (3) business days after such reminder notice shall be deemed to be Landlord’s consent to the proposed assignment or sublease. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer if the intended use of the Premises by the assignee or sublessee is not permitted by Laws or is not a Permitted Use. The parties hereby agree that it shall only be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1              With respect to Tenant’s request for Landlord’s approval of a subletting of this Lease by Tenant:

14.2.1.1 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.1.2 The Transferee is associated with services, products or ideologies of a sexual, provocative, political, or similarly controversial nature which is inconsistent with tenants in the Comparable Buildings;

14.2.1.3 The Subject Space is in excess of 15,000 rentable square feet, upon such Transfer, Tenant will be subleasing more than 50% of the Premises, and the Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; and

14.2.1.4 The sublessee (or any affiliate of the sublessee) is then negotiating with Landlord or has negotiated with Landlord within the previous three (3) months to become a tenant of the office space portion of the Project, or is a current tenant or subtenant within the office portion of the Building or Project, provided, however, Landlord must be able to accommodate such sublessee with available inventory in the Project similar to the Subject Space (including the same ceiling height and similar size floor plates). In the event Tenant seeks to enter into a sublease, then Tenant may provide written notice to Landlord of its desire to sublease a portion of the Premises and Landlord and Tenant agree, in good faith, to discuss Tenant’s sublease and whether Tenant shall have the right to approach any current tenants or subtenants in the Project; provided, however, Landlord may elect that Tenant shall not have the right to contact any current tenant or subtenants of the Project for Tenant’s subleasing of the Premises if Landlord reasonably believes it can accommodate such tenant’s or subtenant’s space needs in the Project with currently or imminently available inventory in the Project similar to the Subject Space (including the same ceiling height and similar floor plates).

14.2.2              With respect to Tenant’s request for Landlord’s approval of an assignment of this Lease by Tenant:

14.2.2.1 The conditions set forth in Sections 14.2.1.1 and 14.2.1.2, above;

14.2.2.2 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; and

14.2.2.3 The assignee (or any affiliate of the assignee) is then negotiating with Landlord or has negotiated with Landlord within the previous three (3) months to become a tenant of the office space portion of the Project, or is a current tenant or subtenant within the office portion of the Building or Project, provided, however, Landlord must be able to accommodate such assignee with available inventory in the Project similar to the Premises (including the same ceiling height and similar size floor plates). In the event Tenant seeks to assign the Lease, then Tenant may provide written notice to Landlord of its desire to assign the Lease and Landlord and Tenant agree, in good faith, to discuss Tenant’s assignment and whether Tenant shall have the right to approach any current tenants or subtenants in the Project; provided, however, Landlord may elect that Tenant shall not have the right to contact any current tenant or subtenants of the Project for Tenant’s assignment of its Lease if Landlord reasonably believes it can accommodate such tenant’s space needs in the Project with currently or imminently available inventory in the Project similar to the Premises (including the same ceiling height and similar size floor plates).

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six (6) month period, enter into such Transfer of the Premises or portion thereof, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, then Tenant shall again submit the Transfer to Landlord for its approval. If Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, Tenant shall have all of its rights and remedies at law and in equity, provided that Tenant hereby waives any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed Transferee.

14.3                        Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred. The Transfer Premium shall be calculated, after first deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent or other economic concessions reasonably provided to the Transferee, (iii) any brokerage commissions or legal fees in connection with the Transfer and (iv) in the case of any sublease, any costs incurred by Tenant in separately demising the portion of the Premises (“Transfer Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Tenant shall first recoup all Transfer Costs from the Transferee before any Transfer Premium must be paid to Landlord. Notwithstanding anything set forth herein to the contrary, in no event shall Tenant be required to pay a Transfer Premium in connection with a Transfer pursuant to Section 14.7 of this Lease below.

14.4                        Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer of one or more full floors of the Premises (or of all of the Premises located on a particular floor of the Building), for substantially all of the remainder of the Lease Term (i.e., would leave less than one (1) month of the Lease Term following the expiration of such Transfer), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter, Landlord shall have the option, by giving written notice to Tenant within ten (10) business days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer

Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such ten (10) business day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is on material economic terms that, on a net effective basis, are not more than five percent (5%) more favorable to the subtenant than the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

14.5                        Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Notwithstanding anything to the contrary set forth in this Lease, the original Tenant named in this Lease shall not be bound by any amendment or agreement which is not expressly executed and delivered by the original Tenant named in this Lease, and Landlord is not authorized or entitled to rely upon any assignee or subtenant to the contrary, whether or not the same is a Permitted Transferee. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit. In connection with such audit, Landlord and Landlord’s agents must agree in advance to follow Tenant’s reasonable rules and procedures regarding inspections of Tenant’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection.

14.6                        Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease beyond all applicable notice and cure periods expressly set forth in this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.7                        Deemed Consent Transfers. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is Controlled by, Controls, or is under common Control with Tenant), (B) a sale of corporate shares of capital stock in

Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term (any such assignee, sublessee, licensee or occupant described in items (A) through (D) of this Section 14.7 hereinafter referred to as a “Permitted Transferee”) provided that (i) Tenant notifies Landlord no more than ten (10) business days after the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth above, (ii) no assignment relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and, in the event of an assignment of Tenant’s entire interest in this Lease, the liability of Tenant and such Transferee shall be joint and several.

14.8                        Allowed Shared Occupancy Agreements. Notwithstanding any contrary provision of this Article 14, the Original Tenant and its Permitted Transferees shall have the right, without the receipt of Landlord’s consent and without payment to Landlord of the Transfer Premium or counting towards Landlord’s right to recapture space under Section 14.4 above, to permit the occupancy of up to 20,000 RSF of space in the Premises, in the aggregate, to any individual(s) or entity that has an ongoing business relationship with Tenant (other than the dual occupancy of the Premises), which occupancy may include the use of a corresponding interior support area and other portions of the Premises which shall be common to Tenant and the permitted occupants, on and subject to the following conditions: (i) each individual or entity shall be of a character and reputation consistent with the quality of the Building and the Project; (ii) no individual or entity shall occupy a separately demised portion of the Premises or which contains an entrance to such portion of the Premises other than the primary entrance to the Premises; and (iii) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Article 14. Tenant shall provide notice to Landlord of any occupancy under this Section 14.8 within ten (10) business days after the commencement thereof. Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding the identity of any such individuals or entities. Any occupancy permitted under this Section 14.8 shall not be deemed a Transfer under this Article 14. Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1                        Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2                        Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of each Portion of the Premises to Landlord in as good order and condition as when Tenant took possession, reasonable wear and tear and repairs due to casualty or condemnation, or which are specifically made the responsibility of Landlord hereunder excepted, and subject to Tenant’s obligation to remove any Specialty Tenant Improvements to the extent required by this Lease. Tenant shall not have any obligation to repair or replace any carpeting, or to repaint any painted areas of the Premises upon such surrender. Upon such expiration or termination, in addition to Tenant’s obligations under Section 29.31, below, except as otherwise set forth in this Lease, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over in any Portion of the Premises after the expiration of the Lease Term with respect to such Portion of the Premises or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease with respect to such Tranche. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Tenant’s payment of Rent as set forth in this Article 16 shall be proportionately reduced for every Portion of the Premises vacated by Tenant during any holdover such that Tenant shall only pay Rent for those Portion(s) of the Premises actually occupied by Tenant during any holdover. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender any Portion of the Premises within sixty (60) days after the termination or expiration of this Lease, and if Landlord has informed Tenant in writing that Landlord has an agreement with another tenant or occupant for any part of such Portion of the Premises, then Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from any claims made by such succeeding tenant or occupant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. Tenant shall have the right to request that Landlord provide to Tenant a written notice setting forth Landlord’s good faith estimate of the maximum amount of consequential damages (including loss of profits, loss of business opportunity, loss of goodwill and loss of use) (“Holding Over Damages”) that Landlord will incur as the result of Tenant’s failure to surrender the Premises following the expiration of this Lease. Within ten (10) business days after receipt of such request, Landlord shall provide Tenant a written notice setting forth Landlord’s good faith estimate of Holding Over Damages. Notwithstanding anything set forth in this Lease to the contrary, Landlord’s good faith estimate of Holding Over Damages shall be provided to Tenant solely as an accommodation and Landlord’s actual Holding Over Damages shall not be limited by such good faith estimate.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate (or provide written comments to any proposed certificate delivered by Landlord), which, as submitted by Landlord, shall be in the form of Exhibit G, attached hereto indicating therein any exceptions thereto that may exist at that time. If Tenant fails to timely execute, acknowledge and deliver such estoppel certificate (or provide written comments to any proposed certificate delivered by Landlord), Landlord may provide to Tenant a second written request with respect to such estoppel certificate which written notice must state in bold and all caps “FAILURE TO RESPOND TO THIS WRITTEN NOTICE WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT HEREOF SHALL CONSTITUTE ACCEPTANCE OF AN ESTOPPEL CERTIFICATE”. If Tenant fails to execute and deliver such certificate (or provide written comments to any proposed certificate delivered by Landlord) within a five (5) business day period following the receipt of Landlord’s second written request therefor, such failure shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. If Tenant provides written comments to any estoppel certificate received from Landlord, then Tenant shall have five (5) business days following receipt of a revised estoppel certificate to execute, acknowledge and deliver to Landlord such revised estoppel certificate (or provide written comments to any such revised estoppel certificate delivered by Landlord) and the same process described above shall apply with respect to Tenant’s failure to timely execute, acknowledge and deliver such estoppel certificate (or provide written comments to any proposed certificate delivered by Landlord).

Landlord shall, within ten (10) business days after receipt of a written request from Tenant, execute and deliver (or provide written comments to any proposed certificate delivered by Tenant) to Tenant a statement certifying: (a) the date of commencement and expiration of each Portion of the Premises; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Landlord’s statement; and (e) such other factual matters as may be reasonably requested by Tenant. Landlord irrevocably agrees that if Landlord fails to execute and deliver such certificate within such ten (10) business day period (or provide written comments to any proposed certificate delivered by Tenant), Tenant may provide to Landlord a second written request with respect to such estoppel certificate which written notice must state in bold and all caps “FAILURE TO RESPOND TO THIS WRITTEN NOTICE WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT HEREOF SHALL CONSTITUTE AN EVENT OF DEFAULT.” If Landlord fails to execute and deliver such certificate (or provide written comments to any proposed certificate delivered by Tenant) within a five (5) business day period following the receipt of Tenant’s second written request therefor, such failure shall constitute acknowledgment by Landlord that statements included in the estoppel certificate are true and correct, without exception. Landlord agrees that any statement delivered pursuant to this paragraph may be relied upon by any assignee, lender, subtenant or investor of Tenant. If Landlord provides written comments to any estoppel certificate received from Tenant, then Landlord shall have five (5) business days following receipt of a revised estoppel certificate to execute, acknowledge and deliver to Tenant such revised estoppel certificate (or provide written comments to any such revised estoppel certificate delivered by Tenant) and the same process described above shall apply with respect to Landlord’s failure to timely execute, acknowledge and deliver such revised estoppel certificate (or provide written comments to any proposed certificate delivered by Tenant).

At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Landlord agrees that Tenant’s financial statements are deemed to be Tenant’s confidential information. Landlord hereby agrees to maintain Tenant’s financial statements as proprietary and confidential and will take reasonable measures to avoid disclosure and unauthorized use of the financial statements (including, without limitation, measures at least as stringent as it takes to protect its own confidential information of a similar nature). Landlord agrees not to disclose Tenant’s financial statements to any third party other than as-needed to any lender, prospective lender, or purchaser and to Landlord’s attorneys, accountants, investment advisors and similar business advisors, provided that in the case of each such disclosure: (a) such disclosures are for bona fide business purposes related to the Project; (b) all such third parties have signed a commercially reasonable non-disclosure agreement prior to receiving any of Tenant’s financial statements; and (c) in case of any breach by any such third party of the applicable non-disclosure agreement, Landlord shall not be liable to Tenant for such breach, but Landlord shall reasonably cooperate with Tenant, at Tenant’s sole cost and expense, to enforce the terms of such non-disclosure agreement, including, without limitation, assigning Landlord’s rights to enforce such non-disclosure agreement to Tenant. Notwithstanding the foregoing, the obligation of confidentiality provided for with respect to Tenant’s financial statements shall not apply to the extent the financial statements: (i) are required to be disclosed by applicable laws after giving reasonable notice to Tenant to allow Tenant time to seek a protective order, to the extent permitted by applicable laws, (ii) are, at the time of delivery, already in the lawful possession of the receiving party, (iii) are, at the time of disclosure, in a public offering or in the public domain, or, after disclosure by a person or entity not subject to the confidentiality obligations herein, has become part of the public domain, (iv) are independently developed (1) by the receiving party without breaching the confidentiality obligations herein, or (2) by parties who have not had, either directly or indirectly, access to or knowledge of the financial statements; or (v) are disclosed with Tenant’s prior written consent. Notwithstanding the foregoing, in the event that (A) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that “controls” Tenant or is otherwise an “affiliate” of Tenant, as those terms are defined in Section 14.7 of this Lease) is publicly traded on a national stock exchange, and (B) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise Affiliates of Tenant), then Tenant’s obligation to provide Landlord with a copy of its most recent current financial statement shall be deemed satisfied.

ARTICLE 18

SUBORDINATION

Concurrently with the execution and delivery of this Lease, Landlord has delivered to Tenant a fully executed subordination, non-disturbance and attornment agreement (the “Current SNDA”) from Landlord’s Current Lender (as defined below). Subject to the terms of the Current SNDA, or any Future SNDA Agreement (as defined below), this Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other security document now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof (collectively, “Security Documents”), and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant’s agreement to subordinate this Lease to any Security Document shall be subject to Tenant’s receipt of a Future SNDA Agreement (as hereinafter defined). A “Future SNDA Agreement” shall mean a commercially reasonable agreement between Landlord, Tenant and the holder of such Security Document reasonably acceptable to Tenant, which provides, among other things, that, so long as Tenant is paying the rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Any Future SNDA Agreement shall expressly provide that (i) upon any party succeeding to the interest of Landlord under this Lease, such party shall be liable for the performance of the “Landlord Work,” and any “Seismic Work” required to be performed by Landlord under this Lease, (ii) the provisions of this Lease regarding any casualty or condemnation shall control notwithstanding any conflicting provisions in the Security Documents, and (iii) either (A) that upon any party succeeding to the interest of Landlord under this Lease, such party shall be liable for the payment of any unpaid portion of the Tenant Improvement Allowance, or (B) that Tenant’s right of set-off pursuant to Section 19.5.3 below for failure to pay the Tenant Improvement Allowance or Section 29.23 below for failure to pay brokerage commissions shall remain in effect and upon any party succeeding to the interest of Landlord under this Lease, any accumulated amounts which Tenant may have to set-off against rent and other amounts due under this Lease shall continue in full force and effect and be binding against such party and Tenant shall have the continued right to set-off such amounts against rent and other amounts due under this Lease. Notwithstanding the foregoing, in lieu of the Future SNDA Agreement providing the express recognitions set forth in items (i) and (iii), above, Landlord may deliver to Tenant either (1) a guaranty binding upon a “Qualified Guarantor,” as defined below, guaranteeing the performance and/or payment of such obligations, or (2) an unconditional, irrevocable standby letter of credit in the form and from an issuing bank meeting the requirements of the L-C to be delivered by Tenant to Landlord pursuant to Article 21 of this Lease, and all of the other provisions of Article 21 below (other than the provisions regarding reductions in the L-C Amount) shall apply to such letter of credit (with such changes as necessary to reflect that the letter of credit is being deliver by Landlord to Tenant), in an amount equal to the sum of the then undisbursed amount, if any, of the reasonably estimated cost of any then remaining Landlord Work and Seismic Work, any remaining Improvement Allowance and any remaining unpaid commissions owed to Tenant’s Broker, as protection for Tenant’s ability to receive the benefits of such work and the payment of the Improvement Allowance pursuant to the terms of the Work Letter and for payment of commissions owed to Tenant’s broker, and if the party succeeding to the interest of Landlord under this Lease fails to disburse the Tenant Improvement Allowance or to pay the commissions owed to Tenant’s Broker then Tenant may enforce such guaranty or draw on the letter of credit, as applicable, in the amount and to the extent Tenant would have been able to off-set such amount pursuant to the terms of Sections 19.5.3 or 29.23 below, respectively. Landlord shall additionally use commercially reasonable efforts to cause any Future SNDA to contain an agreement that Tenant’s Right of First Offer to Purchase shall survive any foreclosure, deed-in-lieu of foreclosure of other exercise of remedies under any Security Documents (but the failure of such Future SNDA to contain such agreement shall not be a failure of the requirement to provide a Future SNDA). As used herein, a “Qualified Guarantor” shall mean a person or entity that has a total “net worth,” as determined pursuant to generally accepted accounting principles (GAAP), in excess of $650 Million, and “shareholder surplus,” as determined by GAAP, in excess of $250 Million. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute any Future SNDA Agreement. If Tenant fails to timely execute such Future SNDA Agreement (or provide written comments to any proposed Future SNDA Agreement delivered by Landlord), Landlord may provide to Tenant a second written request with respect to such Future SNDA Agreement which written notice must state in bold and all caps “FAILURE TO RESPOND TO THIS WRITTEN NOTICE WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT HEREOF SHALL CONSTITUTE AN EVENT OF DEFAULT”. If Tenant fails to execute such Future SNDA Agreement (or provide written comments to any proposed Future SNDA Agreement delivered by Landlord) with such five (5) business day period shall be deemed to be a material event of default hereunder. Tenant waives the provisions of any current or future Law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. If Tenant provides written comments to any Future SNDA Agreement received from Landlord, then Tenant shall have five (5) business days following receipt of a revised Future SNDA Agreement to execute, acknowledge and deliver to Landlord such revised Future SNDA Agreement (or provide written comments to any such revised Future SNDA Agreement delivered by Landlord) and the same process described above shall apply with respect to Tenant’s failure to timely execute, acknowledge and deliver such revised Future SNDA Agreement (or provide written comments to any proposed Future SNDA Agreement delivered by Landlord).

ARTICLE 19

DEFAULTS; REMEDIES

19.1                        Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1              Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2              Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3              Abandonment (as defined in California Civil Code Section 1951.3) of the Premises by Tenant.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law.

19.2                        Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1              Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

19.2.1.1 The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

19.2.1.2 The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

19.2.1.3 The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

19.2.1.4 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

19.2.1.5 At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Section 19.2.1.1 and 19.2.1.2, above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate. As used in Section 19.2.1.3 above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Notwithstanding the foregoing, Landlord’s damages in the event of any event of default by Tenant shall not be increased beyond the amounts calculated as provided above based on any construction costs paid or incurred by Landlord, any brokerage commissions or allowances paid by Landlord to Tenant (including the Tenant Improvement Allowance) or any free rent provided to Tenant (or any rent attributable to any period between the satisfaction of the Delivery Condition for any Portion of the Premises and the Lease Commencement Date for such Portion of the Premises).

19.2.2              Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3              Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3                        Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4                        Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.

19.5                        Landlord Default.

19.5.1              Notice and Cure. Landlord shall be in default hereunder if Landlord shall fail to pay any sums payable by Landlord hereunder within ten (10) business days after the date such sum is due. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any other obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of rights and remedies set forth herein or otherwise provided at law or in equity.

19.5.2              Tenant Right to Self Help. Notwithstanding anything to the contrary contained herein, if an event or circumstance which requires the action of Landlord with respect to repair, maintenance or provision of services to the Building or any portion thereof is an Emergency Situation (as defined below) or will have a material, adverse impact on Tenant’s ability to conduct its business in the Premises (an “Adverse Condition”), including, for example, any failure to provide (or cause to be provided) electricity, HVAC, chilled water or elevator access to the Premises, and Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than ten (10) business days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional five (5) business days’ notice to Landlord specifying that Tenant is taking such required action (provided, however, that the initial ten (10) business day notice and the subsequent five (5) business day notice shall not be required in the event of an “Emergency Situation” as that term is defined herein, but rather the ten (10) business day period shall be replaced by a two (2) business day period, and no second notice shall be required). For purposes hereof, the term “Emergency Situation” shall mean a situation which poses an imminent threat: (x) to the physical well-being of persons at the Building, (y) of material damage to Tenant’s personal property in the Premises. If Tenant exercises its right to remedy an Adverse Condition, as provided above, then Landlord shall reimburse the actual reasonable cost thereof together with interest at the Interest Rate within thirty (30) days following Tenant’s delivery of invoice together with reasonable supporting evidence. If Tenant undertakes any action pursuant to this paragraph, Tenant shall (a) proceed in accordance with all applicable Laws; (b) retain to effect such actions only such reputable contractors and suppliers as are duly licensed in the City of San Francisco (to the extent such licensing is required by Laws); (c) effect such repairs or perform such other actions in a good and workmanlike and commercially reasonable manner; (d) use new or like new materials; and (e) take reasonable efforts to minimize any material interference or impact on the other tenants and occupants of the Project.

19.5.3              Landlord Reimbursement. Subject to any express limitations set forth herein to the contrary, the remedies provided for in this Lease are in addition to all other remedies available to Tenant at law or in equity by statute or otherwise. Without limiting the generality of the foregoing, if Landlord fails to pay or reimburse Tenant when due any amount owed to Tenant under this Lease, including, without limitation: (i) Tenant fails to receive any Improvement or other amounts owed to Tenant in connection with construction of the Tenant Improvements after submission of all required documents and information as required by this Lease; (ii) Landlord fails to reimburse Tenant in connection with the exercise of Tenant’s rights pursuant to Sections 19.5.1 and 19.5.2 above; or (iii) monetary damages awarded to Tenant in any arbitration proceeding or by a court in any legal proceeding, then Tenant shall have the right, in addition to all other remedies available to Tenant at law or in equity by statute or otherwise, to either off-set against Rent due under this Lease or otherwise abate payments of Base Rent, Operating Expenses or other Rent an amount equal to (a) the applicable amounts owed to Tenant plus (b) interest on the amounts owed to Tenant from the date incurred until such off-set occurs at the Interest Rate. Notwithstanding the foregoing, Tenant shall deliver notice to Landlord of Tenant’s intent to off-set against Rent under clauses (i), (ii) or (iii) of this Section 19.5.3 at least ten (10) business days prior to exercising its right of off-set (the “Offset Notice”). If Landlord does not deliver a detailed written objection to Tenant within ten (10) business days after receipt of such Offset Notice, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such Offset Notice. If, however, Landlord delivers to Tenant, within ten (10) business days after receipt of the Offset Notice, a good faith written objection to the payment of such amounts, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent; provided, however, that Tenant may proceed to claim a default by Landlord, and may submit such claim to arbitration under the commercial arbitration rules of JAMS (and Landlord and Tenant hereby submit to arbitration of such matter by JAMS and the determination of such arbitrator shall be final and binding upon both Landlord and Tenant). If Tenant prevails with regard to such claim, the amount of the award (which shall include interest at the Interest Rate from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset and attorneys’ fees and related costs) may be deducted by Tenant from the Rent next due and owing under this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

LETTER OF CREDIT

21.1                        Delivery of Letter of Credit. Within ten (10) business days following the Effective Date, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any breach or default by Tenant under this Lease, an unconditional, irrevocable, standby letter of credit (the “L-C”) in the amount set forth in Section 8 of the Summary (the “L-C Amount”), substantially in the form attached hereto as Exhibit H, payable in the City of San Francisco, California, running in favor of Landlord, drawn on a bank (the “Bank”) reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A3 or a comparable rating from Moody’s Professional Rating Service (the “Credit Rating Threshold”), and otherwise conforming in all respects to the requirements of this Article 21, including, without limitation, all of the requirements of Section 21.2 below, all as set forth more particularly hereinbelow. As of the Effective Date, Landlord approves any of the following to be the Bank: (i) Wells Fargo, (ii) Bank of America, (iii) Silicon Valley Bank or (iv) Deutsche Bank. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L-C. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within thirty (30) days of receipt of invoice together with reasonable supporting evidence. Provided Tenant has not previously been in material default under this Lease (after receipt of all required notices from Landlord and the expiration of all applicable cure period set forth in this Lease), then the L-C Amount may be reduced beginning as of the expiration of the tenth (10th) Lease Year to equal Redacted Landlord agrees to authorize such reduction in writing to the issuer of the L-C. With respect to the increases and decreases to the L-C amount as set forth herein, Landlord shall return the original L-C deposited hereunder to Tenant within two (2) business days following Tenant’s delivery of any new L-C.

21.2                        In General. The L-C shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant further covenants and warrants as follows:

21.2.1              Landlord Right to Transfer. The L-C shall provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, in connection with the assignment by Landlord of its rights and interests in and to this Lease or separate from this Lease if such assignment is to Landlord’s lender. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor from and after such date, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be reasonably necessary to effectuate such transfer, and Landlord shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

21.2.2              No Assignment by Tenant. Tenant shall neither assign nor encumber the L-C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Article 21.

21.2.3              Replenishment. If, as a result of any drawing by Landlord on the L-C pursuant to its rights set forth in Section 21.3 below, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within ten (10) business days thereafter, provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency, which additional L-Cs shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 19.1 above, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period).

21.2.4              Renewal; Replacement. If the L-C expires earlier than the date (the “LC Expiration Date”) that is sixty (60) days after the expiration of the Lease Term, Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, which new L-C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its reasonable discretion. In furtherance of the foregoing, Landlord and Tenant agree that the L-C shall contain a so-called “evergreen provision,” whereby the L-C will automatically be renewed unless at least sixty (60) days’ prior written notice of non-renewal is provided by the issuer to Landlord; provided, however, that the final expiration date identified in the L-C, beyond which the L-C shall not automatically renew, shall not be earlier than the LC Expiration Date.

21.2.5              Bank’s Financial Condition. If, at any time during the Lease Term, the Bank’s long term credit rating is reduced below the Credit Rating Threshold (“Bank Credit Threat”), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L-C that complies in all respects with the requirements of this Article 21, and Tenant’s failure to obtain such substitute L-C within thirty (30) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing L-C in whole or in part, without notice to Tenant, as more specifically described in Section 21.3 below.

21.3                        Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any breach or default by Tenant under this Lease. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the LC Expiration Date, or (E) a Receivership (as such term is defined in Section 21.6.1 below) has occurred and Tenant has failed to comply with the requirements of Section 21.6 below, as applicable. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder or if any of the foregoing events identified in Sections 21.3(B) through (E) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any breach or default of Tenant, (ii) against any Rent payable by Tenant under this Lease that is not paid when due and/or (iii) to pay for all losses and damages allowable under Law as a result of any breach or default by Tenant under this Lease. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable Law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (1) the L-C constitutes a separate and independent contract between Landlord and the Bank, (2) Tenant is not a third party beneficiary of such contract, and (3) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.4                        Security Deposit Laws. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or any proceeds thereof, or any Interim Cash Deposit, be subject to the terms of California Civil Code Section 1950.7 or any other Laws applicable to security deposits in the commercial context which conflict with the express terms and conditions of this Lease.

21.5                        Proceeds of Draw. In the event Landlord draws down on the L-C pursuant to Section 21.3(D) or (E) above, the proceeds of the L-C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Landlord agrees that the amount of any proceeds of the L-C received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due or (b) used to pay for any losses and/or damages suffered by Landlord as a result of any breach or default by Tenant under this Lease (the “Unused L-C Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L-C in the full L-C Amount, which replacement L-C shall comply in all respects with the requirements of this Article 21, or (y) within five (5) business days after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.6                        Bank Placed Into Receivership.

21.6.1              Bank Placed Into Receivership. In the event the Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L-C shall be deemed to not meet the requirements of this Article 21, and, within ten (10) business days following Landlord’s notice to Tenant of such Receivership (the “LC Replacement Notice”), Tenant shall (i) replace the L-C with a substitute L-C from a different issuer that complies in all respects with the requirements of this Article 21 or (ii) in the event Tenant demonstrates to Landlord that Tenant is reasonably unable to obtain a substitute L-C from a different issuer, that complies in all respects with the requirements of this Article 21 within the foregoing ten (10) business day period, deposit with Landlord cash in the L-C Amount (the “Interim Cash Deposit”); provided, however, that, in the case of the foregoing sub-clause (ii), Tenant shall continue to diligently pursue the replacement of the L-C with a substitute L-C from a different issuer that complies in all respects with the requirements of this Article 21, and upon Landlord’s receipt and acceptance of such replacement L-C, Landlord shall return to Tenant the Interim Cash Deposit, with no obligation on the part of Landlord to pay any interest thereon. If Tenant fails to comply in any respect with the requirements of this Article 21, then, notwithstanding anything in this Lease to the contrary,

Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) business day period), in which event, Landlord shall have the right to pursue any and all remedies available to it under this Lease and at law, including, without limitation, treating any Receivership as a Bank Credit Threat and exercising Landlord’s remedies under Section 21.2.5 above, to the extent possible pursuant to then existing FDIC policy. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant within thirty (30) days after receipt of invoice together with reasonable supporting evidence.

21.6.2              Interim Cash Deposit. During any period that Landlord remains in possession of the Interim Cash Deposit (any such period, a “Deposit Period”), it is understood by the parties that such Interim Cash Deposit shall be held by Landlord as security for the full and faithful performance of Tenant’s covenants and obligations under this Lease. The Interim Cash Deposit shall not constitute an advance of any Rent, an advance payment of any other kind, nor a measure of Landlord’s damages in case of Tenant’s default. If, during any such Deposit Period, Tenant defaults with respect to any provisions of the Lease, as amended, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, then Landlord may but shall not be required to, from time to time, without notice to Tenant and without waiving any other remedy available to Landlord, use the Interim Cash Deposit, or any portion of it, to the extent necessary to cure or remedy such default or failure or to compensate Landlord for all damages sustained by Landlord resulting from Tenant’s default or failure to comply fully and timely with its obligations pursuant to the Lease, as amended. Tenant shall immediately pay to Landlord on demand any amount so applied in order to restore the Interim Cash Deposit to its original amount, and Tenant’s failure to immediately do so shall constitute a default under the Lease, as amended. In the event Landlord is in possession of the Interim Cash Deposit at the expiration or earlier termination of the Lease, as amended, and Tenant is in compliance with the covenants and obligations set forth in the Lease, as amended, at the time of such expiration or termination, then Landlord shall return to Tenant the Interim Cash Deposit, less any amounts deducted by Landlord to reimburse Landlord for any sums to which Landlord is entitled under the terms of the Lease, as amended, within sixty (60) days following both such expiration or termination and Tenant’s vacation and surrender of the Premises. Landlord’s obligations with respect to the Interim Cash Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Interim Cash Deposit separate and apart from Landlord’s general or other funds, and Landlord may commingle the Interim Cash Deposit with any of Landlord’s general or other funds. Tenant shall not at any time be entitled to interest on the Interim Cash Deposit. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Interim Cash Deposit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Interim Cash Deposit to a new landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute, or any other Laws applicable to security deposits in the commercial context which conflict with the express terms and conditions of this Lease.

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1                        Building Signage Rights.

23.1.1              Interior Main Elevator Lobby Signage. So long as Tenant occupies at least 100,000 rentable square feet of the Premises, Tenant shall have the non-exclusive right to one (1) sign on the west wall of the interior north elevator lobby of the Building, and one (1) sign on the east wall of the interior south elevator lobby of the Building (collectively, the “Lobby Signage”), as set forth on Schedule 23 attached hereto. So long as Tenant occupies at least 200,000 rentable square feet of the Premises, such Lobby Signage shall be exclusive to Tenant (provided that Landlord shall continue to have the right to install reasonable signs for the ground floor retail tenants of the Building). At such time as Tenant occupies at least 100,000 rentable square feet but less than 200,000 rentable square feet of the Premises, if requested by Landlord in order to provide signage to another tenant of the Building, Tenant shall remove one (1) of Tenant’s signs comprising the Lobby Signage, provided that Tenant shall have no obligation to remove such sign if at such time Tenant only has one (1) sign comprising the Lobby Signage.

23.1.2              Top of Building Signage. So long as Tenant occupies at least 150,000 rentable square feet of the Premises, Tenant shall have the non-exclusive right to install one (1) sign at the top of the exterior of the Building (the “Building Top Signage”). So long as Tenant occupies at least 200,000 rentable square feet of the Premises, such Building Top Signage shall be exclusive to Tenant.

23.1.3              Exterior Building Signage. So long as Tenant continues to occupy at least 150,000 rentable square feet of the Premises, Tenant shall have the non-exclusive right to install two (2) signs on the exterior of the Building (the Building Top Signage (if any) shall count as one (1) of such signs on the exterior of the Building)) (the “Exterior Building Signage”). So long as Tenant continues to occupy at least 200,000 rentable square feet of the Premises, such Exterior Building Signage shall be exclusive to Tenant.

23.1.4              Tenant’s Signage. The Lobby Signage, Building Top Signage, Exterior Building Signage, and “Ground Floor Premises Signage,” as defined below, are referred to collectively herein as the “Tenant Signage”. Tenant acknowledges that the Tenant Signage is subject to all applicable Laws and the REA, including, but not limited to, all requirements of the City and County of San Francisco, and the Landmarks Historical Preservation Committee (collectively, the “Signage Requirements”). Landlord agrees to use commercially reasonable efforts, at no cost to Landlord, to assist and support Tenant in obtaining any such required approvals. However, Tenant’s failure to obtain such approvals, and resultant failure to be allowed to install all or any portion of the Tenant Signage shall not be a default by Landlord under this Lease, or entitle Tenant to any compensation or damages whatsoever. Landlord hereby approves Tenant’s name and logo and the graphics, content, materials, color, design, lettering, lighting, illumination, and specifications of Tenant’s Signage to the extent set forth on Exhibit M attached hereto should Tenant desire to use such name, logo and specifications set forth therein. Landlord shall approve any graphics, content, materials, color, design, lettering, lighting, illumination, and specifications of Tenant’s Signage not set forth on Exhibit M attached hereto, such approval not to be unreasonably withheld, conditioned or delayed. Tenant acknowledges that specific dimensions and other specifications of the Lobby Signage remain subject to Landlord’s review and approval as provided in Section 23.1.4, below. Tenant shall keep the Tenant Signage in good condition and repair at all times, and at Tenant’s sole cost and expense. Upon the expiration or earlier termination of this Lease (or upon any earlier termination of Tenant’s rights hereunder), Tenant shall be responsible, at Tenant’s sole cost and expense, for the removal of the Tenant Signage and the repair of any damage resulting therefrom, including, without limitation, repairing and/or replacing any landscaping harmed by such removal.

23.2                        Full Floors. If any Portion of the Premises comprise an entire floor of the Building, then Tenant, at its sole cost and expense (subject to application of the Tenant Improvement Allowance), may install identification signage anywhere in such floor of the Premises including in the elevator lobby of such floor of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.3                        Multi-Tenant Floors. Tenant, at its sole cost and expense (subject to application of the Tenant Improvement Allowance), may install identification signage anywhere in the 2nd floor elevator lobby of the Building on or after the 2nd Floor Premises Commencement Date, provided that such signs must not be visible from the exterior of the Building, provided further, that unless and until Tenant leases the entire 2nd floor of the Building, Landlord may maintain directional signage identifying other tenants of the 2nd floor of the Building in the 2nd floor elevator lobby. Tenant, at its sole cost and expense (subject to application of the Tenant Improvement Allowance), may install identification signage anywhere in the 4th floor elevator lobby of the Building on or after the 4th Floor Premises Commencement Date, provided that such signs must not be visible from the exterior of the Building, provided further, that unless and until Tenant leases the entire 4th floor of the Building, the existing tenant of the 4th floor of the Building may maintain signage displaying its name and logo in the 4th floor elevator lobby.

23.4                        Ground Floor Premises. Tenant shall be permitted to install signage (the number and appearance of which shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed) in the interior of the Ground Floor Premises which is not affixed to the windows of the

Ground Floor Premises, but which is visible from the exterior of the Ground Floor Premises through such windows (the “Ground Floor Premises Signage”).

23.5                        Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed in violation of this Article 23 may be removed by Landlord after notice and the expiration of applicable cure periods at the sole expense of Tenant.

23.6                        Definition. For purposes of this Lease, the term “sign” and “signage” shall mean signs, designs, monuments, logos, banners, projected images, pennants, decals, advertisements, pictures, notices, lettering, numerals or graphics.

23.7                        Occupancy. As used in this Article 23, any reference to “occupancy” shall mean that when the total rentable square footage of the Premises then subleased by Tenant to parties other than Permitted Transferees is subtracted from the total rentable square footage of the Premises that Tenant leases or has committed to lease (i.e. rentable square footage of the Premises shall be calculated as if the Premises includes all of the Tranche I Premises, the Tranche II Premises and the Tranches III Premises prior to the Commencement Date with respect to the Tranche I Premises, the Tranche II Premises and the Tranches III Premises) that the resulting number meets or exceeds the relevant threshold.

23.8                        Transfer of Right to Tenant’s Signage. The Building Top Signage and Exterior Building shall be personal to the Original Tenant and any Permitted Transferee, and may not be transferred to any other party. The Lobby Signage may be transferred only to a Transferee that has assumed all of Tenant’s interest under this Lease, or that is subleasing more than one full Portion of the Premises (i.e., all of any of Tranche I, Tranche II or Tranche III), and to no other party.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any Law now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such applicable Laws which relate to (i) Tenant’s use of the Premises, or (ii) the Alterations or the Tenant Improvements in the Premises. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant shall, at its sole cost and expense, comply promptly with such standards or regulations as it relates to the Premises or Tenant use of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all applicable Laws relating to the Base Building, provided that compliance with such applicable Laws is not the responsibility of Tenant under this Lease. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2, above.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after written notice, then Tenant shall pay to Landlord a late charge equal to three percent (3%) of the overdue amount. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) business days after the date they are due shall bear interest from the date when due until paid at the “Interest Rate.” Notwithstanding the foregoing, the first late payment by Tenant in any twelve (12) month period shall not be subject to such interest if Tenant pays the applicable amount within ten (10) business days after Tenant’s receipt of written notice from Landlord that said amount is due. For purposes of this Lease, the “Interest Rate” shall be an annual rate equal to the lesser of (i) seven percent (7%) per annum, and (ii) the highest rate permitted by applicable Law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1                        Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2                        Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1 within thirty (30) days after receipt of invoice together with reasonable supporting evidence. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times during Tenant’s normal business hours on business days and upon at least twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or during the last twelve (12) months of the Lease Term with respect to each Tranche, show such Tranche to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Landlord shall use commercially reasonable efforts to minimize interference with the operation of Tenant’s business at the Premises during any entry by Landlord unto the Premises. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any reasonable time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) subject to Section 26.1 above, perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and Secured Areas (as defined below). In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations other than those repairs, alterations or decorations that Landlord has expressly agreed to perform under this Lease. Tenant may reasonably restrict access by any visitor whom Landlord intends to bring onto the Premises who is, or may reasonably be suspected by Tenant to be, a competitor of Tenant. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or any Landlord Parties while the same are in the Premises. Notwithstanding anything to the contrary set forth in this Article 27, Tenant may designate in writing certain reasonable areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency. Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (1) such repair or maintenance is required in order to maintain and repair the Base Building; (2) as required by applicable

Law, or (3) in response to specific requests by Tenant and in accordance with a Schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval. Access to the Premises by Landlord shall be in accordance with the security, safety and confidentiality requirements that Tenant may reasonably adopt from time to time, including, without limitation, a requirement that persons (including Landlord or Landlord Parties) having access to the Premises shall sign and deliver to Tenant a confidentiality and nondisclosure agreement in form and content reasonably acceptable to Tenant.

ARTICLE 28

TENANT PARKING

Tenant shall have the right, but not the obligation, to rent from Landlord, commencing on the Tranche I Commencement Date, a number of parking passes, not to exceed the amount of parking passes set forth in Section 9 of the Summary (as determined for the entire Premises, which shall be calculated as if the Premises includes all of the Tranche I Premises, the Tranche II Premises and the Tranches III Premises irrespective of whether or not the Commencement Date with respect to the Tranche I Premises, the Tranche II Premises and the Tranches III Premises has occurred but excluding the rentable square footage of any portion thereof still being leased by other tenants of the Building), on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Parking Garage. To the extent Tenant elects to rent any parking passes from Landlord, Tenant shall pay to Landlord for automobile parking passes on a monthly basis at Landlord’s prevailing rate which shall not exceed the fair market rate being charged in Comparable Buildings, or in comparable parking garages or facilities in the area of the Comparable Buildings. Landlord shall provide visitor parking in the Parking Garage for Tenant’s visitors at Landlord’s prevailing rate which shall not exceed the fair market rate being charged in Comparable Buildings. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the Parking Garage by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the Parking Garage where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such reasonable rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Parking Garage at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Parking Garage for purposes of permitting or facilitating any such construction, alteration or improvements; provided that (i) Landlord shall use commercially reasonable efforts (without any obligation to engage overtime labor or commence any litigation) to minimize the extent and duration of any resulting interference with Tenant’s parking rights and (ii) Landlord shall provide reasonable alternative parking for Tenant during the continuation of any work which causes the Parking Garage to close for more than three (3) consecutive business days. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval except to an Permitted Transferee or another assignee or subtenant consented to by Landlord in accordance with Article 14 above. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking. Any election by Tenant to rent any parking passes from Tenant must be made, if at all, by Tenant’s delivery of written notice to Landlord within six (6) months after the Tranche I Commencement Date. In addition, Tenant may on or before November 15 of each calendar year of the Lease Term, commit to lease, for at least one (1) year, all or a portion of Tenant’s Parking Pass Ratio of parking passes in the Parking Garage commencing on the following January 1 (the “Parking Election Notice”). Thereafter, Landlord may lease the parking passes in the Parking Garage not committed to by Tenant to anyone Landlord desires for a period not to extend beyond January 1 of the following calendar year. If Tenant does not deliver a Parking Election Notice in any particular year, Tenant shall be deemed to have elected to lease no parking passes for the following year.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1                        Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2                        Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3                        No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4                        Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease arising from and after the date of transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder arising from and after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any security deposit and the L-C, and Tenant shall attorn to such transferee.

29.5                        Memorandum of Lease. Concurrently with the execution and delivery of this Lease, the parties shall promptly execute and Landlord shall record, at its sole cost and expense, a short form memorandum in substantially the form attached hereto as Exhibit I. Within ten (10) business days after Landlord’s written request following the expiration or earlier termination of this Lease, Tenant shall execute and deliver to Landlord in recordable form, a quitclaim deed designating Landlord as the transferee.

29.6                        Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.7                        Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.8                        Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.9                        Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.10                 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by Law.

29.11                 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.12                 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to the interest of Landlord in the Project, including any sales, insurance, condemnation or rental proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.12 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.

29.13                 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease, including, without limitation that certain Letter of Intent dated November 15, 2012 between the parties and that certain Confidentiality Agreement dated March 26, 2012 between the parties. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.14                 Right to Lease. Subject to Section 29.44 below, Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.15                 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other similar causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. This Section 29.15 shall not apply to or govern the obligations of the parties under Section 1.1.4 above.

29.16                 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.17                 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to the appropriate address set forth in Sections 10 and 11 of the Summary, or to such other place as Tenant or Landlord may from time to time designate in a Notice to the other party. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail. Notwithstanding anything to the contrary contained herein, if any breach of security in the Premises shall occur, then Landlord shall promptly (based on the nature of such breach) provide notice to Tenant via telephone call and e-mail to the following: (a) via telephone to (650) 653-4600 and (b) via email to gocenter@salesforce.com or such other number(s) and/or email address(es) as Tenant shall from time to time notify Landlord in writing.

29.18                 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.19                 Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

29.20                 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other pursuant to this Lease, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable.

29.21                 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) TO THE EXTENT PERMITTED BY LAW, IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

29.22                 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.23                 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the Brokers pursuant to the terms of separate commission agreements (the “Written Agreements”) between Landlord and the Brokers. If Landlord does not make payment to Tenant’s Broker pursuant to the terms of the Written Agreement with Tenant’s Broker and fails to make such payment within the applicable notice and cure period set forth in such Written Agreement, then Tenant may send a written notice to Landlord of such failure and if Landlord fails to pay Tenant’s Broker within thirty (30) days following receipt of such notice, Tenant may, at its option, upon written notice to Landlord, make the payment of the amount then due and owing to Tenant’s Broker pursuant to the terms and conditions of the Written Agreement with Tenant’s Broker, in which event such payment amount (plus interest at the Interest Rate from the date such amount was owed until such off-set occurs) shall be credited against the payment(s) of Rent next due and owing under the Lease, on a monthly basis, until such amount is fully exhausted; provided, however, that Landlord shall have the right, in good faith, to notify Tenant in writing within thirty (30) days following Landlord’s receipt of Tenant’s notice that the amounts described in Tenant’s notice have been previously paid by Landlord, and upon Landlord providing reasonable evidence thereof to Tenant, Tenant shall not be entitled to offset such amount against Rent; provided, however, that if Tenant disputes such payment by Landlord, then Tenant may submit such claim to arbitration under the commercial arbitration rules of JAMS (and Landlord and Tenant hereby submit to arbitration of such matter by JAMS and the determination of such arbitrator shall be final and binding upon both Landlord and Tenant). If Tenant prevails with regard to such claim, Tenant may, at its option, upon written notice to Landlord, make the payment of the amount then due and owing to Tenant’s Broker pursuant to the terms and conditions of the Written Agreement with Tenant’s Broker, in which event such payment amount (plus interest at the Interest Rate from the date such amount was owed until such off-set occurs) shall be credited against the payment(s) of Rent next due and owing under the Lease, on a monthly basis, until such amount is fully exhausted. Any amounts so paid by Tenant to Tenant’s Broker and offset from Rent shall no longer be owed from Landlord to Tenant’s Broker pursuant to the terms of the Written Agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party; provided, however, Tenant’s indemnification obligations hereunder shall nevertheless apply to any amounts claimed to be owing to Tenant’s Broker which were offset from Tenant’s Rent obligations as set forth herein.

29.24                 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord except as expressly set forth herein.

29.25                 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.26                 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. Landlord or Tenant may deliver this Lease to the other party via electronic fax or other electronic means. Fax or electronic signatures shall be as valid and binding upon the parties as are original ink signatures.

29.27                 Confidentiality. Except as expressly permitted in this Section 29.27, neither party nor its agents, servants, employees, invitees and contractors will, without the prior written consent of the other party, disclose any Confidential Information of the other party to any third party. Information will be considered “Confidential Information” of a party if either: (a) it is disclosed by the party to the other party in tangible form and is conspicuously marked “Confidential,” “Proprietary” or the like; or (b) it is disclosed by one party to the other party in non-tangible form and is identified as confidential at the time of disclosure. In addition, notwithstanding anything in this Lease to the contrary, the terms of this Lease (but not its mere existence) will be deemed Confidential Information of each party. Other than the terms and conditions of this Lease, information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Lease by the receiving party; or (iv) is independently developed by the receiving party. The terms and conditions of this Lease will cease being confidential if, and only to the extent that, they become publicly known, except through a breach of this Lease by the receiving party. Each party will secure and protect the Confidential Information of the other party (including, without limitation, the terms of this Lease) in a manner consistent with the steps taken to protect its own trade secrets and confidential information, but not less than a reasonable degree of care. Each party may disclose the other party’s Confidential Information where: (A) the disclosure is required by applicable Law or by an order of a court or other governmental body having jurisdiction after giving reasonable notice to the other party with adequate time for such other party to seek a protective order; (B) if in the opinion of counsel for such party, disclosure is advisable under any applicable securities laws regarding public disclosure of business information; (C) the disclosure is reasonably necessary and is to that party’s or its affiliates’ employees, officers, directors, attorneys, accountants, consultants and other advisors, or to Landlord’s mortgage lender and its counsel, or the disclosure is otherwise necessary for a party to exercise its rights and perform its obligations under this Lease, so long as in all cases the disclosure is no broader than necessary and the party who receives the disclosure agrees prior to receiving the disclosure to keep the information confidential; or (D) the disclosure is reasonably necessary for a party to conclude a business transaction. Each party is responsible for ensuring that any Confidential Information of the other party that the first party discloses pursuant to this Section 29.27 is kept confidential by the person receiving the disclosure.

29.28                 Intentionally Omitted.

29.29                 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises including without limitation the parking structure, the retail portion of the Project, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Common Areas. In connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, temporarily limit or eliminate access to portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor, except as expressly set forth in Section 6.6, above, entitle Tenant to any abatement of Rent. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business in making any Renovations.

29.30                 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract or Law, by which Tenant is bound.

29.31                 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the “Lines”) at the Project in or serving the Premises, provided that: (i) Tenant shall obtain Landlord’s prior written consent not to be unreasonably withheld, conditioned or delayed, use an experienced and qualified contractor approved in writing by Landlord (such approval not to be unreasonably withheld, conditioned or delayed), and comply with all of the other provisions of Articles 8 and 9 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable Laws, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions. Landlord shall use commercially reasonable efforts to maintain throughout the Lease Term multiple independent fiber providers at the Building available to Tenant. Upon written request by Tenant, Landlord shall grant upon commercially reasonable terms, a license coterminous with the Lease Term to one or more reputable telecommunications utility provider(s) designated by Tenant (any such utility, an “Approved Fiber Provider”), to permit any such Approved Fiber Provider: (a) to bring such Approved Fiber Provider’s conduit and fiber into the Building from locations outside the Building, (b) to provide connectivity from the Building’s Main Point of Entry (“MPOE”) to the Premises and (c) to permit any such Approved Fiber Provider to maintain and operate such conduit and fiber in the Premises and Building. Tenant acknowledges that Landlord has engaged the services of a riser maintenance contractor (the “Riser Manager”) to oversee the use of the MPOE and the Building risers, and that any installation of conduit or fiber in the Building shall be required to be performed by the Riser Manager. In addition, to the extent that Tenant or any Approved Fiber Provider requires the installation of equipment in the MPOE, a commercially reasonable MPOE use fee may be charged. Tenant shall be granted a license coterminous with the Lease Term to locate telecommunications equipment in the MPOE. Subject to coordination with the Riser Manager Tenant shall have access to the MPOE twenty-four (24) hours per day, seven (7) days per week, subject to Landlord’s reasonable access control procedures. Upon written request by Tenant, Landlord shall grant upon commercially reasonable terms, a license coterminous with the Lease Term to one or more providers of distributed cellular and wireless antennae(s) (“Distributed Antennae”) to install equipment in the Building. Tenant shall be granted a license coterminous with the Lease Term to install Distributed Antennae in the Building.

29.32                 Development of the Project.

29.32.1       Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project; provided such subdivision does not adversely affect Tenant’s rights or obligations under this Lease or affect Tenant’s access to or use of the Premises. Tenant agrees to execute and deliver, at no cost to Tenant within ten (10) business days following demand by Landlord and in the form reasonably requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.32.2       The Other Tenant Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Tenant Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Tenant Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Tenant Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Tenant Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Tenant Improvements and the operating expenses and taxes for the Other Tenant Improvements to the Project, and (iv) for the use or improvement of the Other Tenant Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Tenant Improvements and/or the Project; provided that, Tenant shall have the right to approve any such agreement, such approval not to be unreasonably withheld, conditioned or delayed. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.32.3       Construction of Project and Other Tenant Improvements. Tenant acknowledges that portions of the Project and/or the Other Tenant Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business in performing any such construction.

29.33                 Patriot Act and Executive Order 13224. Tenant represents, warrants and covenants that each party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant, any guarantor hereof or any subtenant of Tenant is not, and at no time during the Lease Term will be, (i) in violation of any applicable laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

29.34                 Background Checks.

29.34.1       Background Investigation Requirements. As a precondition to Tenant providing any of Landlord’s employees, independent contractors, vendors, agents, subcontractors, and/or invitees (“Personnel”) with badge (unescorted) access to the Premises, Landlord shall either permit Tenant to conduct on such Personnel a criminal history check and verification of education, employment history, Social Security Number and legal right to work, as described below (collectively referred to as “Background Investigation”), or perform its own Background Investigation at Tenant’s cost (provided that if a particular vendor already performs a similarly detailed Background Investigation and provides Landlord or Tenant with the results thereof, then Tenant shall rely on the results of such prior Background Investigation and not perform its own investigation). Tenant shall not have the right to require a Background Investigation to the extent that such an investigation is not allowed by any applicable union contracts. The Background Investigation shall include the following:

29.34.1.1                                             federal and state check for felony and misdemeanor criminal convictions in all locations where the assigned employee has resided, has been employed, has attended school or has applied for credit in the immediately preceding seven (7) years, including a criminal database check of information from all fifty states for federal and state convictions, a check for outstanding warrants and a check for pending felony charges in all such locations, provided that statewide county searches shall be performed in all states where such search mechanism is available without requiring specialized data (such as fingerprints or DNA);

29.34.1.2                                             a check of U.S. Government Specially Designated National and export denial lists, including criminal records search in the National Criminal Database, an Office of Foreign Assets Control (OFAC) check, a check against the Bureau of Industry and Security Denied Persons List, a check against the Office of Inspector General (OIG) Exclusion List, the FDA Debarment List (Drug Product Applications), and a check against the General Services Administration (GSA) Excluded Parties List;

29.34.1.3                                             an all states check of available national and state sex offender registries;

29.34.1.4                                             the name to which individual’s Social Security Number is attributed shall be verified;

29.34.1.5                                             the individual’s identity shall be verified by an independent identity check by passport or other similar government document;

29.34.1.6                                             the individual’s citizenship, most recent country of permanent residence, and legal right to work in the jurisdiction in which the employee will be performing services shall be verified;

29.34.1.7                                             confirmation of academic and professional qualifications, including the highest diploma, degree or certificate earned; and

29.34.1.8                                             employment history, including dates of employment, employers and positions held, each as provided by the individual and/or as set forth on the individual’s resume shall be verified for at least the previous seven (7) years of employment and military service, or less if the individual was a full-time student during that period.

29.35                 Foreign Employment; Change. For any period of time encompassed in the foregoing background check requirement when the employee was resident outside of the United States, such background checking shall be conducted by an investigative agency approved by Tenant, and in a manner approved by Tenant, at Tenant’s sole cost and expense. Such requirements shall be subject to change by Tenant from time to time.

29.35.1       Individual Consent. Prior to Tenant conducting a Background Investigation, Landlord shall secure from Landlord’s Personnel such individual’s written consent to perform the Background Investigation specified above and to disclose to Tenant, upon request, the results thereof.

29.35.2       Prohibited Assignments. Landlord agrees that Tenant may refuse to grant unescorted access to Landlord’s Personnel if such individual:

29.35.2.1                                             has been convicted of a felony or misdemeanor (or the equivalent thereof under relevant non-US law), or for whom a warrant is outstanding, or for whom a felony or misdemeanor charge is currently pending, or is on a US Government Specially Designated National, the FDA Debarment List (Drug Product Applications), or export denial list. The foregoing shall not apply to a minor traffic violation (a moving traffic violation other than reckless driving, hit and run, driving to endanger, vehicular homicide, or other criminal offense involving gross negligence, recklessness, intentional or willful misconduct while operating a motor vehicle), to a conviction that has been legally expunged, or to a conviction for a misdemeanor that occurred while the employee was under the age of twenty-one years or was more than seven (7) years in the past;

29.35.2.2                                             does not have the legal right to work in the jurisdiction in which the Premises is located;

29.35.2.3                                             or for whom there is a significant deviation between the information reported by the individual and results of the background check.

29.36                 Rules and Regulations. Tenant agrees to comply with all rules and regulations of the Building and the Project imposed by Landlord as set forth on Exhibit J attached hereto (the “Rules and Regulations”). To the extent of any conflict between the terms and conditions of this Lease and the terms and conditions set forth in the Rules and Regulations, the terms and conditions of this Lease shall control. Landlord shall enforce the Rules and Regulations in a non-discriminatory manner.

29.37                 Standards of Performance and Approvals. Unless otherwise provided in this Lease, whenever approval, consent or satisfaction (collectively, an “approval”) is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within thirty (30) days after receipt of the request for approval. Nothing contained in this Lease shall limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (i) specifically granted such right, or (ii) granted the right to act in its sole discretion or sole judgment, whether “objectively” reasonable under the circumstances, and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Lease.

29.38                 Business Day. For purposes hereof, “business say” shall be all calendar days except Saturdays and Sundays, federal holidays and holidays observed by national banks in the State of California.

29.39                 Waiver of Consequential and Special Damages. Neither party shall be liable to the other party for any special or consequential damages, loss of profits, loss of rents or other revenues (other than Rent due under this Lease), loss of business opportunity, loss of goodwill or loss of use resulting from the failure of such party to meet its obligations under the Lease, except as expressly set forth in Article 16, above regarding a holdover in the Premises. The parties acknowledge and agree that if Landlord is required to abate the rent of another tenant at the Project under the terms and conditions of such tenant’s lease, or as required by applicable law, as the result of any Alteration constructed by or on behalf of Tenant, or in connection with any repair or maintenance performed by or on behalf of Tenant, which interferes with such tenant’s use of its premises, then such rental abatement shall not be deemed consequential damages, loss of profits, loss of business opportunity, loss of goodwill or loss of use within the limitation set forth in the preceding sentence.

29.40                 Limitation of Tenant’s Liability. Under no circumstances shall any present or future partner, member, stockholder, trustee, beneficiary, officer, director, employee or agent of Tenant have any personal liability for the performance of Tenant’s obligations under this Lease.

29.41                 Landlord’s Waiver of Security Interest in Tenant’s Personal Property. Landlord hereby acknowledges and agrees that any and all of Tenant’s movable furniture, furnishings, trade fixtures and equipment at the Premises (“Tenant’s Property”) may be financed by a third-party lender or lessor (an “Equipment Lienor”), and Landlord hereby (a) waive any rights to Tenant’s Property to the lien of any Equipment Lienor, and (b) agrees to recognize the rights of any such Equipment Lienor, subject to and in accordance with a commercially reasonable waiver agreement to be entered into by and between Landlord and the Equipment Lienor following request by Tenant.

29.42      No Continuous Operation. Notwithstanding any provision of this Lease to the contrary, Tenant shall (a) not be required to occupy or to continuously operate the Premises, and Tenant shall have the right to cease operations (whether or not Tenant vacates the Premises) without same constituting a default by Tenant under this Lease provided Tenant continues to pay Rent and perform its other obligations under this Lease, and (b) have the right to remain open for business only on the days and during the hours Tenant determines is commercially practical.

29.43      No Relocation Rights. Landlord shall have no rights to relocate Tenant without Tenant’s prior written approval, which may be withheld for any or no reason in Tenant’s sole discretion.

29.44      Tenant Competitor. Provided that this Lease is then in full force and effect, Landlord agrees that Landlord shall not, without the prior written consent of Tenant, enter into any lease, license or other agreement relating to the Building (each, an “Occupancy Agreement”) with any Tenant Competitor (hereinafter defined) or permit any tenant, subtenant, licensee or other occupant of the Building under an Occupancy Agreement to assign its lease, license or other agreement for space in the Building or sublet any portion of its premises to a Tenant Competitor. For purposes hereof, the term “Tenant Competitor” shall mean the list of persons and entities identified by Tenant in writing to Landlord, and their respective Competitor Affiliates (defined below). For purposes hereof, the term “Competitor Affiliates” shall mean any person, corporation, limited liability company, association, trust or partnership which (i) controls, is controlled by or is under common control with such entity or (ii) which results from a merger or consolidation with such entity or (iii) which succeeds to the business and assets of such entity. Once during each 12-month period during the Term, Tenant shall be entitled to change any of the entities listed above upon thirty (30) days’ prior written notice to Landlord, but the list shall in no event exceed ten (10) entities at any given time. Any change in the entities listed above shall be effective only on a prospective basis, and Landlord shall not be liable to Tenant for any Occupancy Agreement entered into by Landlord with respect to such new entity prior to receipt of Tenant’s notice adding such entity to the list of Tenant Competitors. Notwithstanding anything herein to the contrary, Landlord shall not be deemed to have violated the terms of this Section if any tenant or occupant of the Building merges or consolidates with or into, or acquires or is acquired by, any of the afore described Tenant Competitors, provided, that such transaction was not consummated for the purpose of circumventing this Section. From and after the time Tenant leases or commits to lease three (3) full floors or more of space in Two Rincon, the terms and conditions of this Section 29.44 shall apply with respect to Two Rincon and the term “Building” (as used in this Section 29.44) shall include Two Rincon.

29.45      Landlord Representations and Warranties. To induce Tenant to execute this Lease, and in addition to the other representations and warranties of Landlord contained in this Lease, Landlord warrants and represents that:

29.45.1            If Landlord is a corporation or limited liability company, Landlord hereby covenants and warrants that Landlord is a duly authorized and existing corporation or limited liability company, that Landlord has and is qualified to do business in the State, that the corporation or limited liability company has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so.

29.45.2            As of the Effective Date, no Security Documents encumber the Project or any portion thereof except those in favor of Wells Fargo Bank, N.A. as trustee for the registered holders of JP Morgan Chase Commercial Mortgage Securities Trust, Commercial Mortgage Pass-Through Certificates, Series 2011-C4, by and through its Master Servicer and attorney in fact, Midland Loan Services, a division of PNC Bank (“Landlord’s Current Lender”).

29.45.3            Neither its execution of nor performance under this Lease shall cause Landlord to be in violation of any agreement, instrument, contract, or Law by which Landlord is bound.

29.45.4            The only Building One Superior Rights Holders are those tenants set forth on Exhibit L-1 attached hereto.

29.45.5            The only Building Two Superior Rights Holders are those tenants set forth on Exhibit L-2 attached hereto.

29.45.6            As of the Effective Date, no person or entity (except Tenant) currently has any right to purchase, ground lease or otherwise take any ownership interest in the Project.

29.45.7            General office use does not invalidate or otherwise violate a requirement or condition of any fire, extended coverage or any other insurance policy carried by Landlord covering the Project or any portion thereof, or the property located therein.

29.46      Anti-corruption. It is the intent of the parties that no payments or transfers of anything of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage. The parties shall comply with all applicable international anti-corruption laws, such as the Foreign Corrupt Practices Act 15 U.S.C. § 78dd-1, et seq.

29.47      Storage Space. Tenant shall have the right (but not the obligation) to lease up to 13,000 square feet of space in the Building currently designated as storage space (the “Storage Space”) for the Lease Term, provided that Tenant may terminate any particular designated Storage Space so leased on not less than thirty (30) days prior notice. Tenant shall elect to lease any such space on or before the Tranche I Commencement Date. The Storage Space shall be leased by Tenant at a rental rate equal to Redacted per square foot per year, which rate shall increase annually to be Redacted of the prior year’s rate. All Storage Space rental amounts shall be due on a monthly basis concurrent with Tenant’s payment of the Base Rent due with respect to the Premises, and shall constitute Rent under the Lease. All Storage Space leased by Tenant shall be in a condition reasonably suitable for use as storage space and Tenant shall be fully responsible for repairing any damage to the Storage Space resulting from or relating to Tenant’s use thereof. Tenant shall comply with such reasonable rules and regulations as promulgated by Landlord from time to time pertaining to the use of such Storage Space. Tenant’s indemnification obligations set forth in Article 10, above, shall apply to Tenant’s use and occupancy of any such Storage Space.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the Effective Date.

“Landlord”

HUDSON RINCON CENTER, LLC,
a Delaware limited liability company

By:	Rincon Center Commercial, LLC,
a Delaware limited liability company,
its sole member

By:	Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

	By:	Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

		By:	/s/ Howard Stern
		Name:	Howard Stern
		Title:	President

“Tenant”

salesforce.com, inc.,
a Delaware corporation

By:	/s/ Burke Norton
Name:	Burke Norton
Title:	Executive Vice President

By:	/s/ Graham V. Smith
Name:	Graham V. Smith
Title:	CFO

SCHEDULE 1

LANDLORD’S WIRING INSTRUCTIONS

Redacted

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SCHEDULE 23

INTERIOR MAIN ELEVATOR LOBBY SIGNAGE

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EXHIBIT A - 1

OUTLINE OF TRANCHE I PREMISES

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EXHIBIT A - 2

OUTLINE OF TRANCHE II PREMISES

1

EXHIBIT A - 3

OUTLINE OF TRANCHE III PREMISES

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EXHIBIT B

RENT SCHEDULE

Redacted

1

Redacted

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EXHIBIT C

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portions of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 5 of this Tenant Work Letter. All initially capitalized words not separately defined herein shall have the meaning given to such words in the Lease.

SECTION 1

BASE, SHELL AND CORE; DELIVERY OF THE PREMISES; BUILDING STRUCTURE

1.1                               Base, Shell and Core. Landlord has constructed, at its sole cost and expense, the base, shell, and core (i) of the Premises, and (ii) of the floors of the Building on which the Premises are located (collectively, the “Base, Shell, and Core” or the “Base Building”). The Base, Shell and Core shall be delivered by Landlord to Tenant in their presently existing, “as-is” condition, except as otherwise expressly provided in this Tenant Work Letter.

1.2                               Delivery of the Premises. Landlord shall, at Landlord’s sole cost, complete the work items set forth in Schedule 1 attached hereto (collectively, the “Landlord Work”). Landlord shall perform the Landlord Work in a good and workmanlike manner, and, to the extent necessary for Tenant to pull any necessary construction permits or for Tenant to legally occupy the Premises for the Permitted Use, in accordance with applicable Laws. The “Delivery Condition” shall mean as to each Portion of the Premises (a) Landlord’s Work in such Portion of the Premises has been substantially completed in accordance with applicable Laws to the extent required in order to allow Tenant to obtain a certificate of occupancy, or its legal equivalent, for such Portion of the Premises for the Permitted Use; (b) all of the Building Systems serving the applicable Portion of the Premises are in good order and operating condition; (c) the Common Areas (including, without limitation, the paths of travel and accessways to the Premises) are in compliance with applicable Laws to the extent required in order for Landlord to maintain any certificate of occupancy issued for the Building or Premises, and (d) such Portion of the Premises has been delivered to Tenant vacant and in broom clean condition.

1.3                               Building Structure. Landlord shall be responsible to complete, at Landlord’s sole cost and expense, upgrades to the Base Building necessitated by the overall size of the Tenant Improvements required by California and San Francisco Building Code Sections 3404.7, 3401.8 and 1604.11 in effect as of the date hereof (the “Structural Code”). To the extent any specific elements of the Tenant Improvements (e.g., slab openings, stairwells, etc.) require modification of the existing structural systems of the Building that would not otherwise be required by the Structural Code, Tenant shall complete such modifications at Tenant’s sole cost and expense. Landlord and Tenant shall mutually cooperate in good faith with each other in connection with the concurrent construction and completion of any structural upgrades and/or modifications pursuant to this Section 1.3 and the Tenant Improvements. (the “Seismic Work”).

SECTION 2

TENANT IMPROVEMENTS

2.1                               Tenant Improvement Allowance. Tenant shall be entitled to a one-time improvement allowance (the “Tenant Improvement Allowance”) in the amount of Redacted per rentable square foot of the Premises (i.e., Redacted for the costs relating to the initial design and construction of the improvements (the “Tenant Improvements”). Notwithstanding the foregoing or anything to the contrary set forth in this Tenant Work Letter, if Tenant notifies Landlord in writing that (i) Tenant desires to perform any cosmetic alterations or other upgrades to

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the restrooms on the second (2nd) floor of the Building, and (ii) in connection with such alterations or upgrades, Tenant desires to perform certain work with respect to such restrooms that would otherwise be Landlord Work under the terms of this Tenant Work Letter (i.e., upgrades to the second (2nd) floor restrooms that are necessary in order to pull any required construction permits or for Tenant to legally occupy the 2nd Floor Premises for the Permitted Use), then in addition to the Tenant Improvement Allowance, Tenant shall be entitled to obtain reimbursement from Landlord for the actual and reasonable costs incurred by Tenant in performing any Landlord Work in the second (2nd) floor restrooms promptly upon Landlord’s receipt from Tenant of any invoices and/or other reasonable supporting documentation. Tenant shall be entitled to aggregate the Tenant Improvement Allowance in any Portion of the Premises as Tenant may determine in its sole discretion; provided, however, in no event shall Tenant apply less than fifty percent (50%) of the portion of the Tenant Improvement Allowance applicable to any Portion of the Premises to such Portion of the Premises. Notwithstanding the foregoing or any contrary provision of this Lease, all Tenant Improvements shall be deemed Landlord’s property under the terms of the Lease. Any unused portion of the Tenant Improvement Allowance remaining as of the date which is eighteen (18) months after the Suite 255 Commencement Date (the “Outside Draw Date”), shall remain with Landlord and Tenant shall have no further right thereto; provided, that if as of the Outside Draw Date there remains any unused portion of the Tenant Improvement Allowance then such unused portion shall, subject to the limitations set forth in Section 2.3 below, automatically without delivery of a Rent Credit Notice (as defined below) be applied as a credit against the payment(s) of Rent next due under the Lease thereafter.

2.2                               Disbursement of the Tenant Improvement Allowance.

2.2.1                     Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Improvement Allowance Items”):

2.2.1.1           Payment of the fees of the “Architect,” “Historic Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the actual and reasonable out-of-pocket engineer or consultant fees incurred by Landlord in connection with the review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter, by third party engineering consultants;

2.2.1.2           The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3           The cost of construction of the Tenant Improvements including, without limitation, testing and inspection costs, contractors’ fees and general conditions;

2.2.1.4           The cost of any changes in the Base Building when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5           The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.1.6           The cost of the “Coordination Fee,” as that term is defined in Section 4.2.2.1 of this Tenant Work Letter;

2.2.1.7           Sales and use taxes; and

2.2.1.8           The cost of installation of cabling, Lines and Supplemental HVAC Unit(s) (if any).

2.2.2                     Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items and shall authorize the release of monies as follows.

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2.2.2.1           Monthly Disbursements. On or before the twentieth (20th) day of each calendar month, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant may deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises and services provided to Tenant; and (iii) executed mechanic’s lien releases from all of Tenant’s Agents who are entitled to file mechanic’s liens which shall comply with the appropriate provisions of California Civil Code Sections 8132, 8134, 8136 and 8138; which lien releases shall be conditional with respect to the requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord. Thereafter, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention). Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. Tenant shall, at Tenant’s election, have the right to submit applications for disbursement of the Tenant Improvement Allowance (including the Final Retention pursuant to this Section) for an entire Tranche (or, as to Tranche III, the 2nd Floor Premises, the Suite 250 Premises or the Suite 255 Premises, respectively) or for the entire Premises. Tenant shall be entitled to deliver requests for disbursements pursuant to this Section 2.2.2.1 less often than monthly at Tenant’s election.

2.2.2.2           Final Retention. Subject to the provisions of this Tenant Work Letter, a check payable to Tenant for the Final Retention with respect to the Tenant Improvements performed to each Tranche (or, as to Tranche III, each of the 2nd Floor Premises, the Suite 250 Premises or the Suite 255 Premises, respectively) shall be delivered by Landlord to Tenant within forty-five (45) days following the date upon which the following have been satisfied (i) Tenant delivers to Landlord (a) paid invoices for all Tenant Improvements and related costs for which the Tenant Improvement Allowance is to be dispersed, (b) signed permits for all Tenant Improvements completed within such Tranche (or, as to Tranche III, within the 2nd Floor Premises, the Suite 250 Premises or the Suite 255 Premises, respectively), (c) executed mechanic’s lien releases from all of Tenant’s Agents who are entitled to file mechanic’s liens which shall comply with the appropriate provisions of California Civil Code Sections 8132, 8134, 8136 and 8138; which lien releases shall be conditional with respect to the requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord, (ii) the Architect delivers to Landlord a “Certificate of Substantial Completion” for the applicable Tranche (or, as to Tranche III, for the 2nd Floor Premises, the Suite 250 Premises or the Suite 255 Premises, respectively) in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in such Tranche (or, as to Tranche III, in the 2nd Floor Premises, the Suite 250 Premises or the Suite 255 Premises, respectively) has been substantially completed, (iii) Tenant delivers to Landlord a close-out package for the applicable Tranche (or, as to Tranche III, for the 2nd Floor Premises, the Suite 250 Premises or the Suite 255 Premises, respectively) in both paper and electronic forms (including, as-built drawings, and final record CADD files for the associated plans, warranties and guarantees from all contractors, subcontractors and material suppliers, an independent air balance report, and O&M manuals) (the “Close Out Package”), and (iv) a certificate of occupancy, a temporary certificate of occupancy or its equivalent is issued to Tenant with respect to such Tranche (or, as to Tranche III, with respect to the 2nd Floor Premises, the Suite 250 Premises or the Suite 255 Premises, respectively).

2.2.2.3           Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Improvement Allowance Items. Except as set forth in the Lease, all Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of this Lease.

2.3                               Application of Tenant Improvement Allowance Toward Rent. Any time after the Tranche I Delivery Date, Tenant shall be entitled to deliver notice (the “Rent Credit Notice”) to Landlord that Tenant has elected, in its sole and absolute discretion, to apply an amount of the Tenant Improvement Allowance, not to exceed Redacted per rentable square foot, toward the payment of Rent. Upon receipt of the Rent Credit Notice, such amount shall automatically be deducted from the amount of the available Tenant Improvement Allowance, and shall be applied by Landlord toward the next payment of Rent due under the Lease.

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SECTION 3

CONSTRUCTION DRAWINGS

3.1                               Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner designated by Tenant and reasonably approved by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Landlord hereby approves Gensler as the Architect if selected by Tenant in Tenant’s sole and absolute discretion. If Tenant desires to use an architect/space planner other than Gensler, then Landlord shall approve such architect/space planner, such approval not to be unreasonably withheld, conditioned or delayed. Landlord shall approve or reasonably disapprove any architect/space planner proposed by Tenant within five (5) business days and Landlord’s failure to respond within such five (5) business day period shall be deemed to be Landlord’s approval of the proposed architect/space planner. Notwithstanding the foregoing or anything to the contrary set forth in this Tenant Work Letter, to the extent Tenant is required or elects to engage the services of a historic architect, then Tenant shall retain the historic architect designated by Landlord (the “Historic Architect”). Tenant shall retain Chubb/Redhawk to prepare all plans and engineering working drawings relating to the lifesafety and sprinkler work in the Premises (the “LifeSafety Consultant”), and Tenant shall retain Nabih Youseff to prepare all plans and engineering working drawings relating to the structural work in the Premises (the “Structural Engineer”). Landlord shall have no right to approve any consultants, engineers, subcontractors or laborers retained by Tenant in construction of the Tenant Improvements other than the Architect, the Historic Architect (if any), the Contractor (as defined below), the LifeSafety Consultant, and the Structural Engineer. The plans and drawings to be prepared by Architect and any structural, mechanical, electrical, plumbing, or HVAC consultants retained by Tenant and the LifeSafety Consultant (collectively, the “Engineers”) shall be known collectively as the “Construction Drawings.” The Construction Drawings may be prepared and submitted to Landlord independently for each Portion of the Premises, and Landlord shall review the Construction Drawings as so submitted. All Construction Drawings shall comply with the drawing format and specifications set forth in the Construction Rules (if any), and shall be subject to Landlord’s reasonable approval, which shall not be withheld except in the case of a “Design Problem,” as that term is defined below Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings. A “Design Problem” is defined as, and will be deemed to exist if such Tenant Improvements may (i) affect the exterior appearance of the Building; (ii) materially adversely affect the Building Structure; (iii) materially adversely affect the Building Systems; or (iv) fail to comply with applicable Laws.

3.2                               Final Space Plan. Tenant shall supply Landlord with four (4) hard copies of its final space plan for each Portion of the Premises, along with other renderings or illustrations reasonably required by Landlord, to allow Landlord to understand Tenant’s design intent, for the Premises before any architectural working drawings or engineering drawings have been commenced, and concurrently with Tenant’s delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such final space plan. The final space plan for each Portion of the Premises (each, a “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord shall not disapprove any portion of the Final Space Plan which (i) is logically consistent with any Final Space Plan previously approved by Landlord for any Portion of the Premises or (ii) is substantially similar to those improvement depicted on Schedule 2 attached hereto. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of a Final Space Plan a Design Problem exists with respect to such Final Space Plan, otherwise Landlord shall approve such Final Space Plan. If Landlord fails to timely respond as to whether a Design Problem exists, Tenant may deliver to Landlord a second written request for such approval, which written notice must state in bold and all caps, “FAILURE TO RESPOND TO THIS WRITTEN NOTICE WITHIN THREE (3) BUSINESS DAYS AFTER RECEIPT HEREOF SHALL CONSTITUTE APPROVAL OF THE FINAL SPACE PLAN.” If Landlord fails to advise Tenant whether a Design Problem exists with respect to the Final Space Plan within such three (3) business

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day period, then Landlord will be deemed to have approved the applicable Final Space Plan. If Landlord advises Tenant that a Design Problem exists with respect to a Final Space Plan, Tenant shall cause the applicable Final Space Plan to be revised to correct such Design Problem. Landlord shall approve any re-submittal of a Final Space Plan within three (3) business days after receipt thereof and Landlord’s failure to respond within such three (3) business day period shall be deemed to be Landlord’s approval of such Final Space Plan.

3.3                               Final Working Drawings. Upon Landlord’s approval (or deemed approval) of a Final Space Plan, Tenant shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the applicable Portion of the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) hard copies of the Final Working Drawings, and concurrently with Tenant’s delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such Final Working Drawings. Landlord shall not disapprove any portion of the Final Working Drawings which is logically consistent with either (i) the Final Space Plan corresponding to such Final Working Drawings, (ii) the Final Working Drawings or the Approved Working Drawings for any other Portion of the Premises or (iii) is substantially similar to those improvement depicted on Schedule 2 attached hereto. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Working Drawings if a Design Problem exists with respect to such Final Working Drawings, otherwise Landlord shall approve such Final Working Drawings. If Landlord fails to timely respond as to whether a Design Problem exists, Tenant may deliver to Landlord a second written request for such approval, which written notice must state in bold and all caps, “FAILURE TO RESPOND TO THIS WRITTEN NOTICE WITHIN THREE (3) BUSINESS DAYS AFTER RECEIPT HEREOF SHALL CONSTITUTE APPROVAL OF THE FINAL WORKING DRAWINGS.” If Landlord fails to advise Tenant whether the Final Working Drawings a Design Problem exists within such three (3) business day period, then Landlord will be deemed to have approved the applicable Final Working Drawings. If Landlord advises Tenant that a Design Problem exists with respect to any Final Working Drawings, Tenant shall cause the applicable Final Working Drawings to be revised to correct such Design Problem. Landlord shall approve any re-submittal of Final Working Drawings within five (5) business days after receipt thereof and Landlord’s failure to respond within such five (5) business day period shall be deemed to be Landlord’s approval of such Final Working Drawings. At the time Landlord gives its approval to any Final Working Drawings, Landlord shall notify Tenant in writing of whether any of the Tenant Improvements set forth in such Final Working Drawings are Specialty Improvements. If Landlord fails to so notify Tenant, then none of the Tenant Improvement set forth in such Final Working Drawings shall be deemed to be Specialty Improvements for purposes of this Lease.

3.4                               Approved Working Drawings. The Final Working Drawings shall be approved by Landlord in accordance with Section 3.3 above prior to the commencement of construction of each Portion of the Premises by Tenant. The Final Working Drawings as approved by Landlord for each Portion of the Premises shall be referred to herein as the “Approved Working Drawings”. Tenant may submit the Final Working Drawings to the appropriate municipal authorities for all applicable building permits prior to Landlord’s approval thereof. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings (“Changes”) may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld; provided, that Tenant shall have the right to modify the Approved Working Drawings without Landlord’s consent if such modifications are minor, do not contain a Design Problem, and will not adversely affect the quality of the construction or use materials or equipment lower in quality than as set forth in the Approved Working Drawings. Landlord shall not disapprove any requested Change (a “Change Request”) to a Portion of the Premises which Landlord has previously approved with respect to another Portion of the Premises (unless such Change Request would create a Design Problem with respect to that applicable portion of the Premises). Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of a Change Request, if a Design Problem exists with respect to such Change Request, otherwise Landlord shall approve such Change Request. If Landlord fails to timely respond as to whether a Design Problem exists, Tenant may deliver to Landlord a second written request, which written notice must state in bold and all caps, “FAILURE TO RESPOND TO THIS WRITTEN NOTICE WITHIN THREE (3) BUSINESS DAYS AFTER

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RECEIPT HEREOF SHALL CONSTITUTE APPROVAL OF THE CHANGE REQUEST.” If Landlord fails to advise Tenant whether a Design Problems exists within such three (3) business day period, then Landlord will be deemed to have approved the applicable Change Request. If Landlord advises Tenant that a Design Problem exists with respect to a Change Request, Tenant shall cause the applicable Change Request to be revised to correct such Design Problem. Landlord shall approve any re-submittal of a Change Request within three (3) business days after receipt thereof and Landlord’s failure to respond within such three (3) business day period shall be deemed to be Landlord’s approval of such Change request.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1                               Tenant’s Selection of Contractors.

4.1.1                     The Contractor. A general contractor (“Contractor”) shall be retained by Tenant to construct the Tenant Improvements. Landlord hereby approves any of the general contractors set forth on Schedule 3 hereto as the Contractor if selected by Tenant in Tenant’s sole and absolute discretion. If Tenant desires to use a general contractor not set forth on Schedule 3 hereto, then Landlord shall approve such general contractor, such approval not to be unreasonably withheld, conditioned or delayed. Landlord shall approve or reasonably disapprove any general contractor proposed by Tenant within five (5) business days and Landlords failure to respond within such five (5) business day period shall be deemed to be Landlord’s approval of the proposed general contractor.

4.1.2                     Tenant’s Agents. All subcontractors and laborers used by Tenant together with the Contractor, Architect, and any other consultants retained by Tenant shall be referred to herein collectively, as “Tenant’s Agents”. Tenant’s Agents must be union.

4.2                               Construction of Tenant Improvements by Tenant’s Agents.

4.2.1                     Construction Contract; Cost Budget. Tenant hereby agrees that Tenant’s construction contract and general conditions with Contractor (the “Contract”) shall contain commercially reasonably warranties and indemnifications that inure to Landlord’s benefit. With respect to any Tranche, prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.8, above (the “Final Costs”). Prior to the commencement of construction of the Tenant Improvements, Tenant shall identify the estimated amount (the “Over-Allowance Amount”) equal to the difference, if any, between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements, and subject to the terms of Section 2.1 above with respect to the second (2nd) floor restrooms). If there is an Over Allowance Amount, Tenant shall pay a fraction of each amount to be disbursed by Landlord pursuant to the terms of this Tenant Work Letter, the numerator of which fraction shall equal the Over Allowance Amount, and the denominator of which fraction shall equal the Final Costs, and such payment by Tenant shall be a condition to Landlord’s obligation to pay any amounts of the Tenant Improvement Allowance. Notwithstanding anything set forth in this Tenant Work Letter to the contrary, construction of the Tenant Improvements shall not commence in any Tranche until Tenant has procured and delivered to Landlord a copy of all applicable building permits for the applicable Tenant Improvements.

4.2.2                     Tenant’s Agents.

4.2.2.1           Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in accordance with the Approved Working Drawings (as modified by any Changes); and (ii) Tenant shall abide by Landlord’s construction rules a copy of which is attached hereto as Schedule 4 (the “Construction Rules”). To the extent of any inconsistency between the terms and conditions set forth in this Lease or this Tenant Work Letter and the Construction Rules, the terms and conditions set forth in this

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Lease and this Tenant Work Letter shall control. In addition to any third party review fees payable as provided in Section 2.2.1.1, above, Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to the product of (i)      Redacted       and (ii) the total number of rentable square feet in the Premises, which Coordination Fee shall be for all services relating to the coordination of the construction of the Tenant Improvements and shall be deducted from the Tenant Improvement Allowance on a per Portion of the Premises basis.

4.2.2.2           Requirements of Tenant’s Agents. Contractor shall guarantee to Tenant and for the benefit of Landlord that the Tenant Improvements shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by Contractor. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.3           Insurance Requirements.

4.2.2.3.1          General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.3.2          Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in commercially reasonable amounts covering the construction of the Tenant Improvements, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $5,000,000 per incident, $5,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.3.3          General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.3 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. Tenant’s Agents shall endeavor to cause all such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice (ten (10) days in the event of non-payment of premium) of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.3 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.

4.2.3                     Governmental Compliance. The Tenant Improvements shall comply in all respects with Laws, as may apply according to the rulings of the controlling public official, agent or other person.

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4.2.4                     Inspection by Landlord. During construction, upon at least one (1) business day’s prior notice, Landlord shall have the right to inspect the Tenant Improvements at all reasonable times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements as not being in accordance with the Approved Working Drawings, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter materially adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building, following notice to Tenant and Tenant’s right to cure the same within the time periods set forth in the Lease, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5                     Meetings. Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.

4.3                               Notice of Completion; Record Set of As-Built Drawings; Close-Out Package.

4.3.1                     Notice of Completion. Within fifteen (15) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.

4.3.2                     Record Set of As-Built Drawings. At the conclusion of construction of each Portion of the Premises, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings for such Portion of the Premises as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings for such Portion of the Premises are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of hard copies of such record set of drawings, and two (2) CAD discs containing such drawings, within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord the Close Out Package.

SECTION 5

MISCELLANEOUS

5.1                               Tenant’s Representative. Tenant has designated Mark Schrader as its sole representative with respect to the matters set forth in this Tenant Work Letter (whose e-mail address for the purposes of this Tenant Work Letter is mark.schrader@cushwake.com and phone number is (415) 268-1373) (with a copy by e-mail to wleung@salesforce.com), who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2                               Landlord’s Representative. Landlord has designated Dan Wright as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

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5.3                               Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4                               Miscellaneous Costs. During the course of construction of the Tenant Improvements and Tenant’s initial move into the Premises, Landlord shall provide, and neither Tenant nor Tenant’s Agents nor the Contractor or subcontractors retained by Tenant to construct the Tenant Improvements shall be charged for reasonable, non-exclusive use of (i) temporary HVAC during the Building Hours, or (ii) the use of freight elevators, standard Building security (if any), temporary electricity and utilities, and/or loading docks (all as may be provided or made available by Landlord during Building Hours). During construction of the Tenant Improvements, Landlord shall use commercially reasonable efforts to provide Tenant with priority use of the Building’s freight elevators during hours other than during Building Hours; provided that Tenant shall give Landlord reasonable prior notice of such intended after-hours use of the freight elevators, and such after-hours use shall be at Tenant’s sole cost and expense.

5.5                               Delays.

5.5.1                     Commencement Date Delays. The Commencement Date with respect to each Portion of the Premises shall occur as provided in Section 2.1 of the Lease, provided that the Commencement Date with respect to each Portion of the Premises shall be extended by the number of days of “Commencement Date Delay,” as that term is defined, below. As used herein, the term “Commencement Date Delay” shall mean only a “Force Majeure Delay” or a “Landlord Caused Delay,” as those terms are defined below in this Section 5.5.1 of this Tenant Work Letter. As used herein, the term “Force Majeure Delay” shall mean only an actual delay resulting from an event of Force Majeure, as that term is defined in Section 29.15 of the Lease. As used in this Tenant Work Letter, “Landlord Caused Delay” shall mean actual delays to the extent resulting from (i) the failure of Landlord to timely approve or disapprove any Construction Drawings; (ii) delays due to the acts or failures to act of Landlord or Landlord Parties with respect to payment of the Tenant Improvement Allowance (except as otherwise allowed under this Tenant Work Letter); (iii) any other act or omission of Landlord or any Landlord Party in violation of the Lease or this Tenant Work Letter which actually delays construction of the Tenant Improvements; or (iv) delays in construction of the Tenant Improvements due to failure of the Base Building to be constructed in accordance with applicable Laws.

5.5.2                     Determination of Lease Commencement Date Delay. If Tenant contends that a Commencement Date Delay has occurred, Tenant shall notify Landlord in writing of (i) the event which constitutes such Commencement Date Delay and (ii) the date upon which such Commencement Date Delay is anticipated to end. If such actions, inaction or circumstance described in the Notice set forth in (i) above of this Section 5.5.2 of this Tenant Work Letter (the “Delay Notice”) are not cured by Landlord within one (1) business day of Landlord’s receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualify as a Commencement Date Delay, then a Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Delay Notice and ending as of the date such delay ends.

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SCHEDULE 1 TO EXHIBIT C

LANDLORD’S WORK

Landlord shall, at Landlord’s sole cost and expense, construct, supply, furnish, and/or install the following items and work:

1.                                      Restrooms. Upgrade the restrooms on the multi-tenant floors of the Premises (i.e., the ground floor, the second (2nd) floor, and the fourth (4th) floor) to be in compliance with applicable Laws to the extent necessary for Landlord to pull any required construction permits or for Tenant to legally occupy such Portion of the Premises for the Permitted Use.

2.                                      Core. Update the existing Building shafts and base building rooms to be in compliance with applicable Laws to the extent necessary for Landlord to pull any required construction permits or for Tenant to legally occupy the Premises for the Permitted Use.

3.                                      Fire Smoke Dampers. To the extent required by applicable Laws, upgrade existing electrical FSDs to pneumatic controls. To the extent Landlord desires to remove an existing FSD that is no longer required by applicable Laws, Landlord shall complete all shaft construction necessary to fill the hole. Alternatively, Landlord may elect to fix close all existing dampers in the walls that are not required to be rated.

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SCHEDULE 2 TO EXHIBIT C

APPROVED IMPROVEMENTS

SCHEDULE 3 TO EXHIBIT C

APPROVED CONTRACTORS

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SCHEDULE 4 TO EXHIBIT C  CONSTRUCTION RULES  CONSTRCTIOS RULES & REGULATIONS  Rincon Center is a mixed use Project. As such it is comprised of office, retail and residential tenants. Rincon Center is also accessible to the public. It is expressly understood that construction shall at no time interfere with the building operations or the use, enjoyment and occupancy of any portion of the Project by any tenant, resident, employee, visitor, etc. (Users). Our goal is to minimize inconvenience to the Users while construction is in progress. Your full cooperation is required in adhering to the following procedures while performing construction work at this Project.  Building management reserves the right at any time to amend these rules and to make future rules required for the safety, protection and maintenance of the Project, the operation and preservation of the good order thereof, and the protection and comfort of the Users. Repeated and flagrant violations of these Construction Rules and Regulations will result in Contractors being banned from the building and job site. If you have any questions, please contact the Building Management.  General contractors, subcontractors, suppliers, material men, and their employees and anyone working for or on their behalf (Contractors), shall be immediately advised of the following building rules and regulations concerning their proper conduct within the Project. It is the Contractors’ responsibility to ensure that it has read and understands these rules and regulations. Ignorance of these rules and regulations is not a waiver of liability or responsibility.  GENERAL  All work to be performed shall be approved by Building Management prior to commencement of the job. All Contractors shall employ union labor.  All work shall comply with all applicable federal, state and local codes and ordinances.  Contractors shall obtain and pay for all required fees, permits and inspections.  Contractors shall furnish to Building Management the following items prior to the commencement of any work:  • Copies of all permits and permit drawings  • Project schedule  • List of all subcontractors  • Certificates of Insurance for all contractors/subcontractors  • Emergency telephone list for all contractors/subcontractors  Contractors shall be responsible for job site security including their materials, equipment and tools and that of their subcontractors. All gang boxes, toolboxes and other containers are subject to inspection when moved in or out of the Project.  No Project systems shall be turned off, disengaged, or otherwise affected by Contractors without the approval and supervision of Building Management. Said systems shall include but shall not  1  Rincon Center Construction Rules and Regulations

be limited to automatic sprinklers, electrical circuits, lighting, emergency lighting, life safely systems, smoke detectors and domestic water supply. All penetrations of concrete slabs shall be subject to x-ray prior to coring. Locations must be approved in advance by Building Management.  Contractors shall ensure that all corridors, exits, elevator lobbies and telephone/electrical closets are not cluttered or blocked. Contractors shall provide wait-off mats at the exit from the construction area and entrance to the elevators.  Doors to all work areas, including mechanical and electrical closets, shall remain closed at all times.  Contractors shall be responsible for the protection of their work and all areas adjacent to their work. Contractors shall maintain the work area in a safe and sanitary condition at all times. No radios or other audio devices are permitted.  BUILDING ACCESS  1. Contractors will be responsible for notifying the Building Management, in advance, of all work to be performed in the Project and scheduling access of subcontractors. Contractors will complete “Building Access Request” forms as needed to fulfill this requirement. Contractors who are not placed on the Building Access Schedule will not be permitted access to the Project.  2. All workers will be required to sign-in at the Security Console and obtain a visitors badge. A visitors badge shall be worn at all times while working in the Project.  BEFORE CONSTRUCTION BEGINS  1. The General Contractor shall meet with the Building Management to review the construction schedule, building access, special requirements and the Construction Rules and Regulations.  2 The General Contractor will provide a list of all subcontractors assigned to the job including company name, contact person, and license number, to Building Management for review and approval at least five (5) business days in advance of project start date. Building Management retains the right during the entire construction project to deny access to the Project of any Contractors who violate these Rules and Regulations. It is understood that any employee removed from this job may affect the project schedule, which may require a revision in the project timetable and completion date. General Contractor will be responsible for any project delay, which may result.  3. Contractors are required to provide a certificate of insurance and additional insured endorsement to Building Management prior to starting any work in the Project.  Rincon Center Construction Rules and Regulations Page 2

 4. Contractors shall not park their vehicles in the loading dock except for loading and unloading purposes only.  5. Twenty-four (24) hour notice must be given to the Building Management for any fire or life safety testing or taking the system off line. Contractors will be responsible for cost and fees of supervision by Building Management. Contractors shall immediately notify the Building Management when testing is complete or the system is ready to be placed on line. If the life safety system is to be off line overnight, Contractors shall be responsible for providing trained personnel for “fire watch”.  6. No radios are allowed on the job site.  7. No tobacco chewing, smoking or sunflower seeds are permitted on the job site or in the Project.  8. The Building Management will furnish keys to the electrical and mechanical rooms upon request. All keys will be signed out at the beginning of each work shift and signed back in at the end of each work shift, unless otherwise agreed to in advance by Building Management.  9. Normal building hours are:  Monday — Friday 6:00 am. — 6:00 pm.  Saturday/Sunday 9:00 am. — 6:00 pm.  Any work that creates excessive noise or disruption shall be scheduled at the following times:  One Rincon One:  Monday — Friday 6:00 pm. — 6:00 am.  Saturday/Sunday 6:00 pm. — 9:00 am.  Note: The Atrium in Rincon One is frequently used for banquets and special functions on nights and weekends. Contractors access will be adjusted accordingly.  Rincon Two:  Monday — Friday 7:00 am. — 8:00 am. / 6:00 pm — 8:00 pm.  Saturday/Sunday 7:00 am. — 8:00pm.  Any work that results in excessive noise (i.e. core drilling and/or roto hammering), odors. or dust must be completed during these hours (subject to the operating hours of Project Users these hours may be adjusted as needed to avoid disruptions). All after hours work must be coordinated with the Building Management twenty four (24) hours prior to performing said work. Contractors needing to work on weekends will provide the Building Management with a list of contractors scheduled to work. This list should  Rincon Center Construction Rules and Regulations Page 3

include the number of employees, the company, and the estimated hours the contractors will be working.  11. Contractors shall not secure, enable, test, start or open any life safety, mechanical, electrical, domestic water, condenser water, and chilled water or hot water systems without prior approval of Building Management. Authorization will be given on a case-by-case basis.  12. Contractors must provide Material Safety Data Sheets to the Building Management for every substance being used on the construction site prior to the start of construction. Contractor shall also maintain these sheets at the job site.  13. Contractors are required to provide and make available fire extinguishers on the job site during construction.  14. Any Contractors found guilty of rudeness, use of profanity, or lack of courtesy to a building tenant, visitor, or employee will be immediately ejected from the Project and will not be allowed to return.  15. Graffiti or vandalism will not be tolerated. Any Contractors caught in the act shall be immediately removed from the Project and will not be allowed to return. Any expenses associated with the removal or repair resulting from the graffiti or vandalism will be at the Contractors expense.  16. Rubber or polyurethane wheels are required on all material handling equipment transporting materials across carpet, granite, marble or stone surfaces. Floor protection, such as Masonite, is required to protect flooring surfaces.  17. Clothing shall be appropriate for construction trade involved, i.e. no shorts, sandals, which would be unsafe for the employee. Clothing containing words, symbols or other forms of communication considered offensive or in bad taste by Building Management shall not be allowed on the Project. Proper safety equipment shall be required as determined by the contractor. i.e., safety glasses, goggles, respirators, etc.  DEMOLITION  1. Demolition shall be done during non business hours and care shall be taken not to disturb the Users of the Project Demolition debris shall be removed using the designated freight elevator and taken out of the Protect through the loading dock.  2. Prior to the start of construction, Contractors shall cover light fixtures and window blinds with plastic bags. During demolition, Contractors shall use plastic or other similar protective coverings to keep dirt and dust contained in the areas being demolished. All portions of the Project on the travel route for debris removal shall be protected, including floors, walls, doors and doorjambs.  Rincon Center Construction Rules and Regulations Page 4

3. All common areas of the Project, including doors, frames, walls, floors, ceilings, Plants and artwork shall be covered with the proper protective materials during demolition and construction and returned to original condition prior to the start of each work day (7:00 AM), unless agreed to in advance.  MATERIAL STOCKING  1. Material deliveries shall be accomplished before business hours. The Building Management shall be notified in advance of such material stocking.  2. Material shall be transported in the designated freight elevator. Contractors are responsible to protect the doorjambs, floors, ceilings and thresholds in the common areas. If materials are transported by use of stairwells all appropriate wall and floor surfaces, railings, door frames and doors shall be protected.  3. Trucks may park in the loading dock only long enough to unload materials.  4. Delivery of construction materials to the job site shall be made through the loading dock and not through the ground floor lobby and main entrance. If this is not feasible, permission to deviate from this rule shall be obtained from Building Management.  PARKING  1. There is no free parking available at Rincon Center. All contractors wishing to park in the garage shall pay the standard parking rates. All parking arrangements shall be made with the Building Management, Chief Engineer, and Garage Supervisor.  LOADING DOCK  1. The loading dock is available for deliveries the following times:  Monday — Friday 6:00 am. — 11:00 am.  2:00 pm. — 4:00 pm.  2. All deliveries are limited to twenty (20) minutes. Deliveries needing longer than 20 minutes must be scheduled after hours with the Building Management, Chief Engineer and the Garage Supervisor.  3. The height limit of the loading dock is 12’0”.  ELEVATORS  Use of the freight elevators on “independent” for tool or material delivery shall be scheduled with Building Management. In the event the freight elevators(s) require padding and protections, the Contractors shall schedule the same with Building Management. Contractor must contact Building Management at least 24 hours ahead of time.  Rincon Center Construction Rules and Regulations Page 5

The dimensions and capacities of the freight elevators follow:  One Rincon Center: Cab: 65” x 80” x 112”  Door Opening: 41” x 102”  Capacity: 3,500 lbs.  Two Rincon Center: Cab: 65” x 80” x 112”  Door Opening: 41” x 102”  Capacity: 3,500 lbs  CONSTRUCTION  1. No one shall be allowed to endanger the Project, its premises, or its Users in any manner whatsoever. In the event that a situation occurs which threatens the Project or its Users in any manner, Contractors must take steps to correct the hazardous condition. In the event that the Contractors personnel fail to correct the hazardous condition, the Building Management reserves the right to immediately take steps to correct the situation at Contractors expense.  2. No gasoline operated devises, i.e.: concrete saws, coring machines, welding machines, etc., shall be permitted within the building premises. All work requiring such devises shall be electrically operated.  3. All gas and oxygen canisters shall be properly chained and supported to eliminate all potential hazards.  4. Contractors are responsible for turning off the lights and securing the premises.  5. All doors between the premises under construction and the Project common areas must be closed at all times except for ingress and egress purposes. Contractors must hang temporary doors in door cuts into corridors as soon as these door cuts are made.  6. Contractors are responsible to keep the Project clean and tidy and including daily cleanup. Throughout the course of the day, corridors, elevators, elevator lobbies and electrical and janitorial closets cannot be cluttered or blocked. Where dust and debris have fallen in Project common areas or construction spills have occurred Contractors must immediately clean the area. Failure to keep the job site, Project, public areas, building and exterior areas clean will result in a back charge, including a fee for managing the clean up work and processing the appropriate paper work. Contractors shall provide a mop, mop bucket, broom and vacuum on the job site to be immediately used to remove dirt and debris in the common areas.  7. Contractors shall place a carpet remnant immediately inside all exits from the premises under construction for construction workers to use to wipe their shoes every time they exit the job site.  Rincon Center Construction Rules and Regulations Page 6

8. If any windows are removed for a debris chute or other purposes they shall be replaced if rain is a possibility and the rain can enter the building through this opening. Particular attention must be given to the possibility of rain at night or on weekends.  9. Contractors shall use freight elevators. Passenger elevators shall not be used for construction purposes.  CLEAN UP  1. Contractors shall provide a construction dumpster at the job site in a location to be designated by Building Management. Contractors shall monitor and clean the area around the dumpster periodically during the workday and at the end of the workday. Particular care must be taken so that no nails or other sharp objects are left on the area surrounding the dumpster or on the travel path to the dumpster.  2. The job site, Project and building common areas must be kept clean and tidy at all times. Contractors must remove all trash and related items when they are finished with their jobs.  3. Restrooms are provided only for convenience and it is a privilege for construction workers to use the restrooms. Contractors are responsible for its employees and subcontractors use of the restrooms. Failure to keep the restrooms in the condition provided by the Building Management to tenants and to clean up dirt and debris immediately shall result in Building Management performing clean up and Contractors will be back charged for these costs. Repeated violations of this rule will result in the revocation of this privilege.  4. The cleaning of brushes and other tools may only occur in the slop sink in the janitor’s closet. Contractors shall keep this room in a tidy and clean condition and clean up after each use.  5. Trash from lunches must be removed from the work area each day.  6. Unused construction material may be stored within the space under construction, but only if done so in an orderly manner.  7. All work performed in occupied tenant spaces must be cleaned by Contractors prior to their leaving the job or at the end of the business day. If Building Management is required to perform additional cleanup (initial and/or follow-up), it will be done at Contractors expense.  PUNCH LIST  1. If the tenant has occupied the premises, the Contractors highest priority is to be courteous to tenant’s employees, respect their privacy and disrupt their work as little as possible.  Rincon Center Construction Rules and Regulations Page 7

2. Any material, paint or other product used in completing the punch list shall not be stored in the premises once the tenant has accepted possession of the premises.  3. Protective coverings shall be used to cover the improvements and tenant’s personal property as necessary. Drop cloths shall be used when any sanding of sheet rock or painting is being done. All sheet rock dust shall be immediately wiped off the walls and base and vacuumed off the carpeting.  4. Contractors work schedule to complete the punch list shall be arranged to least disrupt the tenant’s business operations and must be approved in advance by the tenant and Building Management. All activities creating excessive noise and dust must be done after normal business hours.  5. The General Contractor shall cause the completion of the punch list to occur as quickly as possible. Any unnecessary delays may result in the Building Management completing the punch list items and back charging the General Contractor.  Rincon Center LEED Requirements:  The following items should have no added cost to the project and the architects, contractors, and subcontractors should be aware of when bidding. The following should be included in ALL Building Construction Guidelines.  • Adhesives and sealants must have VOC content below SCAQMD Rule #1168 or BAAQMD Reg 8, Rule 51.  • Paints and coatings must meet or exceed the VOC and chemical component limits of Green Seal GS-11 requirements.  • Non-carpet flooring is Floor Score-certified and constitutes a minimum of 25% of the finished floor area.  • Carpet meets the requirements of Carpet and Rug Institute (CRI) Green Label Plus Indoor Air Quality Test Program.  • Carpet cushion meets the requirements of the CRI Green Label Testing Program.  • Composite panels and agrifiber products must contain no added urea-formaldehyde resins.  • 75% of construction waste (exclude FF&E, mechanical, and plumbing equipment) diverted from landfill.  The items below are related to different building materials (for example, wall studs, insulation, doors, drywall and ceiling panels) and could potentially have an impact on cost. The following should be included as add alternates (or deducts) when pricing.  • Contain at least 10% post-consumer or 20% post-industrial material.  • Contain at least 70% material salvaged from off-site or outside the organization.  • Contain at least 70% material salvaged from on-site, through an internal organizational materials and equipment reuse program.  • Contain at least 50% rapidly renewable materials.  Rincon Center Construction Rules and Regulations Page 8

• Contain at least 50% materials harvested and processed or extracted and processed within 500 miles of the project.  • Consist of at least 50% FSC-Certified wood.  Rincon Center Construction Rules and Regulations Page 9

EXHIBIT D

NOTICE OF LEASE TERM DATES

To:

Re:                             Office Lease dated   , 20    (the “Lease”), by and between    , a     (“Landlord”), and    , a     (“Tenant”), for approximately     rentable square feet of space (the “Premises”), located on the [(      ) floors] and [suites (    )] of that certain office building located at    ,     ,     (the “Building”).

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.              Tenant has accepted [floors (  ) through (  )] and/or [suites (  )] of the Building.

2.              The Lease Term with respect to [floors (  ) through (  )] and/or [suites (  )] of the Building shall commence on or has commenced on (the “Applicable Lease Commencement Date”) for a term of     ending on    .

3.              Rent with respect to [floors (  ) through (  )] and/or [suites (  )] of the Building commenced on     , in the amount of    .

4.              If the Applicable Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5.              Capitalized terms used herein that are defined in the Lease shall have the same meaning when used herein.

If the provisions of this letter correctly set forth our understanding, please so acknowledge by signing at the place provided below on the enclosed copy of this letter and returning the same to Landlord.

1

“Landlord”:

,
a

By:
Name:
Its:

Agreed to and Accepted
as of , 20 .

“Tenant”:

,
a

By:
Name:
Its:

2

EXHIBIT E

ROOF DECK

1

EXHIBIT F  JANITORIAL SPECIFICATIONS  HUDSON RINCON CENTER, LLC  SERVICE AGREEMENT  EXHIBIT A  CONTRACT DUTIES  GROUND FLOOR LOBBIES  A. NIGHTLY  1. UNCARPETED FLOORS  Hard-surfaced floors are to be dust mopped, using a treated mop to remove all loose dirt and then damp mopped with a pH neutral cleaning solution if needed. The floor, when dry, will be even in appearance and show no streaking from cleaning efforts. If rain mats are in use because of inclement weather, they will be vacuumed and spot cleaned as necessary.  2. CARPETED FLOORS  Carpeted floors will be vacuumed daily, including once each Sunday, and spot cleaned as necessary.  3. WALLS AND DOORS  All doors, door saddles, and jambs will be thoroughly cleaned as necessary to remove all finger-marks, smudges and spills. Stone walls are to be dust wiped with micro-fiber cloth and if needed cleaned with a pH neutral cleaning solution. Wipe wood panel walls with a treated dust cloth.  4. LOBBY GLASS  All glass windows, doors and directory board glass will be cleaned with a non-abrasive glass cleaner and left in a bright condition free of streaks and dust.  5. ELEVATOR CAB DOORS, TRACKS, FLOORS AND THRESHOLDS  Elevator doors and wood panel cab walls will be damp-wiped and left in a clean condition free of all dust and streaks. Elevator saddles will be wiped clean and all dirt and debris removed from door tracks, using a vacuum crevice attachment. Spills and smudges will be cleaned so that the saddles and tracks are left in a bright, clean condition. All bright metal work will be polished with appropriate materials, including the use of a buffing tool and polishing compounds as required. Elevator floors are to be dust mopped, using a treated mop to remove all loose dirt and then, if needed damp mopped with a pH neutral cleaning solution. Stone elevator walls are to be dust wiped with micro-fiber cloth and if needed cleaned  -12-  CONTRACTOR Initials: [ILLEGIBLE]

HUDSON RINCON CENTER, LLC  SERVICE AGREEMENT  with pH neutral cleaning solution. If rain mats are in place because of inclement weather, mats will be vacuumed.  6. DUSTING  All horizontal surfaces, including furniture tops and ledges within reach, will be dusted using treated Cleaners appropriate for each surface. No feather dusters will be allowed.  7. MISCELLANEOUS  Signs, sign standards and security podium will be wiped clean and left free of finger-marks and smudges. Bright metal work will be polished with appropriate metal cleaners. Spot clean all interior architectural metal finishes and granite wall surfaces.  8. PLAZA  Police public area planters and plaza, removing any trash and debris that may accumulate.  B. WEEKLY  1. WINDOWS  Window frames (interior and exterior) will be dusted and wiped down on both horizontal and vertical surfaces to an 8’ height, removing all dust and spots.  C. MONTHLY  1. HIGH DUSTING  All high dusting beyond the reach of normal day to day dusting will be done monthly.  2. RAIN MATS  Rain Mats will be thoroughly steamed cleaned using extraction system monthly during the rainy season, and rolled and stored after inclement weather.  3. ARCHITECTURAL ALUMINUM FINISHES  Thoroughly clean all chrome and architectural aluminum fixtures.  4. WINDOW FRAMES  Thoroughly clean all window frames, vertical and horizontal surfaces, with the appropriate cleaning solution, wipe dry, leaving a spot free surface.  E. ANNUALLY  1. RAIN MATS  Rain Mats will be thoroughly steamed cleaned using an extraction system after the rainy season ends but in no event later than May 31, each year.  -13-  CONTRACTOR Initials: [ILLEGIBLE]

HUDSON RINCON CENTER, LLC  SERVICE AGREEMENT  III. PUBLIC AREAS ABOVE GROUND FLOOR  A. NIGHTLY  1. CARPETED FLOORS  Hallways, corridors and public areas are to be thoroughly vacuumed on a nightly basis.  2. UNCARPETED FLOORS  All hard-surfaced floors are to be mopped with a treated dust mop and maintained as needed to preserve a uniformly clean appearance. Edges and corners are to be treated on an as needed basis.  3. WALLS  Walls will be spot-cleaned to remove all smudges, stains and hand marks, on an as needed basis using only clean water or mild cleaning solution. If a cleaning solution is used, the wall will be rinsed with clear water. No abrasive cleaners of any kind or cleaning solutions containing bleach will be used at any time without first obtaining permission from the Manager.  4. DOORS AND JAMBS  Doors and jambs will be spot-cleaned to remove any hand marks, stains, spills or smudges on an as needed basis. Rinse with clear water and dry. When completed, doors and jambs shall have a uniform clean appearance. Dust and remove debris from all metal door threshholds.  5. MISCELLANEOUS GLASS AND METAL WORK  All glass and metal accessories, including signs, door hardware, frames, etc. will be wiped clean and left in a uniformly clean condition.  6. DUSTING  Dust furniture, accessories, ledges and other horizontal surfaces using a treated dust cloth. No feather duster will be allowed. Spot cleaning will be completed as necessary.  7. PLANTERS  Police all public area planters; remove any trash and debris that may accumulate.  8. DRINKING FOUNTAINS  Clean and sanitize nightly, wipe dry leaving no spots.  9. WALK-OFF MATS  Service all walk-off mats as necessary.  -14-  CONTRACTOR Initials: [ILLEGIBLE]

HUDSON RINCON CENTER, LLC  SERVICE AGREEMENT  B. WEEKLY  1. CARPETED FLOORS  All carpeted floors will be vacuumed wall to wall on a weekly basis.  2. UNCARPETED FLOORS  All uncarpeted floors are to be swept clean and thoroughly wet mopped to maintain a uniform clean appearance. Special attention will be given to insure the edges, comers, small niches and areas behind doors are cleaned as well.  C. MONTHLY  1. CARPETED FLOORS  All carpeted floor edges will be vacuumed using an edging attachment. Care should be taken when vacuuming area rugs to avoid damaging the edges.  D. QUARTERLY  1. UNCARPETED FLOORS  All hard surfaced floors will be wet mopped, allowed to dry and then machine spray buffed.  E. SEMI-ANNUALLY  1. UNCARPETED FLOORS  All hard-surfaced floors are to be specially treated twice per year, at intervals with the quarterly treatment described above at the first interval the floors are to be scrubbed and waxed and left in a uniform bright condition. All finish spills and splashes will be completely removed from baseboards, walls, doors and jambs. At the second interval the floors are to be stripped and waxed and left in a uniform bright condition. All finish spills and splashes will be completely removed from baseboards, walls, doors and jambs.  2. CARPETED FLOORS  Steam extraction, shampoo and rinse all common area carpets. Submit proposed cleaning schedule.  F. ANNUALLY  1. CEILING LIGHTING  Clean light diffusers; remove fingerprints from fixtures, ceiling and grid.  -15-  CONTRACTOR Initials: [ILLEGIBLE]

HUDSON RINCON CENTER, LLC  SERVICE AGREEMENT  IV. RESTROOMS  A. NIGHTLY  1. FLOORS, BRIGHT-WORK, AND METAL FIXTURES  Floors will be swept clean and wet-mopped using a germicidal detergent containing no deodorants. All watermarks and stains will be wiped from walls, partitions, light switches, and metal fixtures. All bright-work, including mirrors, will be cleaned or polished using only non-abrasive/non-acidic cleaning materials.  2. CERAMIC FIXTURES  Scour, wash and disinfect all basins, shower stalls, toilet bowls and urinals with a germicidal detergent solution free of any deodorants, including marble and tile walls near the urinals. Special care will be taken to insure that areas difficult to access, such as the underside of toilet bowls and urinals, will be cleaned to prevent the building up of calcium and iron oxide deposits. Wash both sides of all toilet seats with germicidal solution free of any deodorants. No abrasive or acidic cleaning materials will be used. Leave all surfaces spot free.  3. URINAL MODESTY SCREENS and TOILET PARTITIONS  Damp-wipe urinal modesty screens with germicidal solution free of any deodorants. Surfaces are to dry with a uniform appearance, free of any streaks or smudges. No abrasive or acidic cleaning materials will be used. Leave all surfaces spot free.  4. RESTROOM DOORS  All restroom doors will be damp-wiped to remove any hand marks from door and door hardware. No abrasive or acidic cleaning materials will be used. Leave all surfaces spot free.  5. GENERAL  It is the intention of these specifications to keep restrooms thoroughly clean and not to use disinfectant to mask odors. All disinfectants will be daodorant free.  6. COMPOST REMOVAL  Remove all waste paper from compost receptacles to designated areas. All compost receptacles are to be thoroughly cleaned and washed and compost liners installed when soiled. All compost liners shall conform to Landlord’s compositing program.  7. TRASH REMOVAL  -16-  CONTRACTOR Initials: [ILLEGIBLE]

HUDSON RINCON CENTER, LLC  SERVICE AGREEMENT  Remove all refuse including soiled sanitary napkins from sanitary waste receptacles to designated areas. All sanitary waste receptacles are to be thoroughly cleaned and washed and new liners installed. All liners shall conform to Landlord’s waste program.  8. PRODUCT DISPENSERS  Fill toilet tissue and paper towel dispensers and holders, seat cover containers, soap dispensers and sanitary napkin machines with Owner’s stock nightly. Contractor shall not leave extra or partially used rolls of toilet paper in restrooms. Care should be taken to inspect dispensing fixtures to insure they are operating properly. Report any deficiencies to the Manager.  9. FLOOR DRAINS  Add one cup of water to all restroom floor drains.  B. WEEKLY  1. DUSTING  Dust the top edges of partitions, ledges, mirrors, HVAC diffusers, and return air grills and other horizontal surfaces, including vents at bottom of walls.  2. EXPOSED PLUMBING  Damp wipe all exposed plumbing (P-traps under sinks) leaving dust free.  3. PRODUCT DISPENSERS  Collect coins from sanitary napkin and tampon machines and deliver proceeds wrapped in coin rolls to Owner’s representative.  D. QUARTERLY  1. FLOORS  Thoroughly clean and reseal all ceramic tile floors using approved sealers.  V. TENANT AREAS  A. NIGHTLY  1. CARPETED FLOORS  All hallways, conference rooms, corridors and high traffic areas to be vacuumed on a nightly basis. All edges will be swept to remove dust and then vacuumed. Offices and cubicles will be vacuumed on an as needed  -17-  CONTRACTOR Initials: [ILLEGIBLE]

HUDSON RINCON CENTER, LLC  SERVICE AGREEMENT  basis, moving all light furniture such as chairs and rolling cabinets if necessary. All furniture will be returned to its original position. Vacuum under desks as needed, Spot clean as necessary.  2. UNCARPETED FLOORS  All hard-surfaced floors will be dust-mopped using a treated dust mop, moving all light furniture. All furniture will be returned to its original position. Spot-clean as needed to remove spill and smudges with damp cloth or mop and return to uniformly clean appearance.  3. DUSTING  Using a treated dust cloth, wipe all furniture tops. Wipe clean telephones, lamps, and other accessories. Papers, files, etc. left on desk or furniture tops shall not be moved to allow for dusting. Dust only those areas which are clear of papers and files.  4. FURNITURE AND ACCESSORIES  On an as needed basis wipe file cabinets, telephones, furniture and accessories with a water dampened cloth to remove spills, smudges and streaks. Use a mild detergent cleaning solution only if necessary. On an as needed basis sanitize all telephone receivers. Return chairs and waste baskets to their proper positions.  5. DOORS, JAMBS AND WALLS  On an as needed basis, all doors, jambs, walls and window mullions and glass partitions will be spot-cleaned to remove streaks, smudges, hand marks and spills. Give particular attention to areas such as doors, jambs and windows where it is reasonable to expect hand marks will be present. Dust and remove debris from all metal door thresholds.  6. TRASH REMOVAL AND TRASH LINERS  All trash from wastebaskets and trash barrels or other trash, which is identified as such, by signs or notices, will be removed from the premises and deposited in the designated areas for trash. Trash liners will be replaced as necessary but in no event less than weekly. Clean and sanitize trash, recycling and compost containers as required. Owner’s composting and recycling program shall be adhered to and supported at all times.  7. RECYCLING  All recyclables from recycling containers or other recycling, which is identified as such, by signs or notices, will be removed from the premises and deposited in the designated areas for recycling. This includes recycling containers located at tenant employee desks as required by Owner’s desk-side recycling program.  8. COMPOSTING  -18-  CONTRACTOR Initials: [ILLEGIBLE]

HUDSON RINCON CENTER, LLC  SERVICE AGREEMENT  All compostables from compost containers typically located at conference rooms, kitchens, kitchenettes, lunch rooms, break rooms and coffee bars will be removed from the premises and deposited in the designated areas for composting. Compost liners will be replaced nightly.  9. DRINKING FOUNTAINS  Clean, sanitize and polish drinking fountains.  B. WEEKLY  1. FURNITURE  Wipe with treated dust cloth horizontal surfaces of furniture and using the appropriate polishing materials and equipment polish to a uniform shiny appearance. Wipe with a treated dust cloth all sides of furniture and legs on furniture on an as needed basis. Wipe all remaining surfaces, including window sills, which are not dusted during the nightly dusting. Dust all vinyl base.  2. CARPETED FLOORS  All carpeted floors will be vacuumed on a weekly basis.  3. UNCARPETED FLOORS  On a weekly basis floors, and in addition to line nightly service, uncarpeted floors are to be given special attention to insure that edges, corners and small niches and areas behind doors are cleaned as well. Floor should dry free of any streaks or smudges. Dust all vinyl base.  4. THRESHOLDS  Clean and polish all metal door thresholds.  5. DUSTING  Dust all horizontal surfaces including horizontal window blinds, windowsills, air conditioner return grilles, tops of partitions and picture frames.  C. MONTHLY  1. HIGH DUSTING  All horizontal surfaces on furniture, ledges, wainscot, picture frames, wall hangings, etc., that are beyond the reach of normal nightly dusting, will be dusted using a treated dust cloth. All ceiling vents, vents located high on the walls or in ceiling, and light fixtures will be dusted using a treated dust cloth or mop.  2. VACUUM  Vacuum all upholstered furniture.  -19-  CONTRACTOR Initials: [ILLEGIBLE]

HUDSON RINCON CENTER, LLC  SERVICE AGREEMENT  3. CARPETED FLOORS  All carpet edges will be vacuumed with an edging attachment. All carpeted floor areas that are not accessible with standard floor vacuums, but are easily visible will be vacuumed with portable vacuums. For example, desk wells, areas around planters and spaces between furniture. Move all plastic carpet protectors and thoroughly vacuum under and around all desk furniture.  4. WASTE RECEPTACLES  Wash all waste receptacles.  D. QUARTERLY  1. UNCARFETED FLOORS  Shower-scrub and machine spray buff, or otherwise recondition all resilient or composition flooring to provide a level of appearance equivalent to a completely refinished floor.  2. PLASTIC CHAIR PROTECTORS  Wash all plastic chair pads.  3. HORIZONTAL WINDOW BLINDS  All horizontal window blinds shall be dusted on both sides with a treated dusting tool.  E. ANNUALLY  1. DUSTING  Dust ceiling surfaces other than acoustical ceiling material.  2. HORIZONTAL WINDOW BLINDS  Wipe down all vertical blinds at exterior windows as recommended by manufacture.  VI BASEMENT AREAS ELEVATOR LOBBYS ONLY (FREIGHT AMD PUBLIC)  A. NIGHTLY  1. UNCARPETED FLOORS  All public areas are to be swept using sweeping compound.  2. WALLS, DOORS AND JAMBS  -20-  CONTRACTOR Initials: [ILLEGIBLE]

HUDSON RINCON CENTER, LLC  SERVICE AGREEMENT  On an as needed basis, all walls, doors and jambs will be spot-cleaned to remove all hand marks, smudges, streaks and spills.  B. WEEKLY  1. UNCARPETED FLOORS  Shower-scrub and machine spray buff, or otherwise recondition all resilient or composition flooring to provide a level of appearance equivalent to a completely refinished floor.  2. DUSTING  All horizontal surfaces, including equipment and furniture, will be dusted with a treated dust cloth.  VII. BUILDING EXTERIOR  A. NIGHTLY  1. SIDEWALKS AND RELATED AREAS  Inspections of sidewalks and related areas will be made daily and any spills will be cleaned with a sponge and appropriate cleaning material.  2. STREET GUTTERS (MARKET AND FREMONT STREETS)  Inspect gutters and remove large pieces of trash, broken glass, nails and other debris.  3. EXTERIOR FACADE  Inspect building’s exterior facade for graffiti, spills, smudges and, if found, clean with appropriate materials. Any spill, smudge or graffiti that cannot be cleaned thoroughly shall be reported to the Manager.  B. WEEKLY  1. NEWS VENDING MACHINES AND MAILBOXES  News vending machines located around the building in various locations will have the tops and sides wiped clean with a mild detergent. Additionally, vending machines will be aligned with each other, relative to the curb, in an orderly manner.  2. STREET GUTTERS (MARKET AND FREMONT STREETS)  -21-  CONTRACTOR Initials: [ILLEGIBLE]

HUDSON RINCON CENTER, LLC  SERVICE AGREEMENT  In addition to removing large pieces of trash or other debris, sweep gutters so that accumulated dirt and small debris is removed and deposited in the building’s designated trash areas.  3. SIDEWALKS  Machine scrub or steam clean all exterior sidewalks and garage entrances weekly. Contactor can phase work throughout the week provided that sidewalks maintain a uniformly clean appearance throughout the week. Contractor to take care to remove all water and residue on exterior surfaces of building after washing is completed.  C. MONTHLY  1. WINDOW FRAMES, LEDGES  Sweep with soft-bristled brush all horizontal window frames and ledges on the exterior of building.  D. QUARTERLY  1. WINDOW FRAMES AND LEDGES  Clean with clear water, or a mild detergent solution if necessary, all horizontal window frames and ledges on the exterior of the building. Care will be taken to touch up the glass panes if the cleaning of the window frames causes any smudges or streaks.  VIII. STAIRWELLS  A. NIGHTLY  1. All stairwells will be policed.  B. MONTHLY  1. All stairwells will be cleaned using a treated dust mop. The walls will be spot-cleaned as necessary.  IX. JANITOR CLOSETS, ENGINEERING AREA, AND STORAGE AREAS  A. NIGHTLY  1. All janitor’s closets, mop sinks, storage rooms or areas, restrooms, lunchrooms and work areas, if applicable, provided by Manager for use by Contractor personnel, will be kept clean and orderly at all times. Mop sinks and the area immediately adjacent will be cleaned immediately after each  -22-  CONTRACTOR Initials: [ILLEGIBLE]

HUDSON RINCON CENTER, LLC  SERVICE AGREEMENT  use. Mops shall not be left in water or buckets. Restrooms will be maintained in the same condition as the public restrooms. Service areas will be spot cleaned as necessary. Service area floors should be swept with a broom daily and dust mopped with a treated mop no less than once per week. Finished floors will be stripped and refinished. Empty trash from Engineering and Garage Manager’s Offices.  B. WEEKLY  1. [ILLEGIBLE]  2. High dusting of these areas including all pipes, ducts, conduit, ventilation diffusers and grills and mechanical, electrical equipment exposed beneath the hung ceilings outside the mechanical room equipment.  X. DAY SERVICES  A. DAILY  1. The day janitors shall cover all Janitorial problems and requests that arise during the day and shall perform the duties listed hereafter and any additional duties as may be requested by the Manager.  2. Police main lobby and entrance to building: trash pickup, ashtrays, spills, clean glass in the lobby doors (both main doors and garage lobby doors) and vacuuming of rain mats when in use.  3. Police and maintain elevator cabs.  4. Install and remove rain mats as necessary.  5. Respond and assist in the removal and cleanup of all water leakage in building common areas, restrooms and tenant suites.  6. Police lavatories at least twice per day la check for cleanliness and adequacy of paper supplies. Fill product dispensers as required.  7. Police and maintain exterior of building four times per day. This is to include the sidewalks and plaza areas.  8. Replace lamps in light fixtures as required. If lamp replacement does not correct the lighting problem, notify building engineering staff of the problem.  -23-  CONTRACTOR Initials: [ILLEGIBLE]

HUDSON RINCON CENTER, LLC  SERVICE AGREEMENT  B. WEEKLY  1. Clean and polish standpipe fire hose connections on the exterior building.  2. Clean entrance glass doors, inside and out.  -24-  CONTRACTOR Initials: [ILLEGIBLE]

EXHIBIT G

FORM ESTOPPEL

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the “Lease”), made and entered into as of             , 2012 by and between                  as Landlord, and the undersigned, as Tenant, for Premises [on floors (  ) through (  )] and [in suites (  )] of the office building located [                      ], certifies as follows as of the date hereof (and initially capitalized terms used and not defined herein shall have the meanings set forth in the Lease):

1.                                      Attached hereto as Exhibit B is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit B represent the entire agreement between the parties as to the Premises.

2.                                      The Lease Term for each Portion of the Premises commenced on the date set forth on Exhibit A, and the Lease Term for each Portion of the Premises expires on the date set forth on Exhibit A, subject to renewal in accordance with the Lease, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project, except as set forth in the Lease.

3.                                      Base Rent commenced on                                        .

4.                                      The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit B.

5.                                      Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:                                        .

6.                                      All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid through                         . The current monthly installment of Base Rent is $                                       .

7.                                      To Tenant’s actual knowledge without duty of inquiry, Landlord is not in default under the Lease, except as follows:                                        .

8.                                      No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

9.                                      To Tenant’s actual knowledge without duty of inquiry, there are no existing defenses or offsets, or claims or any basis for a claim, that the undersigned has against Landlord, except as follows:                                        .

10.                               If Tenant is a corporation or partnership, Tenant is a duly formed and existing entity qualified to do business in California and Tenant has full right and authority to execute and deliver this Estoppel Certificate and each person signing on behalf of Tenant is authorized to do so.

11.                               There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

12.                               To Tenant’s actual knowledge without duty of inquiry, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full, except as follows:                                        .

1

13.                               Tenant has no options or rights to renew or extend the term of the Lease, except as follows:                     . Tenant has no expansion options, rights of first refusal or rights of first offer to lease additional space in the Project, except as set forth in the Lease. Tenant has no options, rights of first refusal or rights of first offer to purchase the Premises, the Building, the Project, or any part thereof and/or the land on which the Premises are situated, except as follows:                                        .

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                on the      day of    , 20  .

“Tenant”:

,
a

By:
Its:

2

EXHIBIT H

FORM LETTER OF CREDIT

ISSUANCE DATE: xxxxx

BENEFICIARY:

XXXX

APPLICANT:

xxxx

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DEAR SIR OR MADAM:

BY ORDER OF OUR CLIENT, xxxxx WE, DEUTSCHE BANK AG, NEW YORK BRANCH HEREBY ISSUE IN FAVOR OF xxxxx OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.         , FOR AN          AMOUNT NOT TO EXCEED IN THE AGGREGATE US$xxxxx.00 (xxxxxx and 00/100 UNITED STATED DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING AT OUR OFFICE ON XXXXX.

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO YOU ON DEMAND UPON RECEIPT OF EACH OF THE FOLLOWING:

1.              DRAFT DRAWN AT SIGHT ON DEUTSCHE BANK AG, NEW YORK BRANCH, FOR THE AMOUNT OF THE DRAWING MARKED “DRAWN UNDER DEUTSCHE BANK AG, NEW YORK BRANCH LETTER OF CREDIT NO. XXXXXX”.

2.              A DATED STATEMENT, SIGNED BY AUTHORIZED REPRESENTATIVE OF xxxxxx (SIGNED AS SUCH) STATING ANY OF THE FOLLOWING:

“THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD                 IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO.                AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.”

OR

”THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.                   AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED

1

(COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

”THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.               AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

It is a condition of this Letter of Credit that it shall be automatically extended without amendment for one (1) year from the expiry date hereof or any future expiry date unless at least SIXTY (60) days prior to such expiration date WE SEND NOTICE TO YOU BY hand deliverY OR OVERNIGHT courier, at the address stated above, that we elect not to extend this Letter of Credit for any such additional period. .

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS TRANSFERABLE. ANY TRANSFER REQUEST MUST BE PRESENTED TO US WITH THE ATTACHED FORM TOGETHER WITH THE ORIGINAL LETTER OF CREDIT. TRANSFERS TO DESIGNATED FOREIGN NATIONALS AND/OR SPECIALLY DESIGNATED NATIONALS ARE NOT PERMITTED AS BEING CONTRARY TO THE U.S. TREASURY DEPARTMENT OR FOREIGN ASSETS CONTROL REGULATIONS. ALL TRANSFER CHARGES ARE FOR THE ACCOUNT OF THE BENEFICIARY.

WE ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN CONFORMITY WITH THE TERMS AND CONDITIONS OF THIS CREDIT WILL BE DULY HONORED ON PRESENTATION IF PRESENTED ON OR BEFORE THE EXPIRATION AT OUR COUNTERS AT 60 WALL STREET, 25th FLOOR, NEW YORK, NY 10005 ATTN.: TRADE AND RISK SERVICES DEPARTMENT..

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OR OVERNIGHT MAIL.

IN THE EVENT THAT THE ORIGINAL OF THIS LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF OUR STANDARD AFFIDAVIT OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE — PUBLICATION 600.

VERY TRULY YOURS,

DEUTSCHE BANK AG,
NEW YORK BRANCH

2

ATTACHMENT “A”

TO LETTER OF CREDIT NO. 839BGC0600161

REQUEST FOR TRANSFER OF LETTER OF CREDIT IN ITS ENTIRETY

Deutsche Bank AG,	Date:

New York Branch

60 Wall Street

25th Floor

New York, NY 10005-2858

Attn: Trade and Risk Services

Re: Deutsche Bank AG, New York Branch Irrevocable Standby Letter of Credit No.

For value received, the undersigned beneficiary hereby irrevocably transfers to:

NAME OF TRANSFEREE
ADDRESS OF TRANSFEREE

CITY, STATE/COUNTRY ZIP

(hereinafter, the “transferee”) all rights of the undersigned beneficiary to draw under above letter of credit, in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary hereof, including sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised directly to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The original of such letter of credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it directly to the transferee with your customary notice of transfer.

In payment of your transfer commission in amount equal to the lesser of (i) $1,500.00 and (ii) the greater of (A) ¼% of the amount transferred and (B) $500.00.

Select one of the following:

☐ we enclose a cashier’s/certified check

☐ we have wired funds to you through                                  bank

☐ we authorize you to debit our account #                                    with you, and in addition thereto, we agree to pay you on demand any expenses which may be incurred by you in connection with this transfer

Very truly yours,
[BENEFICIARY NAME]

Authorized Signature

3

Page Two of Two Pages

Attachment “A”

The signature(s) of                         with title(s) as stated conforms to those on file with us; are authorized for the execution of such instrument; and the beneficiary has been approved under our bank’s Customer Identification Program. Further, pursuant to Section 326 of the USA Patriot Act and the applicable regulations promulgated thereunder, we represent and warrant that the undersigned bank: (i) is subject to a rule implementing the anti-money laundering compliance program requirements of 31 U.S.C. section 5318(h); (ii) is regulated by a Federal functional regulator [as such term is defined in 31 C.F.R. section 103.120(a)(2)]; and (iii) has a Customer Identification Program that fully complies with the requirements of the regulations.

(Signature of Authenticating Bank)	(Name of Bank)

(Printed Name/Title)	(Date)

(i) FOR BANK USE ONLY
Confirmation of Authenticating Bank’s signature performed by:

Date:	Time:	a.m./p.m.

4

EXHIBIT I

MEMORANDUM OF LEASE

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Paul Hastings LLP

55 Second Street

San Francisco, California 94105

(Space Above This Line is For the Recorder’s Use Only)

This document is not subject to documentary transfer tax because the term of the lease does not exceed 35 years.

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is made and entered into as of December   , 2012, by and between HUDSON RINCON CENTER, LLC, a Delaware limited liability company (“Landlord”), and salesforce.com, inc., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord owns that certain real property in the City and County of San Francisco, State of California commonly known as One Rincon, located at 101 Spear Street, San Francisco, California 94105 and Two Rincon, located at 121 Spear Street, San Francisco, California 94105, being more particularly described on Exhibit A attached hereto and made a part hereof (the “Project”) ;

WHEREAS, Landlord and Tenant entered into that certain unrecorded Lease, dated as of the date hereof (the “Lease”), whereby Tenant leased a portion of the Project from Landlord being more particularly described in the Lease (the “Premises”); and

WHEREAS, Landlord and Tenant desire to evidence the Lease in the official records maintained by the City and County of San Francisco, California by this Memorandum.

NOW, THEREFORE, for good and sufficient consideration acknowledged in the Lease, Landlord has demised, leased and let unto Tenant the Premises, as follows:

Section 1.                                           Defined Terms. Initially capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

Section 2.                                           Term. The Lease Term shall be approximately fifteen (15) years, as set forth in the Lease, commencing on the Lease Commencement Date with respect to the Tranche I Premises. Subject to the terms and conditions set forth in the Lease, Tenant has two (2) consecutive options to extend the Lease Term for each of the Tranche I Premises, the Tranche II Premises and the Tranche III Premises, for five (5) years each.

1

Section 3.                                           Right of First Refusal (Lease). Subject to the terms and conditions set forth in the Lease, Tenant has a right of first refusal to lease additional space in a portion of the Project commonly known as “One Rincon,” located at 101 Spear Street, San Francisco, California (“Building One”).

Section 4.                                           Right of First Offer (Lease). Subject to the terms and conditions set forth in the Lease, Tenant has a right of first offer to lease additional space in a portion of the Project commonly known as “Two Rincon,” located at 121 Spear Street, San Francisco, California (“Building Two”).

Section 5.                                           Right of First Offer (Purchase). Subject to the terms and conditions set forth in the Lease, Tenant has a right of first offer to purchase Building One and the Project, as applicable.

Section 6.                                           Tenant Restrictions. The Lease includes certain restrictions on leasing of space within both Building One and Building Two to Tenant Competitors and Competitor Affiliates, as more particularly set forth in the Lease.

Section 7.                                           Lease Incorporation; Purpose of Memorandum. This Memorandum is subject to all conditions, terms and provisions of the Lease, which agreement is hereby adopted and made a part hereof by reference to the same, in the same manner as if all the provisions thereof were set forth herein in full. This Memorandum has been executed for the purpose of recordation in order to give notice of all of the terms, provisions and conditions of the Lease, and is not intended, and shall not be construed, to define, limit, or modify the Lease. This Memorandum is not a complete summary of the Lease, nor shall any provisions of this Memorandum be used in interpreting the provisions of the Lease.

Section 8.                                           Conflict. In the event of a conflict between the terms of the Lease and this Memorandum, the Lease shall prevail. Reference should be made to the Lease for a more detailed description of all matters contained in this Memorandum.

Section 9.                                           Additional Documents. Upon any termination of the Lease, Landlord and Tenant agree to execute and deliver such documents as are reasonably required and are reasonable approved by the parties to terminate and release this Memorandum of record.

Section 10.                                    Counterparts. This Memorandum may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

2

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum effective as of the date first written above.

LANDLORD:	Hudson Rincon Center, LLC,
a Delaware limited liability company

	By:		Rincon Center Commercial, LLC,
a Delaware limited liability company,
its sole member

	By:	Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

		By:	Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By:
Name:
Title:

TENANT:	salesforce.com, inc.,
a Delaware Corporation

By:
Name:
Its:

3

County of

On                                    before me,                                                                                            ,

Date                                                                              Here Insert Name and Title of Officer

personally appeared
Name(s) of Signer(s)

                                                                                                                                                      ,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.	Place Notary Seal Above

WITNESS my hand and official seal.

Signature
Signature of Notary Public

4

County of

On                                    before me,                                                                                            ,

Date                                                                              Here Insert Name and Title of Officer

personally appeared
Name(s) of Signer(s)

                                                                                                                                                      ,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.	Place Notary Seal Above

WITNESS my hand and official seal.

Signature
Signature of Notary Public

5

EXHIBIT A TO MEMORANDUM OF LEASE

LEGAL DESCRIPTION OF THE PROJECT

That certain real property situated in the State of California, County of San Francisco, described as follows:

RINCON ONE PARCEL:

PARCEL A:

PARCEL THREE, AS SHOWN ON THE PARCEL MAP SHOWING THE SUBDIVISION OF AIRSPACE FILED JUNE 23, 1988, IN BOOK 37 OF PARCEL MAPS, AT PAGES 67-71, INCLUSIVE, OFFICIAL RECORDS OF THE CITY AND COUNTY OF SAN FRANCISCO.

BEING 100 VARA BLOCK NO. 321.

LOT 023, BLOCK 3716.

PARCEL B

AS AN APPURTENANT TO PARCEL A, REFERRED TO ABOVE, EASEMENTS OVER PARCELS ONE AND FOUR, AS SUCH PARCELS ARE SHOWN ON THE PARCEL MAP SHOWING THE SUBDIVISION OF AIRSPACE, FILED JUNE 23, 1988, IN BOOK 37 OF PARCEL MAPS, AT PAGES 67-71, INCLUSIVE, OFFICIAL RECORDS OF THE CITY AND COUNTY OF SAN FRANCISCO.

BEING 100 VARA BLOCK NO. 321.

AND AS SUCH EASEMENTS ARE PROVIDED FOR IN THAT CERTAIN DECLARATION ESTABLISHING RECIPROCAL EASEMETNS AND COVENANTS RUNNING WITH THE LAND DATED AS OF JUNE 27, 1988 AND RECORDED JUNE 27, 1988 IN BOOK E624, PAGE 1132, AS INSTRUMENT NO. E196829, AS SUPPLEMENTED BY THAT CERTAIN DECLARATION ESTABLISHING RECIPROCAL EASEMENTS AND COVENANTS RUNNING WITH THE LAND DATED MARCH 30, 1999 AND RECORDED MARCH 31, 1999 IN BOOK H353, PAGE 505, AS INSTRUMENT NO. 99-G541539-00, AND AS AMENDED BY THAT CERTAIN SECOND AMENDMENT TO DECLARATION ESTABLISHING RECIPROCAL EASEMENTS AND COVENANTS RUNNING WITH THE LAND DATED JUNE 23, 2006 AND RECORDED JUNE 28, 2006 IN BOOK J171, PAGE 0021, AS INSTRUMENT NO. 2006-I201148-00, AND AS FURTHER AMENDED BY THAT CERTAIN THIRD AMENDMENT TO DECLARATION ESTABLISHING RECIPROCAL EASEMENTS AND COVENANTS RUNNING WITH THE LAND DATED JUNE 8, 2007 AND RECORDED JUNE 11, 2007, AS INSTRUMENT NO. 2007-I400751, IN THE OFFICIAL RECORDS OF THE CITY AND COUNTY OF SAN FRANCISCO.

6

RINCON TWO PARCEL:

PARCEL A:

PARCEL ONE, AS SHOWN ON THE PARCEL MAP SHOWING THE SUBDIVISION OF AIRSPACE FILED JUNE 23, 1988, IN BOOK 37 OF PARCEL MAPS, AT PAGES 67-71, INCLUSIVE, OFFICIAL RECORDS OF THE CITY AND COUNTY OF SAN FRANCISCO.

BEING 100 VARA BLOCK NO. 321.

LOT 021, BLOCK 3716.

PARCEL B:

AS AN APPURTENANT TO PARCEL A, REFERRED TO ABOVE, EASEMENTNS OVER PARCELS TWO, THREE AND FOUR, AS SUCH PARCELS ARE SHOWN ON THE PARCEL MAP SHOWING THE SUBDIVISION OF AIRSPACE FILED JUNE 23, 1988, IN BOOK 37 OF PARCEL MAPS, AT PAGES 67-71, INCLUSIVE, OFFICIAL RECORDS OF THE CITY AND COUNTY OF SAN FRANCISCO.

BEING 100 VARA BLOCK NO. 321.

AND AS SUCH EASEMENTS ARE PROVIDED FOR IN THAT CERTAIN DECLARATION ESTABLISHING RECIPROCAL EASEMENTS AND COVENANTS RUNNING WITH THE LAND DATED AS OF JUNE 27, 1988 AND RECORDED JUNE 27, 1988 IN BOOK E624, PAGE 1132, AS INSTRUMENT NO. E196829, AS SUPPLEMENTED BY THAT CERTAIN DECLARATION ESTABLISHING RECIPROCAL EASEMENTS AND COVENANTS RUNNING WITH THE LAND DATED MARCH 30, 1999 AND RECORDED MARCH 31, 1999 IN BOOK H353, PAGE 505, AS INSTRUMENT NO. 99-G541539-00, AND AS AMENDED BY THAT CERTAIN SECOND AMENDMENT TO DECLARATION ESTABLISHING RECIPROCAL EASEMENTS AND COVENANTS RUNNING WITH THE LAND DATED JUNE 23, 2006 AND RECORDED JUNE 28, 2006 IN BOOK J171, PAGE 0021, AS INSTRUMENT NO. 2006-I201148-00, AND AS FURTHER AMENDED BY THAT CERTAIN THIRD AMENDMENT TO DECLARATION ESTABLISHING RECIPROCAL EASEMENTS AND COVENANTS RUNNING WITH THE LAND DATED JUNE 8, 2007 AND RECORDED JUNE 11, 2007, AS INSTRUMENT NO. 2007-I400751, IN THE OFFICIAL RECORDS OF THE CITY AND COUNTY OF SAN FRANCISCO.

7

EXHIBIT J

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.                                      Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises.

2.                                      All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.                                      Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the San Francisco, California area, provided, however, that Tenant shall be provided access to the Project Building and Common Areas twenty-four (24) hours per day, seven (7) days per week. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or at any time that is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to temporarily prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.                                      Landlord shall have the right to reasonably prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.                                      The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

6.                                      No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises (to the extent the same can be seen from outside the Premises) or the Building without the prior written consent of the Landlord.

7.                                      The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

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8.                                      Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

9.                                      Tenant shall not bring into or keep within the Project, the Building or the Premises any firearms, birds or aquariums.

10.                               Landlord reserves the right to exclude or expel from the Project any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

11.                               Tenant shall participate in recycling programs to the extent required by Law or LEED certification.

12.                               Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Francisco, California without violation of any Law governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

13.                               Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governmental agency.

14.                               No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than as approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed). Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord (such approval not to be unreasonably withheld, conditioned or delayed).

15.                               The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

16.                               Tenant must comply with applicable “NO-SMOKING” ordinances and all related, similar or successor ordinances, rules, regulations or codes. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. In addition, no smoking of any substance shall be permitted within the Project except in specifically designated outdoor areas. Within such designated outdoor areas, all remnants of consumed cigarettes and related paraphernalia shall be deposited in ash trays and/or waste receptacles. No cigarettes shall be extinguished and/or left on the ground or any other surface of the Project. Cigarettes shall be extinguished only in ashtrays. Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products or other substances (x) within any interior areas of the Project, or (y) within two hundred feet (200’) of the main entrance of the Building or the main entrance of any of the adjacent buildings, or (z) within seventy-five feet (75’) of any other entryways into the Building.

17.                               Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

18.                               No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

2

19.                               No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

20.                               Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

21.                               Landlord will enforce the foregoing Rules and Regulations in a non-discriminatory manner and to the extent that it declines to enforce any of the foregoing Rules and Regulations with respect to any other tenant in the building, Landlord will not be entitled to enforce such Rules and Regulations with respect to Tenant.

22.                               To the extent that there is any inconsistency between the foregoing Rules and Regulations and the other terms of this Lease, the terms of this Lease will prevail.

3

EXHIBIT K

INTENTIONALLY OMITTED

1

EXHIBIT L-1

BUILDING ONE SUPERIOR RIGHTS HOLDERS

1

EXHIBIT L-2

BUILDING TWO SUPERIOR RIGHTS HOLDERS

1

EXHIBIT M

TENANT’S SIGNAGE

1

OFFICE LEASE

Hudson Rincon Center, LLC,

a Delaware limited liability company,

as Landlord,

and

salesforce.com, inc.,

a Delaware corporation

as Tenant.

i

Page

F	JANITORIAL SPECIFICATIONS

G	FORM ESTOPPEL

H	FORM LETTER OF CREDIT

I	MEMORANDUM OF LEASE

J	RULES AND REGULATIONS

K	INTENTIONALLY OMITTED

L-1	BUILDING ONE SUPERIOR RIGHTS HOLDERS

L-2	BUILDING TWO SUPERIOR RIGHTS HOLDERS

M	TENANT’S SIGNAGE

INDEX

Page(s)

2nd Floor Premises	1
3rd Floor Premises	1
4th Floor Premises	1
5th Floor Premises	1
Abatement Event	35
Accountant	30
Additional Rent	21
Advocate Arbitrators	17
Alterations	36
Ancillary Equipment	34
Arbitration Agreement	17
Base Rent	20
Base Rent Abatement Remedy	10
Base Year	21
Beneficial Occupancy Period	16
Blow Out Date	10
Blow Out Notice	10
Briefs	18
Brokers	64
Building	9
Building Common Areas,	9
Building Office Pool Direct Expenses	21
Building Structure	36
Building Systems	36
Casualty	41
Common Areas	9
Contemplated Effective Date	45
Contemplated Transfer Space	45
control	14
Cosmetic Alterations	37
Damage Termination Date	42
Damage Termination Notice	42
Estimate	29
Estimate Statement	29
Estimated Excess	29
Excess	29
Expense Year	21
First Offer Space	12
First Rebuttals	18
First Refusal Notice	11
First Refusal Space	10
First Refusal Space Amendment	11
Force Majeure	63
Ground Floor Premises	1
Hazardous Substance	31
Holding Over Damages	48
Holidays	33
HVAC	33
Intention to Transfer Notice	45
Interest Rate	60
Landlord	1
Landlord Parties	38
Landlord’s Initial Statement	18

Page(s)

Lease	1
Lease Term	15
Lease Year	15
Mail	63
Managing Member Interest	14
Market Area	16
Neutral Arbitrator	17
Nine Month Period	46
Notices	63
Operating Expenses	21
Option Term	16
Original Tenant	10
Other Tenant Improvements	67
Outside Agreement Date	17
Outside Delivery Date	10
Premises	1, 9
Project	9
Project Common Areas,	9
Proposition 13	26
Reassessment	28
Renovations	66
Rent	21
Review Period	30
Rincon Center	9
Ruling	18
Second Rebuttals	18
Statement	29
Subject Space	43
Suite 250 Premises	1
Suite 255 Premises	1
Summary	1
Superior Right Holders	11
Tax Expenses	26
Telecommunications Equipment	34
Tenant	1
Tenant Parties	39
Tenant Termination Date	19
Tenant Termination Notice	19
Tenant Termination Right	19
Tenant Work Letter	9
Tenant’s Initial Statement	18
Tenant’s Rebuttal Statement	18
Tenant’s Share	28
Termination Fee	19
Tranche I Premises	1
Tranche II Premises	1
Tranche III Premises	1
Transfer Notice	43
Transfer Premium	45
Transferee	43
Transfers	43

FIRST AMENDMENT TO OFFICE LEASE

This FIRST AMENDMENT TO OFFICE LEASE (“First Amendment”) is made and entered into as of April 20, 2016, by and between HUDSON RINCON CENTER, LLC, a Delaware limited liability company (“Landlord”), and salesforce.com, inc., a Delaware corporation (“Tenant”).

R E C I T A L S :

A.                                    Landlord and Tenant are parties to the Office Lease dated December 28, 2012 (the “Lease”), whereby Tenant leases space (the “Existing Premises”) containing approximately 235,733 rentable square feet of space (“RSF”) in the office building known as “One Rincon” located at 101 Spear Street, San Francisco, California 94105 (the “Building”).

B.                                    Tenant desires to expand the Existing Premises to include Suite 400 in the Building, containing approximately 23,683 RSF on the 4th floor of the Building (the “Expansion Premises”), as shown on Exhibit A attached hereto, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.

2.                                      Modification of Premises. Effective as of the date that is the later of (i) November 1, 2016, and (ii) the date that the Expansion Premises is delivered to Tenant in the condition required by this First Amendment (the “Expansion Commencement Date”) Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Premises. Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Premises. The Expansion Premises shall be deemed to be a part of the “Tranche II Premises”, as defined in Section 2.3 of the Summary to the Lease. Landlord and Tenant hereby acknowledge that such addition of the Expansion Premises to the Tranche II Premises shall, effective as of the Expansion Commencement Date, (a) increase the size of the Tranche II Premises to approximately 83,372 RSF, and (b) increase the size of the total Premises to approximately 259,416 RSF. The Existing Premises and the Expansion Premises may hereinafter collectively be referred to as the “Premises”.

3.                                      Expansion Term. The term of Tenant’s lease of the Expansion Premises (the “Expansion Term”) shall commence on the Expansion Commencement Date and shall expire coterminously with Tenant’s Lease of the Tranche II Premises on the “Tranche II Lease Expiration Date” as defined in Section 3.4 of the Summary to the Lease, unless sooner terminated as provided in the Lease, as hereby amended.

4.                                      Base Rent.

4.1.                            Existing Premises. Notwithstanding anything to the contrary in the Lease as hereby amended, Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the terms of the Lease.

4.2.                            Expansion Premises. Commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Expansion Premises as follows:

Period During		Monthly Installment	Annual Rental
Expansion Term	Annual Base Rent	of Base Rent	Rate per RSF
Expansion		Redacted
Commencement Date
– October 31, 2017

November 1, 2017 –
October 31, 2018

November 1, 2018 –
October 31, 2019

November 1, 2019 –
October 31, 2020

November 1, 2020 –
October 31, 2021

November 1, 2021 –
October 31, 2022

November 1, 2022 –
October 31, 2023

November 1, 2023 –
October 31, 2024

November 1, 2024 –
October 31, 2025

November 1, 2025 –
October 31, 2026

November 1, 2026 –
April 30, 2027

2

On or before the Expansion Commencement Date, Tenant shall pay to Landlord the Base Rent payable for the Expansion Premises for the first full month of the Expansion Term.

5.                                      Tenant’s Share of Building Direct Expenses.

5.1.                            Existing Premises. With respect to the Existing Premises, Tenant shall continue to pay Tenant’s Share of Building Office Pool Direct Expenses in accordance with the terms of Article 4 of the Lease.

5.2.                            Expansion Premises. Except as specifically set forth in this Section 5.2, commencing on the Expansion Commencement Date, Tenant shall pay Tenant’s Share of Building Office Pool Direct Expenses in connection with the Expansion Premises in accordance with the terms of Article 4 of the Lease, provided that with respect to the calculation of Tenant’s Share of Building Direct Expenses in connection with the Expansion Premises, the following shall apply:

5.2.1                     Tenant’s Share shall equal 8.9465%; and

5.2.2                     the Base Year shall be the calendar year 2017.

6.                                      Expansion Improvements.

6.1.                            Expansion Allowance. Landlord hereby grants Tenant an allowance (the “Expansion Allowance”) in the amount of Redacted per RSF of the Expansion Premises (i.e., Redacted for the 23,683 RSF of the Expansion Premises) to be used for the construction of improvements in the Expansion Premises, which construction and use of the Expansion Allowance shall be on all of the terms and conditions of the Tenant Work Letter attached to the Lease as Exhibit C (the “Tenant Work Letter”), provided that, with respect to the Expansion Premises, the following shall apply.

6.1.1                     The Tenant Improvement Allowance referenced in the Tenant Work Letter shall be deemed to refer to the Expansion Allowance.

6.1.2                     Landlord shall deliver the Expansion Premises to Tenant in its currently existing, “as-is” condition, and Landlord shall not be required to perform any “Landlord Work” or any other work related to the “Delivery Condition” as defined in the Tenant Work Letter with respect to the Expansion Premises.

6.1.3                     The “Outside Draw Date” with respect to the Expansion Allowance shall be the date that is eighteen (18) months after the Expansion Commencement Date (expected to be on or about May 1, 2018).

6.2.                            As-Is. Except as specifically set forth herein and in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement work or services

3

related to the improvement of the Expansion Premises, and Tenant shall accept the Expansion Premises in its presently existing, “as-is” condition. Notwithstanding the foregoing, (a) all of the Building Systems serving the Expansion Premises shall be in good order and operating condition; (b) the Common Areas (including, without limitation, the paths of travel and accessways to the Expansion Premises) shall be in compliance with applicable Laws to the extent required in order for Landlord to maintain any certificate of occupancy issued for the Building or Expansion Premises, and (c) the Expansion Premises shall be delivered to Tenant vacant and in broom clean condition. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp).

7.                                      Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than CBRE, Inc. (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 7 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

8.                                      Parking. The Parking Pass Ratio set forth in Section 9 of the Summary to the Lease shall apply to the Expansion Premises effective as of the Expansion Commencement Date.

9.                                      No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Premises and shall remain unmodified and in full force and effect.

[Signatures appear on the following page.]

4

EXHIBIT A

OUTLINE OF EXPANSION PREMISES

1

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed as of the date first set forth above.

“Landlord”

HUDSON RINCON CENTER, LLC,
a Delaware limited liability company

By:	Rincon Center Commercial, LLC,
a Delaware limited liability company,
its sole member

By:	Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

	By:	Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

		By:	/s/ Mark T. Lammas
		Name:	Mark T. Lammas
		Title:	Chief Operating Officer, Chief Financial Officer & Treasurer

“Tenant”

salesforce.com, inc.,
a Delaware corporation

By:	/s/ Amy E. Weaver
Name:	Amy E. Weaver
Title:	EVP & General Counsel

5

EXHIBIT B

FF&E

(See Attached)

B-1

EXHIBIT C

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:             , 2018

ISSUING BANK:

ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

SALESFORCE.COM, INC.
THE LANDMARK AT ONE MARKET, THIRD FLOOR
SAN FRANCISCO, CA 94105
ATTN: CORPORATE TREASURER

APPLICANT:

TWILIO INC
375 BEALE ST, 3RD FLOOR
SAN FRANCISCO, CALIFORNIA 94105
AMOUNT:                                                                                    US$          (             AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:

PLACE OF EXPIRATION: ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

LADIES AND GENTLEMEN:

WE HEREBY ISSUE IN THE FAVOR OF SALESFORCE.COM, INC., A DELAWARE CORPORATION (THE “BENEFICIARY”) OUR IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO.             FOR THE ACCOUNT OF [            ], A [            ] (“[            ]”), FOR THE SUM OF U.S. $[            ] (THE “LETTER OF CREDIT”), WHICH SUM IS AVAILABLE AGAINST THE BENEFICIARY’S SIGHT DRAFT(S) DRAWN ON US AND ACCOMPANIED BY A STATEMENT SIGNED BY BENEFICIARY WHICH STATEMENT SHALL READ AS FOLLOWS:

“WE HEREBY CERTIFY THAT THE BENEFICIARY IS ENTITLED TO DRAW UPON THIS LETTER OF CREDIT IN THE AMOUNT OF THE DRAFT SUBMITTED HEREWITH PURSUANT TO THAT CERTAIN SUBLEASE BETWEEN BENEFICIARY, AS SUBLANDLORD, AND [            ], AS SUBTENANT, AS THE SAME MAY HAVE BEEN AMENDED OR ASSIGNED.”

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT WILL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR PERIODS OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE.  IN THE EVENT WE DO NOT EXTEND THIS LETTER OF CREDIT, WE SHALL NOTIFY YOU IN WRITING BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED OR OVERNIGHT COUREIR SERVICE AT THE ABOVE LISTED ADDRESS, AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN PRESENT EXPIRATION DATE.

IN THE EVENT THAT WE NOTIFY YOU THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFT EXECUTED BY BENEFICIARY WITHOUT PRESENTATION OF THE FOREGOING STATEMENT OR ANY ADDITIONAL DOCUMENTATION.  IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND SEPTEMBER 28, 2028.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED.  APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00 AND MAXIMUM US$5,000.00) UNDER THIS LETTER OF CREDIT.  EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS ARE AUTHORIZED UNDER THIS LETTER OF CREDIT.

WE HEREBY AGREE THAT DRAFTS DRAWN IN ACCORDANCE WITH THE TERMS STIPULATED HEREIN WILL BE DULY HONORED UPON PRESENTATION AND DELIVERY OF DOCUMENTS AS SPECIFIED VIA OVERNIGHT COURIER SERVICE IF PRESENTED TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ON OR BEFORE                       , OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.  IF A CONFORMING DEMAND FOR PAYMENT IS PRESENTED BEFORE 10:00 A.M. PACIFIC TIME, PAYMENT SHALL BE MADE TO YOU OF THE AMOUNT DEMANDED IN IMMEDIATELY AVAILABLE FUNDS NOT LATER THAN 5:00 P.M. PACIFIC TIME ON THE FOLLOWING BUSINESS DAY.  IF A CONFORMING DEMAND FOR PAYMENT IS PRESENTED AFTER 10:00 A.M. PACIFIC TIME, PAYMENT SHALL BE MADE TO YOU OF THE AMOUNT DEMANDED IN IMMEDIATELY AVAILABLE FUNDS NOT LATER THAN 5:00 P.M. PACIFIC TIME ON THE SECOND BUSINESS DAY.  AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS.

EXCEPT SO FAR AS IS OTHERWISE STATED, THIS IRREVOCABLE LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590 (“ISP98”).  AS TO MATTERS NOT COVERED BY ISP98, THIS LETTER OF CREDIT SHALL BE SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

VERY TRULY YOURS,

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE